The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-132215
Subject to Completion. Dated May 21, 2007.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 21, 2007)

$775,110,000 Asset Backed Notes
Triad Automobile Receivables Trust 2007-A
Issuing Entity
Triad Financial Special Purpose LLC
Depositor

Sponsor and Servicer

You should carefully review the risk factors beginning on page S-10 of this prospectus supplement and page 4 of the accompanying prospectus.

The notes represent obligations of the issuing entity only and do not represent obligations of or interests in Triad Financial Corporation, Triad Financial Special Purpose LLC, or any of their affiliates.

	Principal			Final Scheduled
	Amount	Interest Rate		Distribution Date

Class A-1 Notes	$150,000,000		%	June 12, 2008
Class A-2 Notes	$278,000,000		%	March 14, 2011
Class A-3 Notes	$127,000,000		%	February 13, 2012
Class A-4 Notes	$220,110,000		%	February 12, 2014

Total	$775,110,000

	Price to	Underwriting	Proceeds to
	Public(1)	Discount	Depositor(2)

Class A-1 Notes	%	%	%
Class A-2 Notes	%	%	%
Class A-3 Notes	%	%	%
Class A-4 Notes	%	%	%

Total	$	$	$

(1)	Plus accrued interest, if any, from May 30, 2007.

(2)	Before expenses, estimated to be $875,000.

•	The notes are principally secured by the assets of the issuing entity, which consist primarily of motor vehicle installment sales contracts and installment loans that are secured by new and used automobiles and light-duty trucks. Substantially all of these contracts and loans are the obligations of non-prime credit quality obligors.

•	The issuing entity will pay interest and principal on the notes on the 12th day of each month, or, if the 12th is not a business day, the next business day, starting on June 12, 2007. The interest rate for each class of notes will be a fixed rate or a floating rate. If the issuing entity issues any floating rate notes, it will enter into a corresponding interest rate swap with Goldman Sachs Capital Markets, L.P. as the swap counterparty.

•	The issuing entity will generally pay principal on the Class A Notes sequentially to the earliest maturing class of Class A Notes then outstanding until paid in full, except in certain circumstances where principal payments will be made ratably.

•	Credit enhancement will consist of the financial guaranty insurance policy, excess interest on the automobile loans, a spread account and overcollateralization. Full and timely payment of interest and certain payments of principal on each of the Class A Notes will be insured under an unconditional and irrevocable financial guaranty insurance policy issued by Financial Security Assurance Inc. as described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Citi	Goldman, Sachs & Co.
Banc of America Securities LLC
Credit Suisse
Deutsche Bank Securities

Prospectus Supplement dated May   , 2007

You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document is true and correct only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the notes may be required to deliver a prospectus regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

•	We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus that provides general information, some of which may not apply to your series of notes and (2) this prospectus supplement that describes the specific terms of your series of notes.

•	This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

•	We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the accompanying prospectus provide the pages where these captions are located.

•	Capitalized terms used in this prospectus supplement have the meanings given to them in the Glossary.

Where You Can Find More Information

Triad Financial Special Purpose LLC, as depositor, has filed with the Securities and Exchange Commission, or the Commission, a registration statement (SEC File No. 333-132215) under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

Triad Financial Corporation, as servicer, will file with the Commission all annual, monthly and current Commission reports, reports on assessment of compliance with servicing criteria, registered public accounting firm attestation reports, servicer compliance statements, and other information about the issuing entity that are required to be filed.

A number of items are incorporated by reference into this prospectus supplement. See “Incorporation by Reference” in the accompanying prospectus for a description of incorporation by reference.

You can read and copy the registration statement, materials incorporated by reference and other materials filed with the Commission at the public reference room at the Commission at 100 F Street, N.E., Washington, DC 20549. You can obtain information about the public reference section by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items regarding companies that file electronically with the Commission. The address is http://www.sec.gov.

The consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Financial Security Assurance Holdings Ltd. with the Commission, are hereby incorporated by reference in this prospectus supplement:

(a) Annual Report on Form 10-K for the year ended December 31, 2006; and

(b) Quarterly Report on Form 10-Q for the period ended March 31, 2007 (unaudited).

All financial statements of Financial Security Assurance Inc. included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of the last document referred to above and before the termination of the offering of the Class A Notes shall be deemed incorporated by reference into this prospectus supplement.

ii

Copies of the consolidated financial statements of Financial Security Assurance Inc. incorporated by reference in this prospectus supplement are available, without charge, from Financial Security Assurance Inc.

The address of its administrative offices and the telephone number of its Managing Director, Investor Relations are 31 West 52nd Street, New York, New York 10019 and (212) 339-0861.

The depositor, on behalf of the issuing entity, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuing entity’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Reports to Noteholders

After the notes are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the securities and the automobile loans will be prepared by Triad Financial Corporation and sent on behalf of the issuing entity to the indenture trustee and Cede & Co. See “Description of the Purchase Agreements and the Trust Documents—Statements to Noteholders.”

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee may also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at http://www.sf.citidirect.com. The indenture trustee will forward a hard copy of the reports to each noteholder immediately after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at 1-800-422-2066. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Triad Financial Corporation, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The servicer and the issuing entity will file with the Commission all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K. Those reports will be filed with the Commission under file number 333-132215-03. Triad Financial Corporation will make all such reports available on their Internet website, located at http://www.triadfinancial.com.

iii

SUMMARY

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

The Issuing Entity

Triad Automobile Receivables Trust 2007-A, or the issuing entity, is a Delaware statutory trust. The issuing entity will issue the notes and be liable for their payment. The issuing entity’s principal asset will be a pool of non-prime automobile loans. Wilmington Trust Company is the owner trustee under the trust agreement.

The Depositor

Triad Financial Special Purpose LLC, or the depositor, is a Delaware limited liability company, which is a wholly-owned, special-purpose subsidiary of Triad Financial Corporation. The depositor will sell the automobile loans to the issuing entity.

The Residual Holder

Triad Financial Residual Special Purpose LLC, or the residual holder, is a Delaware limited liability company, which is a wholly-owned, special-purpose subsidiary of Triad Financial Corporation. The residual holder will hold the certificate issued by the issuing entity.

The Servicer and Sponsor

Triad Financial Corporation, or Triad, is a California corporation, which is a wholly-owned subsidiary of Triad Holdings Inc. Certain affiliates of Goldman, Sachs & Co., GTCR Golder Rauner, L.L.C. and Hunter’s Glen/Ford Ltd. are indirect equityholders of Triad Holdings Inc. Triad either purchased the automobile loans without recourse from automobile dealers and other third-party lenders or originated the automobile loans directly with consumers. Triad, or the servicer, will service the automobile loans on behalf of the issuing entity. Triad will sell the automobile loans to the depositor.

The Administrator

Triad will be the administrator of the issuing entity.

The Note Insurer

Financial Security Assurance Inc., or FSA, is a New York stock insurance company. FSA will issue a financial guaranty insurance policy for the benefit of the Class A Noteholders.

The Swap Counterparty

If the issuing entity issues floating rate notes, Goldman Sachs Capital Markets, L.P. will be the swap counterparty.

The Indenture Trustee

Citibank, N.A., or Citibank, is a national banking association organized under the laws of the United States. Citibank will be the indenture trustee and the backup servicer.

Cut-off Date

•	April 30, 2007. The issuing entity will receive amounts collected on the automobile loans after this date.

Closing Date

•	On or about May 30, 2007.

Description of the Securities

The issuing entity will issue four classes of its asset backed notes and a certificate. The notes are designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, or collectively, the Class A Notes, which we also refer to as the notes. The Class A Notes are being offered by this prospectus supplement and the related prospectus. The certificate is not offered by this prospectus supplement, and any reference to the certificate is made only to assist with the understanding of the Class A Notes.

Each class of Class A Notes will have the initial principal amounts and interest rates listed on the first page of this prospectus supplement.

The Class A-1 Notes will have a final scheduled distribution date of June 12, 2008, the Class A-2 Notes will have a final scheduled distribution date of March 14, 2011, the Class A-3 Notes will have a final scheduled distribution date of February 13, 2012 and the Class A-4 Notes will have a final scheduled distribution date of February 12, 2014.

The notes will initially be issued in book-entry form only in minimum denominations of $1,000 and integral multiples of $1,000.

You may hold your notes through DTC in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe.

The notes will be secured solely by the pool of automobile loans and the other assets of the issuing entity.

The Policy

On the day of the closing, FSA will issue a financial guaranty insurance policy, or the policy, for the benefit of the Class A Noteholders. Under this policy, FSA will unconditionally and irrevocably guarantee the following payments due on the Class A Notes:

•	interest due on the Class A Notes on each distribution date;

•	principal on the Class A Notes to the extent the principal amount of the Class A Notes would otherwise exceed the pool balance of the automobile loans as of the end of the prior calendar month, after taking into account all reductions in the principal amount of the Class A Notes funded from other sources; and

•	principal due on each class of the Class A Notes on its final scheduled distribution date, to the extent that the class is not paid in full on or prior to the final scheduled distribution date from other sources.

Distribution Dates

The distribution date will be the 12th day of each month, subject to the business day rule set forth below, commencing on June 12, 2007.

•	Business day rule:

If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

•	Record dates:

The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

Flow of Funds

On each distribution date, the indenture trustee will apply the issuing entity’s available funds in the following order of priority:

1.	to pay the monthly servicing fees to the servicer and, to the extent available, to pay to the servicer any amounts paid by the obligors during the preceding calendar month that did not relate to principal and interest payments due on the automobile loans, such as late payment fees, prepayment charges and other administrative charges;

2.	to pay the indenture trustee, owner trustee and backup servicer, if any, fees and other amounts, including indemnities owing to such parties subject to a maximum annual limit;

3.	to pay the swap counterparty, net payments (excluding swap termination payments, if any) then due to it under the swap agreements, as described in “Description of the Purchase Agreements and the Trust Documents—The Swap Agreements” in this prospectus supplement;

4.	to pay interest due on the Class A Notes, pari passu among all classes;

5.	to pay principal to the extent necessary to reduce the Class A Note principal balance to the pool balance, which amount will be distributed as described below under “—Principal”;

6.	to pay the remaining principal balance of any Class A Notes on the related final scheduled distribution date;

7.	to pay to FSA its insurance premium and any unreimbursed draws made by it under the policy and the swap policy;

8.	so long as no insurer default has occurred and is continuing, to pay to FSA other unpaid amounts owed to it under the insurance agreement;

9.	to pay principal on the Class A Notes in an amount generally equal to the amount described in clause (1) under the first paragraph under “—Principal” below and the amount described in such clause for each prior distribution date that was not previously distributed, which amount will be distributed as described below under “—Principal”;

10.	to fund a deposit into the spread account of the amount necessary to achieve a specified amount;

11.	to pay to FSA, if an insurer default has occurred and is continuing, any other unpaid amounts owed to it under the insurance agreement;

12.	to pay principal on the Class A Notes to achieve a specified amount of overcollateralization, or, if a cumulative net loss trigger event or an event of default under the insurance agreement has occurred and is continuing, to pay principal on the Class A Notes until they have been paid in full, which amount will be distributed as described below under “—Principal”;

13.	to pay the swap counterparty any other amounts owed under the swap agreements, including swap termination payments, if any, then due; and

14.	to make a payment of all remaining amounts to the certificateholder (which will initially be the residual holder).

Interest

The interest rate for each class of notes will be a fixed rate or a floating rate. We refer in this prospectus supplement to notes that bear interest at a floating rate as floating rate notes and notes that bear interest at a fixed rate as fixed rate notes.

Interest on the Class A-1 Notes and the floating rate notes, if any, will accrue at the interest rate for the related class from the previous distribution date to the day prior to the related distribution date. Interest on the fixed rate notes will accrue at the interest rate for the related class from and including the 12th day of the prior calendar month to but excluding the 12th day of the calendar month in which the related distribution date occurs. In the case of the first distribution date, interest begins to accrue for all of the Class A Notes on and including the day of the closing.

For each class of floating rate notes, if any, the issuing entity will enter into a corresponding interest rate swap, as described under “—The Swap Agreements” below.

Interest on the Class A-1 Notes and the floating rate notes, if any, will be calculated on an “actual/360” basis.

Interest on the fixed rate notes, other than the Class A-1 Notes will be calculated on a “30/360” basis.

Principal

Principal of the notes will generally be payable on each distribution date in an amount equal to:

(1)	100% of the reduction in the principal balance of the automobile loan pool during the prior calendar month, but not to exceed the amount necessary to achieve the required overcollateralization, plus

(2)	the amount of excess interest collected on the automobile loans during the prior calendar month, after paying interest on the notes, making payments of principal to the extent the Class A Notes are undercollateralized relative to the pool balance, paying other expenses, including, if the issuing entity issues floating rate notes, net swap payments (other than swap termination payments), if any, payable by the issuing entity and depositing the required amount to the spread account, but only as necessary to achieve the required overcollateralization, unless a cumulative net loss trigger event or an event of default under the insurance agreement shall have occurred, in which case all such remaining excess interest will be used to pay principal on the Class A Notes.

The outstanding principal amount of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

The Class A Notes are “sequential pay” classes that generally will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid in full;

•	once the Class A-1 Notes are paid in full, the Class A-2 Notes will be paid, until they are paid in full;

•	once the Class A-2 Notes are paid in full, the Class A-3 Notes will be paid, until they are paid in full; and

•	once the Class A-3 Notes are paid in full, the Class A-4 Notes will be paid, until they are paid in full.

Upon the occurrence of an event of default and an acceleration of the notes, however, all payments of principal will be made, first to the Class A-1 Notes until they have been paid in full, and then to the other classes of Class A Notes pro rata until those classes have been paid in full.

Application of Excess Cashflow

Because more interest is generally paid by the obligors than is necessary to pay the interest earned on the notes, there is expected to be excess cashflow each month. To the extent that the collections in any month are greater than the amount necessary to pay the issuing entity’s expenses, including, if the issuing entity issues floating rate notes, net swap payments (other than swap termination payments), if any, payable by the issuing entity, and principal and interest on the notes, the remaining amount will be available to maintain the required spread account amount and to make accelerated principal payments on the Class A Notes to create overcollateralization.

Overcollateralization

The overcollateralization amount is the amount by which the pool balance of the automobile loans exceeds the outstanding principal balance of the Class A Notes. As of the closing date, the overcollateralization amount will be 8.50% and will be represented by the certificate. The overcollateralization amount will be available to absorb any losses that the noteholders would otherwise incur.

If the spread account is at its targeted balance, excess interest collected on the automobile loans that is not used to offset losses on the automobile loans will be distributed in reduction of the principal amount of the Class A Notes until the overcollateralization target has been reached, which is when the overcollateralization amount on any distribution date equals 13.00% of the pool balance of the automobile loans at the end of the last day of the calendar month preceding the distribution date, provided that if no spread cap event and no event of default under the insurance agreement shall have occurred on the 12th, 18th, 24th and 30th distribution dates and cumulative net losses on the automobile loans are equal to or less than 4.00%, 6.75%, 8.75% and 10.75% of the original pool balance, respectively, then in each case the overcollateralization target will step down to 12.00%, 11.00%, 10.00% and 9.00%, at the respective distribution date.

Spread Account

The indenture trustee will hold a spread account for the benefit of the noteholders and FSA. An initial deposit of $16,942,299.22, which is approximately 2.00% of the pool balance as of the cut-off date, will be placed in the spread account on the closing date. On each distribution date, any collections remaining after paying the amounts described under clauses 1 through 9 above under “—Flow of Funds” will be deposited in the spread account until the balance in the spread account is at its targeted balance, which is equal to 2.00% of the principal balance of the automobile loans on the cut-off date, which is approximately $16,942,299.22 or, if a spread cap event has occurred and is continuing, 3.00% of the original pool balance.

The targeted balance may be increased upon the occurrence and continuation of certain events specified in the agreements.

Losses not covered by any credit enhancement will be allocated to the securities as described in “Description of the Purchase Agreements and the Trust Documents—Flow of Funds” in this prospectus supplement.

The Swap Agreements

If the issuing entity issues floating rate notes, the issuing entity will enter into a transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate with respect to each class of floating rate notes.

The interest rate swap transaction with respect to a class of floating rate notes will have an initial notional amount equal to the initial principal amount of that class of notes and the notional amount will decrease by the amount of any principal payments on that class.

In general, under each swap agreement, on each distribution date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate with respect to each interest rate swap transaction times the notional amount of the applicable interest rate swap transaction, and the swap counterparty will be obligated to pay the issuing entity a per annum floating interest rate payment based on One-Month LIBOR times the notional amount of the applicable interest rate swap transaction. If the Class A-4 Notes are floating rate notes, the per annum fixed rate payable by the issuing entity will be     %. Payments on the interest rate swap transactions will be exchanged on a net basis. Any net swap payments owed by the issuing entity to the swap counterparty on the interest rate swap transaction will rank higher in priority than all payments on the notes.

Each swap agreement may be terminated upon an event of default or a termination event specified in the swap agreement. If a swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds. Any swap termination payment will be subordinate to payments of principal and interest on the notes.

The issuing entity’s obligation to pay the swap counterparty any net swap payments and any other amounts due under the swap agreements is secured by the lien granted by the issuing entity under the indenture.

For a more detailed description of the interest rate swap agreements and the swap counterparty, see “Description of the Purchase Agreements and the Trust Documents—The Swap Agreements” and “The Swap Counterparty” in this prospectus supplement.

The Trust Assets

The issuing entity’s assets will principally include:

•	a pool of “non-prime” automobile loans, which are secured by new and used automobiles and light-duty trucks;

•	collections on the automobile loans received after the cut-off date;

•	an assignment of the security interests in the vehicles securing the automobile loans;

•	the loan files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the financed vehicles or the obligors;

•	an assignment of Triad’s rights against dealers and third-party lenders under agreements between Triad and the dealers and the third-party lenders;

•	the spread account;

•	rights under the transaction documents and, if the issuing entity issues floating rate notes, the swap agreements; and

•	all proceeds from the items described above.

In addition to the purchase of automobile loans from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described below under “—Redemption,” Triad may be required from time to time to reacquire automobile loans or substitute other automobile loans for automobile loans in connection with the breach of certain representations and warranties concerning the characteristics of the automobile loans as described under “Trust Agreements—Sale and Assignment of Automobile Loans” in the prospectus.

The Automobile Loan Pool

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers, or by third-party lenders, and then acquired by Triad or motor vehicle loans or note and security agreements originated by Triad or by third-party lenders directly with consumers and then acquired by Triad. The automobile loans were made primarily to individuals with limited credit histories or modest incomes or who have experienced prior credit difficulties.

Statistical Information

•	The statistical information in this prospectus supplement is based on the automobile loans in the pool as of the cut-off date, which is April 30, 2007.

•	As of the cut-off date, the automobile loans in the pool have:

—	an aggregate principal balance of $847,114,961.01;

—	a weighted average annual percentage rate of approximately 16.23%;

—	a weighted average original maturity of approximately 70.49 months;

—	a weighted average remaining maturity of approximately 63.49 months; and

—	individual remaining terms of not more than 73 months and not less than 0 months.

Servicing Fees

The issuing entity will pay monthly to the servicer, a basic servicing fee on each distribution date, which equals the product of one-twelfth and 2.25% of the aggregate principal balance of the automobile loans as of the opening of business on the first day of the related calendar month. In addition, the servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuing entity for various expenses such as repossession expenses.

Redemption

•	Optional redemption:

The notes may be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its “clean-up call” option to purchase the automobile loan pool. This can only occur after the pool balance declines to 10% or less of its original balance as of the cut-off date. The redemption price is equal to the unpaid principal amount of the notes of each class then outstanding plus accrued and unpaid interest and any amounts due and unpaid to the swap counterparty under the swap agreements.

•	Mandatory redemption:

If an event of default occurs under the indenture, the notes may be accelerated and become immediately due and payable at par plus accrued and unpaid interest. The indenture trustee may, with FSA’s consent, so long as FSA is not in default in making a required policy payment and is not insolvent, and will, at the direction of the controlling party, accelerate the notes. The controlling party is FSA, unless FSA is in default in making a required policy payment or is insolvent. The policy issued by FSA does not guarantee payment of any amounts that become due on an accelerated basis, unless FSA elects, in its sole discretion, to pay those amounts in whole or in part.

Federal Income Tax Consequences

For federal income tax purposes:

•	Kirkland & Ellis LLP, as tax counsel for the issuing entity, is of the opinion that the Class A Notes will be characterized as indebtedness and the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a Class A Note, you agree to treat the note as indebtedness.

•	Interest on the Class A Notes generally will be taxable as ordinary income:

—	when received by a holder using the cash method of accounting, and

—	when accrued by a holder using the accrual method of accounting.

•	Kirkland & Ellis LLP has prepared the discussion under “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the Class A Notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the Class A Notes may be purchased by pension, profit-sharing and other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code. Representatives of such plans should consult with counsel regarding the applicability of the provisions of ERISA and the Code to an investment in the Class A Notes. Each investor that purchases Class A Notes with assets of a plan subject to ERISA or Section 4975 of the Code will be deemed to represent and warrant that either a statutory exemption from the prohibited transaction provisions of ERISA or a U.S. Department of Labor prohibited transaction class exemption will apply to its purchase and continued holding of the Class A Notes.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended. A money market fund is encouraged to consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in the Class A-1 Notes satisfies the fund’s investment policies and objectives.

Rating of the Notes

The notes must receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc. in order to be issued:

Rating
Class	S&P	Moody’s

A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa

These ratings may be lowered, qualified or withdrawn at any time by the rating agencies. See “Ratings” in this prospectus supplement for more information about the ratings assigned to the Class A Notes.

SUMMARY OF TRANSACTION PARTIES*

*	This chart provides only a simplified overview of the relationships among the key parties to the transaction. Refer to this prospectus supplement and the accompanying prospectus for a further description.

**	See “Summary—Flow of Funds” for a description of the relative priorities of each class.

Flow of Funds*

RISK FACTORS

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

Geographic concentrations of automobile loans may increase concentration risks.	Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loans. As of the cut-off date, obligors with respect to approximately 22.12%, 9.46%, 6.81% and 6.19% of the automobile loans based on the automobile loans’ remaining principal balances were located in Texas, California, Florida and Georgia, respectively.

No other state accounts for more than 5.00% of the automobile loans based on the automobile loans’ remaining principal balances as of the cut-off date.

Regional factors, including earthquakes, floods, hurricanes, unemployment, changes in governmental rules or fiscal policies or terrorist acts, also may increase the delinquency or loss experience of the automobile loans. For example, obligors located in California are more likely to be affected by certain hazards (such as earthquakes or widespread fires) than obligors located in other parts of the country, and the occurrence of a natural disaster in California, contractions in key industries and declining real estate values may increase the delinquency or loan loss experience of the automobile loans related to obligors located in California. Economic conditions in Texas are likely to be adversely affected by contractions in the housing industry and declining real estate values.

The notes are asset-backed debt and issuing entity has only limited assets.	The sole sources for repayment of the notes are payments on the automobile loans, funds on deposit in cash accounts held by the indenture trustee, payments made under the policy and in the case of any floating rate notes, amounts payable to the issuing entity under the related swap agreement. Furthermore, if FSA defaults in its obligations under the policy, the issuing entity will depend on current collections on the automobile loans, amounts, if any, available in the spread account to make payments on the Class A Notes and in the case of any floating rate notes, amounts payable to the issuing entity under the related swap agreement.

We cannot predict the rate at which the notes will amortize.	Your notes may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile loans, without paying a penalty, at any time. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing automobile loans without prepaying the loans may also influence the rate of prepayments. In addition, under certain circumstances, Triad is obligated to purchase automobile loans as a result of breaches of representations or covenants. In any of these cases, the automobile loan pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

Second, the notes contain an overcollateralization feature that results in accelerated principal payments to noteholders and a faster amortization of the notes than of the automobile loans.

Finally, the servicer has the right to purchase the automobile loans when the pool balance is 10% or less of the original pool balance as of the cut-off date.

Ratings on Class A Notes are dependent upon FSA’s creditworthiness.	The ratings of the Class A Notes will depend primarily on the creditworthiness of FSA as the provider of the policy relating to the notes. If FSA’s claims-paying ability ratings are reduced, the rating agencies will reduce the ratings on the Class A Notes. This reduction would likely reduce the liquidity and market price of the Class A Notes.

Your rights under the indenture are limited unless an insurer default has occurred.	So long as FSA is not in default in making a required policy payment and is not insolvent, following an event of default under the indenture, it will have the sole power to declare the notes immediately due and payable. Following the declaration, the indenture trustee will continue to be entitled to submit claims under and in accordance with the policy so that scheduled payments due on the Class A Notes continue to be made. Following an event of default under the indenture, FSA will control the exercise of remedies and may, at its option, but without the obligation, elect to cause the liquidation of the assets of the issuing entity, in whole or in part, so long as the liquidation would result in the payment in full of the outstanding principal amount of and any accrued interest on the notes or under certain circumstances, FSA covers any shortfall with payments under the policy.

Obligors have little equity in their financed vehicles which may result in more severe losses.	For most of the automobile loans, the original principal amount of the automobile loan exceeded the cost of the related financed vehicle. Even in cases where the obligor was required to make a down payment from the obligor’s own funds, those obligors may have no equity in their vehicles. The lack of any equity in their vehicles may make it more likely that those obligors will default. In addition, if an obligor defaults and the vehicle is repossessed, the issuing entity is likely to suffer a loss.

The current conflict in the Middle East may cause limitations on interest payments and repossessions.	Under the Servicemembers Civil Relief Act, as amended, or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status. It is possible that the current events in the Middle East may affect the servicer’s ability to collect full amounts of interest on some of the automobile loans. In addition, pursuant to the laws of various states, including California, under certain circumstances, payments on automobile loans by residents in such states who are called into active duty with the National Guard or the reserves may be deferred. These state laws may also limit the ability of the servicer to repossess the related vehicle. This could result in delays or reductions in payments and increased losses on the automobile loans. For more information, please see “Risk Factors—Limitations on interest payments and repossessions may cause losses on your investment” in the accompanying prospectus.

Payments on notes may be affected by matters relating to the swap agreements.	If the issuing entity issues floating rate notes, the issuing entity will enter into an interest rate swap transaction under an interest rate swap agreement with respect to each class of floating rate notes because the automobile loans owned by the issuing entity bear interest at fixed rates while the floating rate notes will bear interest at floating rates and an additional source of funds may be necessary to ensure that all payments are made on notes during periods when the interest rate on the floating rate notes has risen. The issuing entity will use payments made by the swap counterparty to make required payments on each distribution date.

During those periods in which the floating rates payable by the swap counterparty under the swap agreements are greater than the fixed rates payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay any net swap payment and collections on the automobile loans and funds on deposit in the spread account are insufficient to make payments of interest on the notes and if FSA fails to make any payment required under the policy, then you may experience delays or reductions in the interest and principal payments on your notes, even if your notes are not floating rate notes.

During those periods in which the floating rates payable by the swap counterparty under the swap agreements are less than the fixed rates payable by the issuing entity, the issuing entity will be obligated to make net swap payments to the swap counterparty. The issuing entity’s obligations to pay net swap payments to the swap counterparty are secured by the trust property. If any net swap payment is due to the swap counterparty on a payment date and there are insufficient collections on the automobile loans and insufficient funds on deposit in the spread account to make payments of interest and principal on the notes and if FSA fails to make any payment required under the policy, then you may experience delays or reductions in the interest and principal payments on your notes, even if your notes are not floating rate notes.

Each swap agreement generally may not be terminated except upon, among other things, failure of either party to the swap agreement to make payments when due, insolvency of either party to the swap agreement, illegality, the occurrence of certain tax events, including certain tax events upon the merger of either the swap counterparty or the issuing entity, failure of the swap counterparty to assign the swap agreement to an eligible counterparty if the swap counterparty determines that it is required to provide any financial information to comply with Regulation AB, or failure of the swap counterparty to post collateral, assign the swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the swap agreement. Depending on the timing of and reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under a swap agreement, the issuing entity may not have sufficient funds available to enter into a replacement swap agreement. If this occurs, the amount available to pay principal and interest on the notes will be reduced to the extent the interest rate on the floating rate notes exceeds the applicable fixed rate the issuing entity would have been required to pay the swap counterparty under the related swap agreement.

If a swap agreement is terminated and no replacement swap agreement is entered into and collections on the automobile loan contracts and funds on deposit in the spread account are insufficient to make payments of interest and principal on your notes and FSA fails to make required payments under the policy, you may experience delays or reductions in the interest and principal payments on your notes, even if your notes are not floating rate notes.

USE OF PROCEEDS

The issuing entity will use the net proceeds from the issuance of the notes to:

•	purchase the automobile loans from the depositor; and

•	fund the spread account initial deposit.

THE SERVICER AND SPONSOR

Triad Financial Corporation is a California corporation, wholly-owned by Triad Holdings Inc. Certain affiliates of Goldman, Sachs & Co., GTCR Golder Rauner, L.L.C. and Hunter’s Glen/Ford Ltd., which we collectively refer to as the equity sponsors, are indirect equityholders of Triad Holdings Inc. Triad was incorporated in California on May 19, 1989. Triad originates or purchases and services automobile loans. Triad’s executive offices are located at 7711 Center Avenue, Suite 100, Huntington Beach, California 92647 and its telephone number is (714) 373-8300. For more information regarding Triad, see “The Sponsor and Servicer” in the accompanying prospectus.

Since August 2002, Triad has serviced one private and seven public non-prime motor vehicle receivable securitizations sponsored by Triad having original pool balances ranging from approximately $468 million to $1.2 billion. Triad has grown its total owned and securitized receivables from approximately $849.6 million at December 31, 1999 to approximately $3.8 billion at December 31, 2004, approximately $3.9 billion at December 31, 2005 and approximately $4.5 billion at December 31, 2006. As of March 31, 2007, Triad’s total portfolio of owned and securitized receivables was approximately $4.3 billion.

THE DEPOSITOR AND THE RESIDUAL HOLDER

The depositor, Triad Financial Special Purpose LLC, a Delaware limited liability company, was formed on July 16, 2002 and is a wholly-owned subsidiary of Triad. The principal executive offices of the depositor are located at 7711 Center Avenue, Suite 390, Huntington Beach, California 92647 and its telephone number is (714) 373-8300. The depositor was organized for the limited purpose of purchasing automobile loans from Triad, transferring such automobile loans to third parties and issuers of asset-backed securities (such as the issuing entity), and retaining subordinated securities issued in these transactions.

The residual holder, Triad Financial Residual Special Purpose LLC, a Delaware limited liability company, was formed on April 15, 2005 and is a wholly-owned subsidiary of Triad. The principal executive offices of the residual holder are located at 7711 Center Avenue, Suite 390, Huntington Beach, California 92647 and its telephone number is (714) 373-8300. The residual holder was organized for the limited purpose of, from time to time, borrowing money, or the Residual Loans, from each of Citigroup Capital Markets Realty Corp. and Goldman Sachs Mortgage Company, or the Residual Lenders. The residual holder is obligated to secure the Residual Loans by pledging, assigning and transferring to the Residual Lenders all right, title and interest of the residual holder in, to and under (a) all residual interest collateral, if any, and subordinated note collateral, if any, related to certain securitizations of Triad; (b) certain securities issued in connection with asset-backed securitizations sponsored by Triad or any of its subsidiaries; (c) certain additional collateral; (d) all books and records pertaining to the foregoing collateral; and (e) all proceeds and distributions and other amounts realized in respect to the foregoing collateral.

Each of the depositor and the residual holder has taken steps to make it unlikely that a bankruptcy proceeding will result in consolidation of the assets and liabilities of the depositor, the residual holder or the issuing entity with those of Triad. These steps include the creation of the depositor and the residual holder as separate, limited-purpose subsidiaries with certain limitations, including:

•	restrictions on the nature of the depositor’s and the residual holder’s respective businesses;

•	a requirement that at least one director or manager qualifies under the articles of incorporation or certificate of organization as an “independent director” or an “independent manager”; and

•	a restriction on each of the depositor’s and residual holder’s ability to voluntarily declare bankruptcy without the prior unanimous affirmative vote of all of its directors or manager (including the independent director or manager).

However, there can be no assurance that the activities of the depositor or the residual holder would not result in a court concluding that the assets and liabilities of the depositor or the residual holder should be consolidated with those of Triad in a bankruptcy proceeding.

THE ISSUING ENTITY

The issuing entity is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuing entity will not engage in any activity other than:

•	acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

•	issuing the Class A Notes and the certificate, which represents the residual interest in the issuing entity;

•	making payments on the notes and the certificate;

•	entering into, from time to time, interest rate swaps with respect to the classes of floating rate securities, including those securities retained by the residual holder or an affiliate of the residual holder; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company at the address listed below under “The Owner Trustee.”

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Automobile Loans	$847,114,961.01
Spread Account	$16,942,299.22

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$150,000,000
Class A-2 Asset Backed Notes	$278,000,000
Class A-3 Asset Backed Notes	$127,000,000
Class A-4 Asset Backed Notes	$220,110,000

Total	$775,110,000

The issuing entity’s fiscal year ends on December 31.

THE OWNER TRUSTEE

Wilmington Trust Company is the owner trustee. It is a Delaware banking corporation with trust powers incorporated in 1903. Its principal offices are located at 1100 N. Market Street, Wilmington, Delaware 19890. Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving auto receivables. Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee. Triad and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates.

The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee’s liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.

THE INDENTURE TRUSTEE

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London.

Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2007, Citibank’s Agency & Trust group manages in excess of $3.9 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide.

Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2007, Citibank, N.A. acts as indenture trustee and/or paying agent for approximately 63 various asset-backed trusts supported by auto loans or leases.

Citibank, N.A.’s address is (i) solely for purposes of the transfer, surrender or exchange of the Class A Notes, 111 Wall Street, 15th Floor Window, New York, New York 10005, Attn: Corporate Trust Services - Triad 2007-A, and (ii) for all other purposes, 388 Greenwich Street, 14th Floor, New York, New York 10013, Attn: Structured Finance Agency and Trust—Triad 2007-A.

Triad and its affiliates may maintain normal commercial banking or investment banking relations with the indenture trustee and its affiliates.

For a description of the indenture trustee’s duties and responsibilities under the indenture and the sale and servicing agreement see “Description of the Notes” and “Description of the Purchase Agreements and the Trust Documents” in this prospectus supplement.

THE TRUST PROPERTY

The trust property will include, among other things, the following:

•	non-prime motor vehicle installment sales contracts and installment loans secured by new and used automobiles and light-duty trucks;

•	monies received for the automobile loans after the cut-off date;

•	amounts that may be held in the note distribution account, the collection account or the spread account;

•	an assignment of the security interests of Triad and the depositor in the financed vehicles;

•	an assignment of Triad’s rights against dealers under agreements between Triad and dealers;

•	an assignment of Triad’s rights against third-party lenders under agreements between Triad and third-party lenders;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	the automobile loan files;

•	other rights under the transaction documents, including the swap agreements, if any; and

•	proceeds of the above items.

The trust property also will include an assignment of the rights against Triad for breaches of representations and warranties under a purchase agreement. On the date of issuance of the notes, Triad will sell the automobile loans to the depositor and the depositor will sell the automobile loans to the issuing entity.

The automobile loans were originated by Triad or by motor vehicle dealers and third-party lenders according to Triad’s credit policies for assignment to Triad. The automobile loans originated by dealers and third-party lenders have been assigned to Triad and evidence the financing made to the obligors. Triad’s agreements with the dealers and third-party lenders who originate the automobile loans may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

Under the indenture, the issuing entity will grant a security interest in the trust property to the indenture trustee on the noteholders’ behalf, for the benefit of FSA in support of the obligations owed to FSA and for the benefit of the swap counterparty in support of the obligations owed to the swap counterparty. Any proceeds of the trust property will be distributed according to the indenture. FSA will be entitled to the distributions only after payment of certain amounts owed to, among others, the noteholders have been made.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail vehicle installment sales contracts and loans.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail vehicle installment sales contracts and loans. The indenture trustee is an affiliate of Citigroup Global Markets Inc., one of the underwriters.

The depositor, the sponsor, the servicer and the issuing entity are not affiliates of FSA. FSA is a credit enhancement provider with respect to two of the sponsor’s other currently outstanding public securitization transactions.

If the issuing entity issues floating rate notes, Goldman Sachs Capital Markets, L.P. will be the swap counterparty. Goldman Sachs Capital Markets, L.P. and Goldman Sachs & Co., an underwriter for the notes, are affiliates and have engaged in transactions with each other involving securitizations. Certain affiliates of Goldman Sachs Capital Markets, L.P. and Goldman Sachs & Co. are indirect equityholders of Triad Holdings Inc., the parent company of the sponsor.

The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of retail automobile installment sale contracts and loans.

TRIAD’S AUTOMOBILE FINANCING PROGRAM

For a description of Triad’s Automobile Financing Program, see “The Company’s Automobile Financing Program” in the prospectus.

THE AUTOMOBILE LOANS

Triad purchased the automobile loans from manufacturer-franchised and independent motor vehicle dealers and third-party lenders, and has originated loans directly to consumers. The automobile loans were made to non-prime credit quality obligors with less than perfect credit due to various factors, including:

•	the manner in which they have handled previous credit;

•	the limited extent of their prior credit history; and/or

•	their limited financial resources.

Eligibility Criteria

The automobile loans were selected from Triad’s portfolio of automobile loans based on several criteria, including those specified under “The Automobile Loans” in the prospectus and the following criteria, as of the cut-off date:

(a) each automobile loan had a remaining maturity of not more than 73 months and not less than 0 months;

(b) each automobile loan had an original maturity of not more than 73 months;

(c) each automobile loan had a remaining Principal Balance of at least $1,000 and not more than $54,000;

(d) each automobile loan has an annual percentage rate of at least 5.90% and not more than 26.00%;

(e) no automobile loan was more than 30 days past due;

(f) no obligor has been identified on the records of Triad as being the subject of a current bankruptcy proceeding; and

(g) neither Triad nor the depositor believes that it has selected the automobile loans in a manner that is adverse to the interests of FSA or the noteholders.

Composition

The information presented in this prospectus supplement is based on a pool of automobile loans as of the cut-off date, which is April 30, 2007. As of the cut-off date, the automobile loans had an aggregate principal balance of $847,114,961.01.

No expenses incurred in connection with the selection and acquisition of the automobile loans are to be payable from the offering proceeds.

The automobile loan pool’s composition and distribution by APR, geographic location and vehicle model year as of the cut-off date are detailed in the following tables:

Composition of the Automobile Loans
as of the Cut-off Date

	New	Used	Total

Aggregate Principal Balance	$170,699,211.26	$676,415,749.75	$847,114,961.01
Number of Automobile Loans	9,426	44,743	54,169
Percentage of Aggregate Principal Balance	20.15%	79.85%	100.00%
Average Principal Balance	$18,109.40	$15,117.80	$15,638.37
Range of Principal Balances	($1,004.23 to $48,148.29)	($1,000.85 to $53,071.33)	($1,000.85 to $53,071.33)
Weighted Average FICO Score(1)	570	574	573
Range of FICO Scores	(385 to 831)	(387 to 834)	(385 to 834)
Weighted Average APR	15.97%	16.30%	16.23%
Range of APRs	(5.90% to 24.95%)	(5.90% to 25.99%)	(5.90% to 25.99%)
Weighted Average Remaining Term	63.03 months	63.61 months	63.49 months
Range of Remaining Terms	(0 to 73 months)	(0 to 73 months)	(0 to 73 months)
Weighted Average Original Term	71.94 months	70.13 months	70.49 months
Range of Original Terms	(36 to 73 months)	(36 to 73 months)	(36 to 73 months)

(1)	The FICO score of an obligor is calculated as the average of all available FICO scores at the time of application. A FICO score is a measurement determined by Fair, Issac & Company using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as FICO scores, is one of several factors that may be used by the originator in its credit scoring system to assess the credit risk associated with each applicant. See “The Company’s Automobile Financing Program—Underwriting” in the accompanying prospectus for more information. Additionally, FICO scores are based on independent third party information, the accuracy of which cannot be determined. FICO scores should not necessarily be relied upon as a meaningful predictor of the performance of the automobile loans.

Distribution of the Automobile Loans by APR
as of the Cut-off Date

				% of Pool by
	Number of	Percentage of	Aggregate Principal	Aggregate Principal
APR Range	Contracts	Contracts(1)	Balance	Balance(1)

5.000% - 5.999%	298	0.55%	$6,004,049.51	0.71%
6.000% - 6.999%	380	0.70%	$6,842,730.14	0.81%
7.000% - 7.999%	845	1.56%	$17,023,248.72	2.01%
8.000% - 8.999%	853	1.57%	$16,781,742.50	1.98%
9.000% - 9.999%	832	1.54%	$17,095,572.39	2.02%
10.000% - 10.999%	923	1.70%	$17,907,652.56	2.11%
11.000% - 11.999%	1,373	2.53%	$23,065,731.74	2.72%
12.000% - 12.999%	2,075	3.83%	$34,220,706.48	4.04%
13.000% - 13.999%	2,281	4.21%	$36,535,658.90	4.31%
14.000% - 14.999%	3,403	6.28%	$52,314,966.16	6.18%
15.000% - 15.999%	4,950	9.14%	$78,475,395.27	9.26%
16.000% - 16.999%	7,332	13.54%	$116,906,558.62	13.80%
17.000% - 17.999%	11,354	20.96%	$178,536,473.54	21.08%
18.000% - 18.999%	8,436	15.57%	$131,255,196.30	15.49%
19.000% - 19.999%	4,466	8.24%	$61,751,751.60	7.29%
20.000% - 20.999%	2,352	4.34%	$29,191,371.42	3.45%
21.000% - 21.999%	1,270	2.34%	$14,977,628.52	1.77%
22.000% - 22.999%	479	0.88%	$5,340,789.76	0.63%
23.000% - 23.999%	232	0.43%	$2,648,708.74	0.31%
24.000% - 24.999%	32	0.06%	$225,858.96	0.03%
25.000% - 25.999%	3	0.01%	$13,169.18	(2)

Total	54,169	100.00%	$847,114,961.01	100.00%

(1)	Percentages may not sum to 100% because of rounding.

(2)	Less than 0.005%.

Distribution of the Automobile Loans by Geographic Location of Obligor as of
the Cut-off Date

				% of Pool by
	Number of	Percentage of	Aggregate	Aggregate Principal
State (by Obligor Location)	Contracts	Contracts(1)	Principal Balance	Balance(1)

Texas	11,156	20.59%	$187,341,811.47	22.12%
California	5,902	10.90%	$80,150,659.25	9.46%
Florida	3,668	6.77%	$57,698,411.85	6.81%
Georgia	3,197	5.90%	$52,428,046.52	6.19%
Illinois	2,456	4.53%	$36,979,652.86	4.37%
Ohio	2,357	4.35%	$35,649,017.72	4.21%
North Carolina	2,077	3.83%	$32,405,404.18	3.83%
Pennsylvania	1,541	2.84%	$25,726,483.80	3.04%
Maryland	1,563	2.89%	$24,807,178.27	2.93%
South Carolina	1,357	2.51%	$21,152,406.19	2.50%
Indiana	1,342	2.48%	$21,118,876.08	2.49%
New York	1,176	2.17%	$19,372,308.88	2.29%
Missouri	1,227	2.27%	$18,932,877.56	2.23%
Washington	1,111	2.05%	$16,566,149.77	1.96%
Virginia	1,121	2.07%	$16,358,217.38	1.93%
Colorado	1,035	1.91%	$16,243,783.17	1.92%
Michigan	1,101	2.03%	$15,564,875.07	1.84%
Arizona	929	1.72%	$14,902,046.87	1.76%
Nevada	887	1.64%	$14,451,534.16	1.71%
New Jersey	851	1.57%	$12,170,436.73	1.44%
Kentucky	814	1.50%	$12,116,164.27	1.43%
Tennessee	770	1.42%	$11,243,442.23	1.33%
Arkansas	504	0.93%	$8,740,319.16	1.03%
Oklahoma	505	0.93%	$8,278,801.52	0.98%
Mississippi	477	0.88%	$7,969,467.08	0.94%
Alabama	458	0.85%	$7,663,622.25	0.90%
Kansas	407	0.75%	$6,343,370.83	0.75%
Nebraska	390	0.72%	$6,204,223.29	0.73%
Utah	378	0.70%	$5,940,850.25	0.70%
Minnesota	406	0.75%	$5,919,818.49	0.70%
Oregon	368	0.68%	$5,676,303.28	0.67%
Iowa	353	0.65%	$5,259,002.72	0.62%
Massachusetts	335	0.62%	$5,105,774.20	0.60%
New Mexico	272	0.50%	$4,614,368.76	0.54%
West Virginia	270	0.50%	$4,287,076.03	0.51%
Wyoming	164	0.30%	$2,946,294.52	0.35%
Idaho	193	0.36%	$2,851,741.44	0.34%
District of Columbia	140	0.26%	$2,276,770.09	0.27%
Connecticut	127	0.23%	$2,121,144.50	0.25%
South Dakota	142	0.26%	$2,120,085.98	0.25%
Delaware	121	0.22%	$1,863,881.77	0.22%
New Hampshire	102	0.19%	$1,534,036.33	0.18%
Maine	87	0.16%	$1,443,460.88	0.17%
Montana	66	0.12%	$1,021,089.44	0.12%

				% of Pool by
	Number of	Percentage of	Aggregate	Aggregate Principal
State (by Obligor Location)	Contracts	Contracts(1)	Principal Balance	Balance(1)

Vermont	56	0.10%	$775,816.48	0.09%
Rhode Island	51	0.09%	$764,808.95	0.09%
North Dakota	48	0.09%	$721,713.42	0.09%
Louisiana	40	0.07%	$535,175.88	0.06%
Wisconsin	28	0.05%	$325,472.59	0.04%
Other	20	0.04%	$198,093.07	0.02%
Alaska	7	0.01%	$124,318.57	0.01%
Hawaii	16	0.03%	$108,274.96	0.01%

Total	54,169	100.00%	$847,114,961.01	100.00%

(1)	Percentages may not sum to 100% because of rounding.

Distribution of the Automobile Loans by Vehicle
Model Year as of the Cut-off Date

				% of Pool by
	Number of	Percentage of	Aggregate Principal	Aggregate Principal
Vehicle Model Year	Contracts	Contracts(1)	Balance	Balance(1)

1994	3	0.01%	$7,233.88	(2)
1995	6	0.01%	$20,536.25	(2)
1996	55	0.10%	$157,544.38	0.02%
1997	286	0.53%	$1,108,481.84	0.13%
1998	747	1.38%	$3,102,945.92	0.37%
1999	1,935	3.57%	$9,933,995.28	1.17%
2000	2,814	5.19%	$20,386,718.50	2.41%
2001	4,389	8.10%	$43,518,707.21	5.14%
2002	6,436	11.88%	$78,761,578.91	9.30%
2003	8,276	15.28%	$129,928,294.67	15.34%
2004	7,408	13.68%	$132,175,412.47	15.60%
2005	7,006	12.93%	$124,781,149.31	14.73%
2006	10,019	18.5%	$198,567,787.29	23.44%
2007	4,772	8.81%	$104,272,003.23	12.31%
2008	17	0.03%	$392,571.87	0.05%

Total	54,169	100.00%	$847,114,961.01	100.00%

(1)	Percentages may not sum to 100% because of rounding.

(2)	Less than 0.005%.

The obligor under each of the automobile loans is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor’s total payment amount equals the amount financed plus finance charges for the automobile loan’s entire term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan as of its origination date.

Under a simple interest automobile loan, the amount of an obligor’s fixed level installment payment that is allocated to interest is equal to the product of the fixed interest rate on the loan (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding loan payment. The remainder of the obligor’s payment amount is allocated to reduce the principal amount financed.

YIELD AND PREPAYMENT CONSIDERATIONS

Prepayments can be made on any of the automobile loans at any time. If prepayments are received on the automobile loans, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled. Prepayments on the automobile loans may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan.

The rate of prepayments on the automobile loans may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan may sell or transfer that automobile until that automobile loan is paid in full. Triad believes that the weighted average life of the automobile loans will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on Triad’s assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the automobile loans will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loans. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

Prepayments on automobile loans can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of automobile loans in a pool of loans. ABS also assumes that all of the automobile loans in a pool are the same size, that all of those automobile loans amortize at the same rate, and that, for every month that any individual automobile loan is outstanding, payments on that particular automobile loan will either be made as scheduled or the automobile loan will be prepaid in full. For example, in a pool originally containing 10,000 automobile loans, if a 1% ABS were used, that would mean that 100 automobile loans would prepay in full each month. The percentage of prepayments that is assumed for ABS is not an historical description of prepayment experience on pools of automobile loans or a prediction of the anticipated rate of prepayment on either the pool of automobile loans involved in this transaction or on any pool of automobile loans. You should not assume that the actual rate of prepayments on the automobile loans will be in any way related to the percentage of prepayments that we assume for ABS.

The tables below which are captioned “Percentage of Initial Note Principal Balance at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

•	the trust property includes 15 pools of automobile loans with the characteristics set forth in the following table, which have been prepared on the basis of the characteristics of the automobile loans on the cut-off date;

•	all prepayments on the automobile loans each month are made in full at the specified constant percentage of ABS and there are no defaults, losses, repurchases or extensions;

•	each scheduled monthly payment on the automobile loans is made on the last day of each month and each month has 30 days;

•	the initial principal amounts of each class of notes are equal to the initial principal amounts set forth on the cover of this prospectus supplement;

•	interest accrues on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes at a fixed interest rate of 5.313%, 5.30%, 5.21%, and 5.26% per annum, respectively, and no floating rate notes are issued;

•	payments on the notes are made on the 12th day of each month commencing in June 2007;

•	the notes are purchased on the closing date of May 30, 2007;

•	the scheduled monthly payment for each automobile loan was calculated on the basis of the characteristics described in the following table and in such a way that each automobile loan would amortize in a manner that will be sufficient to repay the principal balance of that automobile loan by its indicated remaining term to maturity;

•	except as otherwise specified, the servicer exercises its “clean-up call” option to purchase the automobile loans at the earliest opportunity;

•	on the 12th, 18th, 24th and 30th distribution dates, the overcollateralization target steps down to 12.00%, 11.00%, 10.00% and 9.00%, respectively;

•	accelerated principal will be paid on each class of the notes on each distribution date until the first distribution date on which the specified overcollateralization level is achieved; and

•	the difference between the gross APR and the net APR is equal to the base servicing fee due to the servicer and the fees due to FSA.

			Original Term to	Remaining Term to
	Aggregate Principal		Maturity	Maturity
Pool	Balance	Gross APR	(in months)	(in months)

1	$719,148.86	9.930%	36	35
2	$317,967.14	14.426%	36	32
3	$58,317.17	15.606%	37	29
4	$4,231,651.20	13.594%	48	47
5	$5,354,551.36	16.809%	48	44
6	$932,889.58	17.805%	48	40
7	$20,038,305.81	15.524%	60	59
8	$31,740,227.43	17.594%	60	55
9	$16,066,327.44	18.377%	60	24
10	$13,668,966.32	17.427%	66	65
11	$27,095,435.13	18.094%	66	61
12	$13,304,922.55	18.139%	66	29
13	$263,529,624.07	14.347%	72	71
14	$367,471,535.79	17.040%	72	68
15	$82,585,091.16	16.934%	72	42

Total	$847,114,961.01

The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loans will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loan pool will prepay at a constant level of ABS throughout its life. Moreover, the automobile loans have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loans are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

The percentages in the tables have been rounded to the nearest whole number. As used in the tables that follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date;

•	adding the results; and

•	dividing the sum by the related initial principal amount of the note.

The calculation in the row in each of the tables below labeled “Weighted Average Life (years) to Call” assumes that the servicer exercises its “clean-up call” option to purchase the automobile loans on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life (years) to Maturity” assumes that the servicer does not exercise its “clean-up call” option to purchase the automobile loans.

Percentage of Initial Note Principal Balance
at Various ABS Percentages

	Class A-1 Notes
Distribution Date	0.50%	1.50%	1.70%	2.00%	2.50%

Closing Date	100%	100%	100%	100%	100%
June 12, 2007	85%	79%	77%	74%	64%
July 12, 2007	72%	59%	55%	49%	31%
August 12, 2007	59%	39%	34%	26%	0%
September 12, 2007	46%	20%	15%	5%	0%
October 12, 2007	35%	7%	*	0%	0%
November 12, 2007	27%	0%	0%	0%	0%
December 12, 2007	19%	0%	0%	0%	0%
January 12, 2008	11%	0%	0%	0%	0%
February 12, 2008	3%	0%	0%	0%	0%
March 12, 2008	0%	0%	0%	0%	0%
Weighted Average Life (years) to Call	0.33	0.20	0.18	0.16	0.11
Weighted Average Life (years) to Maturity	0.33	0.20	0.18	0.16	0.11

*	Greater than 0% but less than 0.5%.

Percentage of Initial Note Principal Balance
at Various ABS Percentages

	Class A-2 Notes
Distribution Date	0.50%	1.50%	1.70%	2.00%	2.50%

Closing Date	100%	100%	100%	100%	100%
June 12, 2007	100%	100%	100%	100%	100%
July 12, 2007	100%	100%	100%	100%	100%
August 12, 2007	100%	100%	100%	100%	99%
September 12, 2007	100%	100%	100%	100%	87%
October 12, 2007	100%	100%	100%	93%	76%
November 12, 2007	100%	97%	92%	85%	66%
December 12, 2007	100%	90%	85%	76%	56%
January 12, 2008	100%	83%	77%	67%	46%
February 12, 2008	100%	76%	70%	59%	36%
March 12, 2008	97%	69%	62%	51%	27%
April 12, 2008	93%	63%	55%	42%	19%
May 12, 2008	91%	58%	50%	36%	14%
June 12, 2008	87%	52%	43%	29%	6%
July 12, 2008	82%	45%	36%	21%	0%
August 12, 2008	78%	39%	30%	14%	0%
September 12, 2008	74%	33%	23%	7%	0%
October 12, 2008	69%	27%	17%	*	0%
November 12, 2008	67%	22%	12%	0%	0%
December 12, 2008	62%	16%	6%	0%	0%
January 12, 2009	58%	11%	0%	0%	0%
February 12, 2009	54%	5%	0%	0%	0%
March 12, 2009	49%	0%	0%	0%	0%
April 12, 2009	45%	0%	0%	0%	0%
May 12, 2009	42%	0%	0%	0%	0%
June 12, 2009	38%	0%	0%	0%	0%
July 12, 2009	33%	0%	0%	0%	0%
August 12, 2009	29%	0%	0%	0%	0%
September 12, 2009	24%	0%	0%	0%	0%
October 12, 2009	20%	0%	0%	0%	0%
November 12, 2009	17%	0%	0%	0%	0%
December 12, 2009	13%	0%	0%	0%	0%
January 12, 2010	9%	0%	0%	0%	0%
February 12, 2010	5%	0%	0%	0%	0%
March 12, 2010	*	0%	0%	0%	0%
April 12, 2010	0%	0%	0%	0%	0%
Weighted Average Life (years) to Call	1.81	1.10	1.00	0.85	0.64
Weighted Average Life (years) to Maturity	1.81	1.10	1.00	0.85	0.64

*	Greater than 0% but less than 0.5%.

Percentage of Initial Note Principal Balance
at Various ABS Percentages

	Class A-3 Notes
Distribution Date	0.50%	1.50%	1.70%	2.00%	2.50%

Closing Date	100%	100%	100%	100%	100%
June 12, 2007	100%	100%	100%	100%	100%
July 12, 2007	100%	100%	100%	100%	100%
August 12, 2007	100%	100%	100%	100%	100%
September 12, 2007	100%	100%	100%	100%	100%
October 12, 2007	100%	100%	100%	100%	100%
November 12, 2007	100%	100%	100%	100%	100%
December 12, 2007	100%	100%	100%	100%	100%
January 12, 2008	100%	100%	100%	100%	100%
February 12, 2008	100%	100%	100%	100%	100%
March 12, 2008	100%	100%	100%	100%	100%
April 12, 2008	100%	100%	100%	100%	100%
May 12, 2008	100%	100%	100%	100%	100%
June 12, 2008	100%	100%	100%	100%	100%
July 12, 2008	100%	100%	100%	100%	99%
August 12, 2008	100%	100%	100%	100%	84%
September 12, 2008	100%	100%	100%	100%	69%
October 12, 2008	100%	100%	100%	100%	54%
November 12, 2008	100%	100%	100%	89%	42%
December 12, 2008	100%	100%	100%	74%	28%
January 12, 2009	100%	100%	99%	60%	14%
February 12, 2009	100%	100%	86%	48%	*
March 12, 2009	100%	98%	73%	36%	0%
April 12, 2009	100%	86%	61%	25%	0%
May 12, 2009	100%	77%	51%	16%	0%
June 12, 2009	100%	66%	40%	4%	0%
July 12, 2009	100%	55%	28%	0%	0%
August 12, 2009	100%	44%	17%	0%	0%
September 12, 2009	100%	33%	6%	0%	0%
October 12, 2009	100%	23%	0%	0%	0%
November 12, 2009	100%	14%	0%	0%	0%
December 12, 2009	100%	4%	0%	0%	0%
January 12, 2010	100%	0%	0%	0%	0%
February 12, 2010	100%	0%	0%	0%	0%
March 12, 2010	100%	0%	0%	0%	0%
April 12, 2010	91%	0%	0%	0%	0%
May 12, 2010	82%	0%	0%	0%	0%
June 12, 2010	73%	0%	0%	0%	0%
July 12, 2010	63%	0%	0%	0%	0%
August 12, 2010	54%	0%	0%	0%	0%
September 12, 2010	45%	0%	0%	0%	0%
October 12, 2010	35%	0%	0%	0%	0%

	Class A-3 Notes
Distribution Date	0.50%	1.50%	1.70%	2.00%	2.50%

November 12, 2010	26%	0%	0%	0%	0%
December 12, 2010	18%	0%	0%	0%	0%
January 12, 2011	10%	0%	0%	0%	0%
February 12, 2011	2%	0%	0%	0%	0%
March 12, 2011	0%	0%	0%	0%	0%
Weighted Average Life (years) to Call	3.28	2.20	2.00	1.74	1.44
Weighted Average Life (years) to Maturity	3.28	2.20	2.00	1.74	1.44

*	Greater than 0% but less than 0.5%.

Percentage of Initial Note Principal Balance
at Various ABS Percentages

	Class A-4 Notes
Distribution Date	0.50%	1.50%	1.70%	2.00%	2.50%

Closing Date	100%	100%	100%	100%	100%
June 12, 2007	100%	100%	100%	100%	100%
July 12, 2007	100%	100%	100%	100%	100%
August 12, 2007	100%	100%	100%	100%	100%
September 12, 2007	100%	100%	100%	100%	100%
October 12, 2007	100%	100%	100%	100%	100%
November 12, 2007	100%	100%	100%	100%	100%
December 12, 2007	100%	100%	100%	100%	100%
January 12, 2008	100%	100%	100%	100%	100%
February 12, 2008	100%	100%	100%	100%	100%
March 12, 2008	100%	100%	100%	100%	100%
April 12, 2008	100%	100%	100%	100%	100%
May 12, 2008	100%	100%	100%	100%	100%
June 12, 2008	100%	100%	100%	100%	100%
July 12, 2008	100%	100%	100%	100%	100%
August 12, 2008	100%	100%	100%	100%	100%
September 12, 2008	100%	100%	100%	100%	100%
October 12, 2008	100%	100%	100%	100%	100%
November 12, 2008	100%	100%	100%	100%	100%
December 12, 2008	100%	100%	100%	100%	100%
January 12, 2009	100%	100%	100%	100%	100%
February 12, 2009	100%	100%	100%	100%	100%
March 12, 2009	100%	100%	100%	100%	92%
April 12, 2009	100%	100%	100%	100%	85%
May 12, 2009	100%	100%	100%	100%	78%
June 12, 2009	100%	100%	100%	100%	71%
July 12, 2009	100%	100%	100%	96%	64%
August 12, 2009	100%	100%	100%	90%	57%
September 12, 2009	100%	100%	100%	84%	51%
October 12, 2009	100%	100%	97%	78%	44%
November 12, 2009	100%	100%	93%	73%	38%
December 12, 2009	100%	100%	88%	67%	0%
January 12, 2010	100%	97%	82%	62%	0%
February 12, 2010	100%	92%	77%	56%	0%
March 12, 2010	100%	86%	72%	51%	0%
April 12, 2010	100%	81%	67%	46%	0%
May 12, 2010	100%	76%	62%	41%	0%
June 12, 2010	100%	71%	58%	37%	0%
July 12, 2010	100%	67%	53%	0%	0%
August 12, 2010	100%	62%	49%	0%	0%
September 12, 2010	100%	58%	44%	0%	0%
October 12, 2010	100%	54%	40%	0%	0%

	Class A-4 Notes
Distribution Date	0.50%	1.50%	1.70%	2.00%	2.50%

November 12, 2010	100%	50%	37%	0%	0%
December 12, 2010	100%	46%	0%	0%	0%
January 12, 2011	100%	42%	0%	0%	0%
February 12, 2011	100%	39%	0%	0%	0%
March 12, 2011	97%	35%	0%	0%	0%
April 12, 2011	92%	0%	0%	0%	0%
May 12, 2011	88%	0%	0%	0%	0%
June 12, 2011	83%	0%	0%	0%	0%
July 12, 2011	79%	0%	0%	0%	0%
August 12, 2011	74%	0%	0%	0%	0%
September 12, 2011	70%	0%	0%	0%	0%
October 12, 2011	65%	0%	0%	0%	0%
November 12, 2011	61%	0%	0%	0%	0%
December 12, 2011	56%	0%	0%	0%	0%
January 12, 2012	52%	0%	0%	0%	0%
February 12, 2012	48%	0%	0%	0%	0%
March 12, 2012	44%	0%	0%	0%	0%
April 12, 2012	39%	0%	0%	0%	0%
May 12, 2012	35%	0%	0%	0%	0%
June 12, 2012	0%	0%	0%	0%	0%
Weighted Average Life (years) to Call	4.60	3.41	3.13	2.77	2.27
Weighted Average Life (years) to Maturity	4.72	3.60	3.30	2.89	2.36

Delinquency and Loan Loss Information

The following tables provide information relating to Triad’s delinquency and loan loss experience for each period indicated with respect to all automobile loans it has originated or purchased and serviced, or Triad’s Managed Portfolio. As of December 31, 2006 and March 31, 2007, Triad’s Managed Portfolio, as measured by principal balance of automobile loans serviced, was comprised of approximately 89.3% and 92.5% owned (not securitized) and approximately 10.7% and 7.5% previously securitized automobile loans, respectively. The information in the following tables includes the experience with respect to all automobile loans in Triad’s Managed Portfolio, including automobile loans which do not meet the criteria for selection of automobile loans acquired by the issuing entity for this transaction. All dollar amounts provided in the following tables are in thousands.

Triad defines delinquency as 10% or more of a scheduled automobile loan payment being past due based on the contractual due date of the underlying loan and the period of delinquency is based on the number of days that payments are contractually past due. Amounts shown in the delinquency table below do not include loans that are less than 31 days delinquent. With respect to the Loan Loss Experience table, it is the policy of Triad to charge off a loan that becomes 120 days delinquent or is classified as a non-performing asset. In April 2004, Triad changed its charge-off policy such that all owned (not securitized) loans which are more than 120 days delinquent are charged off (unless the related financed vehicle has been repossessed within 120 days), regardless of whether an obligor under the owned loan has filed for bankruptcy. Prior to April 2004, loans that had not been securitized and that were in bankruptcy were cured through the bankruptcy process or, if deemed uncollectible, were charged off or repossessed when the loan was discharged from bankruptcy. An adjustment is made to the estimated charge off amount when the actual loss is realized through liquidation of the repossessed financed vehicle.

Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Due to the target customer base, a relatively high percentage of accounts become delinquent at some point in the life of the loan. Furthermore, a relatively high rate of account movement occurs between current and delinquent status in the portfolio.

During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of a default on an automobile loan. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because Triad focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the related automobile loans are higher than those experienced in the general automobile finance industry and could be dramatically affected by a general economic downturn.

We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust property.

Delinquency Experience(1)

	At March 31,		At December 31,
	2007		2006		2005		2004		2003		2002
	Number of		Number of		Number of		Number of		Number of		Number of
	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount	Contracts	Amount

Portfolio at end of period	309,559	$4,312,656	320,361	$4,517,369	288,934	$3,866,535	288,732	$3,844,771	268,070	$3,487,513	245,193	$3,175,500
Period of Delinquency(2)
31-60 days	21,267	$284,804	24,601	$321,688	22,978	$275,483	20,859	$248,044	21,886	$260,963	21,030	$261,310
61-90 days	4,688	58,282	6,948	85,784	5,693	60,597	6,230	67,769	6,460	72,466	6,098	73,222
91 days or more	1,967	22,287	2,559	29,518	2,122	20,722	2,283	22,647	6,576	68,460	6,174	73,805

Total Delinquencies	27,922	$365,373	34,108	$436,990	30,793	$356,802	29,372	$338,460	34,922	$401,889	33,302	$408,337
Repossessed Assets	2,334	18,229	2,862	21,891	2,446	21,634	3,039	30,363	2,831	25,466	4,107	24,126

Total Delinquencies and Repossessed Assets	30,256	$383,602	36,970	$458,881	33,239	$378,436	32,411	$368,823	37,753	$427,355	37,409	$432,463

Total Delinquencies as a Percentage of the Portfolio	9.0%	8.5%	10.6%	9.7%	10.7%	9.2%	10.2%	8.8%	13.0%	11.5%	13.6%	12.9%
Total Repossessed Assets as a Percentage of the Portfolio	0.8%	0.4%	0.9%	0.5%	0.8%	0.6%	1.1%	0.8%	1.1%	0.7%	1.7%	0.8%
Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio	9.8%	8.9%	11.5%	10.2%	11.5%	9.8%	11.2%	9.6%	14.1%	12.3%	15.3%	13.6%

(1)	Dollar amounts in thousands.

(2)	Delinquencies include bankruptcies. Bankruptcies represent 2.0%, 1.8%, 0.6%, 0.8%, 0.4% and 0.4% of outstanding principal for the years ended December 31, 2002, 2003, 2004, 2005, 2006 and for the three months ended March 31, 2007, respectively.

Loan Loss Experience(1)

	Three Months
	Ended		Year Ended December 31,
	March 31, 2007		2006	2005	2004	2003	2002

Period-End Principal Outstanding	$4,312,656		$4,517,369	$3,866,535	$3,844,771	$3,487,513	$3,175,500
Average Month-End Amount Outstanding During the Period	$4,335,773		$4,264,133	$3,795,030	$3,729,373	$3,335,822	$2,985,969
Net Charge-Offs(2)	$71,623		$246,392	$231,653	$280,333	$278,830	$255,547
Net Charge-Offs as a Percentage of Period-End Principal Outstanding	6.6	%(3)	5.5%	6.0%	7.3%	8.0%	8.0%
Net Charge-Offs as a Percentage of Average Month-End Amount Outstanding(4)	6.6	%(3)	5.8%	6.1%	7.5%	8.4%	8.6%

(1)	Dollar amounts in thousands.

(2)	Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed vehicles, refunds of unearned premiums from credit life, credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances.

(3)	On an annualized basis.

(4)	In April 2004, we changed our charge-off policy such that all owned loans which are more than 120 days delinquent are charged off (unless the related financed vehicle has been repossessed within 120 days), regardless of whether an obligor under the owned loan has filed for bankruptcy. Previously, we charged-off owned loans with bankrupt obligors upon resolution of their bankruptcy cases or repossessed when the loan was discharged from bankruptcy. As a result of this change, net charge-offs for the year ended December 31, 2004 included a one-time charge-off of $32.6 million for loans over 120 days delinquent with obligors who had filed for bankruptcy but whose bankruptcy cases had not yet been resolved. Excluding this one-time charge-off, our net charge-offs as a percentage of average month-end amount outstanding would have been 6.6% for the year ended December 31, 2004.

STATIC POOL DATA

Static Pool Information About Certain Previous Securitizations

The following tables and the Internet web site found at http://www.triadfinancial.com/absdata, which we refer to as the static pool website, sets forth in tabular format static pool information regarding delinquencies, cumulative losses and prepayments for securitized pools of automobile loans. This static pool information is presented for the securitized pool in each prior securitization sponsored by Triad during the last five years. The term securitized pool refers to the securitized pool of automobile loans as of the related cut-off date.

The characteristics of automobile loans included in these prior securitized pools, as well as the social, economic and other conditions existing at the time when those automobile loans were originated and repaid, may vary materially from the characteristics of the automobile loans in this securitized pool and the social, economic and other conditions existing at the time when the automobile loans in this securitized pool were originated and that will exist when the automobile loans in the current securitized pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of this securitized pool.

The following tables and static pool website include the following summary information for each of the prior securitized pools:

•	number of pool assets;

•	original pool balance;

•	average receivable balance;

•	weighted average interest rate;

•	weighted average original term;

•	weighted average remaining term;

•	weighted average FICO score;

•	product type (new/used vehicles);

•	distribution of automobile loans by interest rate; and

•	geographic distribution of automobile loans of the top five states.

The characteristics of each securitized pool described above are based on the securitized pool of automobile loans as of the related cut-off date, other than the 2002-A pool, which is based on statistical information.

The information on the static pool website will be unrestricted as to access and free of charge. The information described above will remain on the static pool website for a period of not less than five years. If a subsequent update or change is made to that information, the date of that update or change will be clearly indicated on the static pool website. Information in the following tables and on the static pool website relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement.

The following tables contain performance data as of April 30, 2007 on pools of automobile loans included in Triad’s nine prior public securitizations (2002-A, 2003-A, 2003-B, 2004-A, 2005-A, 2005-B, 2006-A, 2006-B and 2006-C). Information on these pools includes the following:

(1)  Pool summaries including the summary information listed above under “—Static Pool Information About Certain Previous Securitizations”;

(2)  Monthly net cumulative losses as a percentage of original pool balance;

(3)  Monthly delinquencies greater than 30 days as a percentage of end of month pool balance;

(4)  Monthly delinquencies of 31-60 days as a percentage of end of month pool balance;

(5)  Monthly delinquencies of 61-90 days as a percentage of end of month pool balance;

(6)  Monthly delinquencies greater than 90 days as a percentage of end of month pool balance; and

(7)  ABS speed.

Pool Summaries

	2002-A(1)		2003-A(3)		2003-B		2004-A		2005-A

Number of Automobile Loans in Pool	57,626		65,308		62,342		42,748		71,265
Original Pool Balance	$879,121,025.72		$1,001,149,138.34		$1,024,700,567.30		$736,545,272.80		$1,200,000,000.18
Average Receivable Balance	$15,255.63		$15,329.66		$16,436.76		$17,229.94		$16,838.56
Weighted Average Interest Rate	18.05%		17.64%		16.35%		16.02%		16.08%
Weighted Average Original Term	64.62		65.74		67.01		67.51		68.36
Weighted Average Remaining Term	59.55		58.75		62.84		64.37		61.92
Weighted Average FICO	561		567		575		576		574
Product Type: New Vehicle %	20.76%		22.88%		35.81%		38.05%		26.17%
Product Type: Used Vehicle %	79.24%		77.12%		64.19%		61.95%		73.83%
Dist. of Automobile Loans by Interest Rate (% of Original Pool)
<10.000%	(2)		(2)		1.66%		1.48%		0.57%
10.000% — 12.999%	6.28%		6.70%		10.14%		12.96%		9.68%
13.000% — 16.999%	27.33%		34.01%		48.95%		52.70%		59.13%
17.000% — 19.999%	43.64%		41.83%		31.50%		27.24%		26.68%
> or equal to 20.000%	22.75%		17.46%		7.74%		5.61%		3.94%
Geographic Distribution of Automobile Loans: (Top 5 States)	29.52	% - CA	27.57	% - CA	16.77	% - CA	20.23	% - CA	18.09	% - CA
	15.15	% - TX	14.79	% - TX	14.25	% - TX	15.16	% - TX	14.35	% - TX
	6.50	% - FL	6.90	% - FL	7.32	% - FL	7.51	% - IL	8.97	% - FL
	4.55	% - GA	4.93	% - GA	6.82	% - IL	7.10	% - FL	6.12	% - IL
	4.02	% - IL	4.85	% - IL	5.78	% - NY	4.53	% - GA	5.27	% - MD

	2005-B		2006-A		2006-B		2006-C		2007-A

Number of Automobile Loans in Pool	58,153		50,206		53,654		70,756		54,169
Original Pool Balance	$984,025,812.24		$894,062,892.41		$984,416,394.26		$1,174,434,488.81		$847,114,961.01
Average Receivable Balance	$16,921.32		$17,807.89		$18,347.49		$16,598.37		$15,638.37
Weighted Average Interest Rate	16.14%		16.36%		17.22%		17.31%		16.23%
Weighted Average Original Term	68.66		69.44		69.82		70.16		70.49
Weighted Average Remaining Term	62.74		66.65		68.01		65.81		63.49
Weighted Average FICO	573		569		567		567		573
Product Type: New Vehicle %	25.69%		23.66%		22.75%		23.56%		20.15%
Product Type: Used Vehicle %	74.31%		76.34%		77.25%		76.44%		79.85%
Dist. of Automobile Loans by Interest Rate (% of Original Pool)
<10.000%	0.55%		0.34%		0.98%		1.50%		7.53%
10.000% — 12.999%	10.27%		13.12%		4.36%		3.65%		8.88%
13.000% — 16.999%	57.19%		50.78%		39.43%		33.16%		33.55%
17.000% — 19.999%	27.43%		26.70%		45.10%		52.40%		43.86%
> or equal to 20.000%	4.57%		9.05%		10.14%		9.29%		6.19%
Geographic Distribution of Automobile Loans: (Top 5 States)	19.36	% - CA	18.71	% - CA	21.46	% - TX	23.65	% - TX	22.12	% - TX
	13.63	% - TX	15.65	% - TX	11.85	% - CA	10.28	% - CA	9.46	% - CA
	9.00	% - FL	9.84	% - FL	9.30	% - FL	7.30	% - FL	6.81	% - FL
	5.28	% - IL	4.55	% - GA	5.74	% - GA	5.86	% - GA	6.19	% - GA
	4.69	% - MD	4.09	% - AZ	4.54	% - OH	4.42	% - OH	4.37	% - IL

(1)	The statistical information in the 2002-A prospectus supplement is based on the automobile loans in the pool as of the statistical calculation date which was July 15, 2002. The statistical distribution of the characteristics of the automobile loans as of the cut-off date, which was July 31, 2002, varies somewhat from the statistical distribution of those characteristics as of the statistical calculation date, although the variance is not material. As of the cut-off date, which was July 31, 2002, the original pool balance was $879,123,207.32. The servicer exercised its “clean-up call” option with respect to the 2002-A transaction in July 2006 and redeemed all outstanding 2002-A notes in August 2006.

(2)	Less than 0.005%.

(3)	The servicer exercised its “clean-up call” option with respect to the 2003-A transaction in January 2007 and redeemed all outstanding 2003-A notes in February 2007.

Monthly Net Cumulative Loss Rates(1)
(as a % of Original Pool Balance)
As of April 30, 2007

Months From Issuance	2002-A	2003-A	2003-B	2004-A	2005-A	2005-B	2006-A	2006-B	2006-C

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.02%	0.01%	0.02%	0.03%	0.03%	0.04%	0.05%	0.02%
3	0.04%	0.08%	0.05%	0.08%	0.12%	0.15%	0.16%	0.22%	0.20%
4	0.26%	0.30%	0.25%	0.26%	0.38%	0.47%	0.35%	0.70%	0.67%
5	0.57%	0.71%	0.51%	0.56%	0.73%	0.90%	0.57%	1.30%	1.25%
6	0.96%	1.20%	0.82%	0.94%	1.09%	1.37%	0.84%	2.01%	1.79%
7	1.38%	1.62%	1.13%	1.33%	1.56%	1.78%	1.20%	2.58%	2.22%
8	1.88%	2.09%	1.40%	1.78%	1.98%	2.12%	1.64%	3.19%
9	2.37%	2.58%	1.66%	2.15%	2.39%	2.44%	2.03%	3.69%
10	2.75%	3.09%	2.01%	2.59%	2.69%	2.68%	2.42%	4.05%
11	3.24%	3.58%	2.31%	3.00%	2.95%	2.93%	2.80%	4.40%
12	3.79%	4.04%	2.70%	3.37%	3.14%	3.23%	3.22%	4.66%
13	4.33%	4.40%	3.09%	3.67%	3.35%	3.51%	3.63%
14	4.79%	4.82%	3.42%	3.95%	3.60%	3.94%	4.02%
15	5.29%	5.16%	3.81%	4.19%	3.91%	4.34%	4.31%
16	5.79%	5.53%	4.20%	4.44%	4.26%	4.72%	4.63%
17	6.26%	5.92%	4.52%	4.77%	4.63%	5.05%
18	6.75%	6.34%	4.84%	5.10%	4.96%	5.44%
19	7.18%	6.73%	5.04%	5.44%	5.26%	5.80%
20	7.55%	7.21%	5.22%	5.82%	5.58%	6.14%
21	7.89%	7.63%	5.43%	6.16%	5.86%	6.43%
22	8.19%	8.06%	5.68%	6.48%	6.12%	6.61%
23	8.51%	8.47%	6.00%	6.74%	6.32%
24	8.87%	8.80%	6.30%	6.93%	6.49%
25	9.25%	9.03%	6.61%	7.15%
26	9.58%	9.26%	6.88%	7.29%
27	9.97%	9.45%	7.11%	7.42%
28	10.26%	9.66%	7.34%	7.59%
29	10.62%	9.90%	7.48%	7.74%
30	10.91%	10.14%	7.59%	7.97%
31	11.21%	10.41%	7.67%	8.20%
32	11.42%	10.65%	7.76%	8.41%
33	11.57%	10.91%	7.91%	8.56%
34	11.68%	11.16%	8.06%	8.75%
35	11.85%	11.33%	8.23%	8.88%
36	12.01%	11.46%	8.38%	9.01%
37	12.21%	11.54%	8.51%	9.09%
38	12.44%	11.60%	8.60%	9.17%
39	12.59%	11.65%	8.72%
40	12.76%	11.74%	8.82%
41	12.93%	11.83%	8.93%
42	13.05%	11.96%	8.98%
43	13.15%	12.06%	9.00%
44	13.20%	12.17%
45	13.23%	12.12%
46	13.26%	12.20%
47	13.32%	12.27%
48	13.38%	(2)
49	(2)

(1)	The monthly net cumulative loss percentage is calculated by dividing the cumulative net dollars charged off, which is the gross principal balance charged off for any automobile loan less any recoveries received, over the original pool balance of the automobile loans.

(2)	The servicer exercised its “clean-up call” option with respect to the 2002-A transaction in July 2006 and redeemed all outstanding 2002-A notes in August 2006. The servicer exercised its “clean-up call” option with respect to the 2003-A transaction in January 2007 and redeemed all outstanding 2003-A notes in February 2007.

Monthly Delinquencies Greater than 30 Days
(as a % of End of Month Pool Balance)(1)
As of April 30, 2007

Months From Issuance	2002-A	2003-A	2003-B	2004-A	2005-A	2005-B	2006-A	2006-B	2006-C

1	1.39%	2.01%	1.97%	1.60%	2.76%	2.93%	2.65%	2.34%	3.58%
2	3.20%	3.72%	3.71%	2.59%	4.14%	4.93%	2.90%	4.38%	6.06%
3	4.63%	5.42%	5.68%	3.83%	5.66%	6.02%	3.52%	6.42%	8.24%
4	5.64%	6.73%	5.59%	5.08%	6.55%	7.41%	4.59%	7.69%	8.72%
5	7.34%	7.57%	5.00%	6.03%	6.97%	7.91%	6.21%	8.48%	7.84%
6	6.92%	8.07%	4.97%	6.57%	7.86%	8.89%	6.80%	9.20%	8.77%
7	6.70%	8.76%	4.91%	6.92%	8.40%	8.29%	7.81%	9.55%	10.86%
8	7.12%	8.54%	5.59%	6.82%	8.76%	7.01%	7.75%	9.90%
9	7.64%	8.95%	6.55%	7.43%	8.32%	6.36%	7.95%	9.10%
10	8.42%	10.11%	7.19%	8.54%	6.83%	6.90%	8.72%	8.27%
11	9.44%	9.79%	7.64%	8.51%	6.15%	8.25%	9.51%	9.31%
12	9.55%	8.26%	7.89%	7.28%	6.97%	8.45%	10.37%	11.84%
13	9.83%	8.27%	7.84%	7.40%	8.41%	9.98%	10.18%
14	10.29%	8.03%	8.47%	7.59%	9.09%	9.96%	9.14%
15	10.19%	9.29%	10.17%	9.00%	10.24%	10.15%	9.74%
16	10.91%	10.25%	9.88%	10.02%	10.04%	10.97%	11.63%
17	12.13%	11.04%	8.27%	10.74%	10.18%	11.53%
18	11.11%	11.78%	7.92%	11.25%	10.88%	12.31%
19	9.12%	12.05%	8.39%	11.34%	11.39%	11.57%
20	9.01%	12.04%	9.86%	11.94%	12.10%	10.41%
21	9.20%	12.62%	10.92%	11.94%	11.32%	10.60%
22	9.94%	13.68%	11.69%	12.47%	10.26%	12.50%
23	11.16%	12.74%	11.85%	11.90%	10.36%
24	11.73%	11.03%	12.03%	9.57%	12.38%
25	12.39%	11.22%	12.50%	8.43%
26	12.53%	11.46%	12.75%	9.44%
27	12.33%	13.07%	13.35%	10.87%
28	12.98%	14.12%	12.41%	11.40%
29	14.31%	14.81%	9.76%	12.71%
30	13.90%	15.12%	9.05%	12.39%
31	11.51%	15.50%	10.17%	12.44%
32	11.13%	16.02%	11.76%	12.85%
33	11.71%	15.87%	12.28%	13.58%
34	13.46%	16.69%	13.70%	13.78%
35	14.79%	15.22%	13.83%	12.85%
36	15.58%	12.57%	13.92%	11.54%
37	16.02%	11.90%	14.19%	11.55%
38	16.57%	12.89%	14.35%	13.64%
39	16.59%	14.97%	14.93%
40	16.96%	15.65%	14.29%
41	17.91%	17.15%	12.50%
42	16.51%	16.74%	12.63%
43	13.22%	17.06%	14.41%
44	12.34%	17.24%
45	14.03%	17.73%
46	15.39%	18.31%
47	16.99%	16.93%
48	19.04%	(2)
49	(2)

(1)	The monthly delinquency percentage is calculated by dividing the total remaining principal balance of automobile loans greater than 30 days past due by the end of the month principal balance of the total pool of automobile loans.

(2)	The servicer exercised its “clean-up call” option with respect to the 2002-A transaction in July 2006 and redeemed all outstanding 2002-A notes in August 2006. The servicer exercised its “clean-up call” option with respect to the 2003-A transaction in January 2007 and redeemed all outstanding 2003-A notes in February 2007.

Monthly Delinquencies of 31-60 Days
(as a % of End of Month Pool Balance)(1)
As of April 30, 2007

Months From Issuance	2002-A	2003-A	2003-B	2004-A	2005-A	2005-B	2006-A	2006-B	2006-C

1	1.37%	1.98%	1.93%	1.54%	2.65%	2.88%	2.58%	2.23%	3.48%
2	2.83%	3.18%	3.16%	2.05%	3.47%	4.01%	2.29%	3.46%	4.83%
3	3.46%	4.00%	4.39%	2.85%	4.38%	4.28%	2.75%	4.53%	5.86%
4	3.92%	4.77%	3.80%	3.51%	4.74%	5.24%	3.60%	5.10%	5.73%
5	5.01%	5.25%	3.24%	4.01%	4.75%	5.52%	4.65%	5.55%	5.07%
6	4.58%	5.51%	3.22%	4.15%	5.42%	6.51%	4.80%	6.26%	6.27%
7	4.04%	5.87%	3.24%	4.35%	6.00%	5.85%	5.54%	6.38%	7.81%
8	4.64%	5.53%	3.80%	4.47%	6.42%	5.04%	5.41%	6.59%
9	5.11%	6.19%	4.59%	5.04%	6.09%	4.78%	5.62%	6.04%
10	5.66%	7.21%	4.92%	5.93%	4.96%	5.11%	6.20%	5.57%
11	6.18%	6.27%	4.96%	5.84%	4.60%	6.17%	6.56%	6.83%
12	6.19%	5.27%	5.21%	4.94%	5.30%	6.29%	7.01%	8.52%
13	6.52%	5.27%	5.20%	5.21%	6.35%	7.20%	6.86%
14	6.71%	5.13%	5.77%	5.62%	6.66%	7.00%	6.24%
15	6.60%	6.14%	7.04%	6.47%	7.45%	7.28%	7.14%
16	7.11%	6.83%	6.82%	7.24%	7.08%	7.84%	8.35%
17	8.11%	7.24%	5.66%	7.55%	7.33%	8.10%
18	7.05%	7.57%	5.83%	7.67%	7.88%	8.48%
19	5.78%	7.63%	6.29%	7.28%	8.12%	7.79%
20	5.96%	7.75%	7.33%	8.15%	8.55%	7.20%
21	5.82%	8.26%	7.95%	8.19%	7.89%	7.85%
22	6.40%	9.14%	7.97%	8.94%	7.20%	9.16%
23	7.31%	8.49%	8.11%	8.58%	7.82%
24	7.54%	7.59%	7.94%	6.71%	9.14%
25	7.81%	8.09%	8.50%	6.31%
26	7.85%	8.39%	8.85%	7.13%
27	8.06%	9.46%	9.72%	8.22%
28	8.36%	9.94%	8.85%	8.39%
29	9.47%	10.24%	7.00%	9.17%
30	9.32%	10.37%	6.99%	8.59%
31	7.79%	10.08%	7.67%	8.89%
32	8.09%	10.57%	8.72%	9.18%
33	8.63%	10.87%	9.15%	10.03%
34	9.70%	11.96%	10.03%	9.83%
35	10.45%	10.83%	10.11%	8.86%
36	10.29%	8.87%	10.16%	8.10%
37	10.54%	9.15%	10.37%	8.51%
38	11.23%	9.73%	10.55%	9.92%
39	10.82%	11.20%	10.72%
40	11.54%	11.42%	10.03%
41	12.56%	12.24%	8.84%
42	11.75%	11.56%	9.55%
43	9.53%	12.00%	10.48%
44	9.45%	12.48%
45	10.63%	12.46%
46	11.37%	12.37%
47	12.62%	11.29%
48	13.76%	(2)
49	(2)

(1)	The monthly delinquency percentage is calculated by dividing the total remaining principal balance of automobile loans greater than 30 but less than 61 days past due by the end of the month principal balance of the total pool of automobile loans.

(2)	The servicer exercised its “clean-up call” option with respect to the 2002-A transaction in July 2006 and redeemed all outstanding 2002-A notes in August 2006. The servicer exercised its “clean-up call” option with respect to the 2003-A transaction in January 2007 and redeemed all outstanding 2003-A notes in February 2007.

Monthly Delinquencies of 61-90 Days
(as a % of End of Month Pool Balance)(1)
As of April 30, 2007

Months From Issuance	2002-A	2003-A	2003-B	2004-A	2005-A	2005-B	2006-A	2006-B	2006-C

1	0.01%	0.02%	0.03%	0.06%	0.04%	0.04%	0.06%	0.10%	0.09%
2	0.36%	0.53%	0.53%	0.51%	0.65%	0.87%	0.57%	0.86%	1.16%
3	0.89%	1.07%	0.92%	0.69%	0.89%	1.29%	0.50%	1.29%	1.64%
4	1.09%	1.30%	1.13%	0.95%	1.19%	1.32%	0.62%	1.63%	1.73%
5	1.33%	1.33%	0.99%	1.21%	1.44%	1.47%	1.01%	1.72%	1.56%
6	1.48%	1.49%	0.98%	1.44%	1.48%	1.40%	1.25%	1.69%	1.39%
7	1.32%	1.56%	0.95%	1.42%	1.47%	1.43%	1.31%	1.84%	2.01%
8	1.26%	1.58%	1.06%	1.36%	1.38%	1.08%	1.44%	1.95%
9	1.53%	1.82%	1.08%	1.41%	1.36%	0.89%	1.34%	1.74%
10	1.56%	1.95%	1.33%	1.58%	1.07%	1.11%	1.49%	1.64%
11	1.91%	2.01%	1.54%	1.62%	0.85%	1.26%	1.88%	1.45%
12	1.85%	1.69%	1.56%	1.41%	1.00%	1.54%	2.09%	2.22%
13	1.88%	1.66%	1.58%	1.13%	1.31%	1.60%	1.91%
14	1.93%	1.78%	1.55%	1.20%	1.54%	1.87%	1.74%
15	1.95%	1.92%	1.76%	1.65%	1.71%	1.74%	1.46%
16	2.21%	2.03%	1.81%	1.66%	1.82%	1.95%	2.23%
17	2.29%	2.26%	1.57%	2.11%	1.71%	2.03%
18	2.17%	2.69%	1.26%	2.40%	1.84%	2.37%
19	1.91%	2.55%	1.32%	2.53%	1.96%	2.16%
20	1.68%	2.58%	1.63%	2.25%	2.18%	1.91%
21	2.11%	2.63%	1.90%	2.39%	2.00%	1.67%
22	2.22%	2.74%	2.36%	2.09%	1.85%	2.28%
23	2.28%	2.54%	2.35%	1.99%	1.53%
24	2.55%	2.11%	2.59%	1.62%	2.19%
25	2.86%	1.86%	2.43%	1.24%
26	2.89%	1.99%	2.51%	1.43%
27	2.57%	2.39%	2.07%	1.70%
28	2.86%	2.81%	1.86%	2.04%
29	3.00%	2.94%	1.65%	2.15%
30	2.70%	3.06%	1.11%	2.38%
31	2.24%	3.57%	1.55%	2.21%
32	1.80%	3.44%	1.82%	2.19%
33	2.09%	3.18%	1.91%	2.22%
34	2.44%	3.04%	2.21%	2.63%
35	2.79%	2.73%	2.41%	2.47%
36	3.41%	2.21%	2.39%	2.17%
37	3.47%	1.65%	2.23%	1.98%
38	3.36%	2.14%	2.34%	2.64%
39	3.76%	2.45%	2.87%
40	3.54%	2.90%	2.61%
41	3.40%	2.94%	2.46%
42	2.85%	3.34%	1.91%
43	2.20%	3.11%	2.70%
44	1.74%	3.04%
45	2.02%	3.46%
46	2.65%	4.05%
47	2.89%	3.68%
48	3.47%	(2)
49	(2)

(1)	The monthly delinquency percentage is calculated by dividing the total remaining principal balance of automobile loans greater than 60 but less than 91 days past due by the end of the month principal balance of the total pool of automobile loans.

(2)	The servicer exercised its “clean-up call” option with respect to the 2002-A transaction in July 2006 and redeemed all outstanding 2002-A notes in August 2006. The servicer exercised its “clean-up call” option with respect to the 2003-A transaction in January 2007 and redeemed all outstanding 2003-A notes in February 2007.

Monthly Delinquencies Greater than 90 Days
(as a % of End of Month Pool Balance)(1)
As of April 30, 2007

Months From Issuance	2002-A	2003-A	2003-B	2004-A	2005-A	2005-B	2006-A	2006-B	2006-C

1	0.00%	0.00%	0.00%	0.00%	0.06%	0.01%	0.01%	0.00%	0.01%
2	0.01%	0.01%	0.02%	0.03%	0.02%	0.05%	0.04%	0.07%	0.07%
3	0.28%	0.36%	0.37%	0.29%	0.39%	0.46%	0.27%	0.60%	0.74%
4	0.63%	0.66%	0.67%	0.61%	0.62%	0.86%	0.37%	0.96%	1.26%
5	1.00%	0.99%	0.77%	0.81%	0.79%	0.92%	0.54%	1.20%	1.22%
6	0.85%	1.07%	0.77%	0.98%	0.95%	0.98%	0.76%	1.26%	1.11%
7	1.35%	1.33%	0.72%	1.15%	0.93%	1.00%	0.96%	1.32%	1.04%
8	1.23%	1.42%	0.73%	0.99%	0.97%	0.89%	0.90%	1.36%
9	1.00%	0.94%	0.87%	0.98%	0.87%	0.68%	0.99%	1.32%
10	1.20%	0.95%	0.94%	1.02%	0.80%	0.68%	1.03%	1.05%
11	1.35%	1.52%	1.14%	1.06%	0.70%	0.82%	1.07%	1.03%
12	1.51%	1.30%	1.11%	0.93%	0.66%	0.62%	1.27%	1.10%
13	1.43%	1.34%	1.07%	1.06%	0.75%	1.19%	1.41%
14	1.65%	1.12%	1.15%	0.77%	0.89%	1.09%	1.16%
15	1.64%	1.23%	1.37%	0.89%	1.07%	1.13%	1.13%
16	1.60%	1.38%	1.24%	1.12%	1.14%	1.18%	1.05%
17	1.73%	1.54%	1.04%	1.09%	1.14%	1.40%
18	1.89%	1.52%	0.84%	1.18%	1.16%	1.45%
19	1.43%	1.87%	0.79%	1.54%	1.31%	1.62%
20	1.38%	1.71%	0.90%	1.55%	1.37%	1.30%
21	1.27%	1.73%	1.07%	1.36%	1.43%	1.08%
22	1.32%	1.79%	1.35%	1.44%	1.21%	1.06%
23	1.57%	1.71%	1.39%	1.33%	1.01%
24	1.64%	1.33%	1.50%	1.24%	1.05%
25	1.72%	1.27%	1.57%	0.88%
26	1.79%	1.08%	1.39%	0.88%
27	1.70%	1.23%	1.56%	0.95%
28	1.77%	1.37%	1.70%	0.97%
29	1.83%	1.63%	1.10%	1.38%
30	1.89%	1.69%	0.96%	1.43%
31	1.49%	1.85%	0.94%	1.34%
32	1.24%	2.01%	1.22%	1.48%
33	0.99%	1.81%	1.22%	1.33%
34	1.32%	1.68%	1.46%	1.32%
35	1.54%	1.65%	1.31%	1.52%
36	1.88%	1.49%	1.38%	1.26%
37	2.01%	1.10%	1.58%	1.06%
38	1.98%	1.02%	1.46%	1.09%
39	2.02%	1.32%	1.34%
40	1.88%	1.33%	1.65%
41	1.95%	1.96%	1.21%
42	1.91%	1.84%	1.17%
43	1.49%	1.95%	1.24%
44	1.15%	1.72%
45	1.37%	1.81%
46	1.38%	1.89%
47	1.48%	1.96%
48	1.81%	(2)
49	(2)

(1)	The monthly delinquency percentage is calculated by dividing the total remaining principal balance of automobile loans greater than 90 days past due by the end of the month principal balance of the total pool of automobile loans.

(2)	The servicer exercised its “clean-up call” option with respect to the 2002-A transaction in July 2006 and redeemed all outstanding 2002-A notes in August 2006. The servicer exercised its “clean-up call” option with respect to the 2003-A transaction in January 2007 and redeemed all outstanding 2003-A notes in February 2007.

ABS Speed(1)
As of April 30, 2007

Months From Issuance	2002-A	2003-A	2003-B	2004-A	2005-A	2005-B	2006-A	2006-B	2006-C

1	0.52885%	0.66698%	0.72617%	0.74459%	1.22835%	1.47701%	0.84356%	0.70318%	0.70715%
2	0.61118%	0.75288%	0.70838%	0.85407%	1.62040%	1.57061%	0.93406%	0.91778%	0.91429%
3	0.78114%	1.00514%	0.82624%	0.96505%	1.78232%	1.53747%	1.42709%	1.20841%	1.24418%
4	0.97839%	1.24366%	1.05391%	1.30007%	2.06495%	1.75332%	1.42229%	1.94695%	1.59067%
5	1.09414%	1.54863%	1.27992%	1.54459%	2.01246%	1.93199%	1.79873%	2.03244%	1.84483%
6	1.20790%	1.68949%	1.72558%	1.87369%	2.04076%	2.12068%	1.92598%	2.19603%	2.05382%
7	1.42212%	1.76196%	1.66091%	1.68616%	2.01516%	1.93282%	1.95659%	2.11303%	1.93758%
8	1.65410%	1.79286%	1.69089%	1.87625%	2.14326%	1.97815%	2.30191%	2.18218%
9	1.76355%	1.76234%	1.86485%	1.91420%	2.06330%	2.17616%	2.24477%	1.92539%
10	1.64035%	1.81290%	2.04125%	2.02655%	1.97262%	1.98205%	2.13908%	1.81322%
11	1.75410%	1.78452%	1.85348%	1.96594%	2.12633%	2.10012%	2.05461%	2.01188%
12	1.95808%	1.82188%	1.90713%	1.90840%	1.83584%	2.09117%	1.89083%	1.81338%
13	1.88245%	1.92950%	1.89347%	2.04685%	1.97877%	1.92832%	1.89521%
14	1.73451%	1.97476%	1.75101%	1.85878%	2.00172%	2.20169%	1.73668%
15	1.85355%	1.76555%	1.77687%	1.83070%	1.89740%	2.06261%	1.86099%
16	1.66112%	1.90457%	1.76229%	1.89431%	2.07403%	2.00268%	1.75030%
17	1.67030%	1.90859%	1.68966%	1.86061%	1.98062%	1.70383%
18	1.66596%	1.93584%	1.90581%	1.99992%	1.79079%	1.73569%
19	1.68564%	1.75336%	1.75824%	1.81174%	1.70695%	1.68199%
20	1.77389%	1.82595%	1.65638%	1.79869%	1.65115%	1.62266%
21	1.65013%	1.78527%	1.74632%	1.79186%	1.63799%	1.75918%
22	1.66433%	1.76137%	1.77694%	1.71802%	1.56502%	1.59219%
23	1.72099%	1.72797%	1.91018%	1.66399%	1.66061%
24	1.69117%	1.66689%	1.68724%	1.63540%	1.50996%
25	1.73258%	1.73536%	1.71112%	1.77846%
26	1.59455%	1.67659%	1.60134%	1.55175%
27	1.66211%	1.59749%	1.52529%	1.59295%
28	1.58331%	1.63730%	1.51997%	1.57670%
29	1.61122%	1.69098%	1.46465%	1.48910%
30	1.51671%	1.69561%	1.53361%	1.67265%
31	1.57050%	1.62241%	1.41578%	1.58215%
32	1.61244%	1.58108%	1.45329%	1.52369%
33	1.53070%	1.57366%	1.53736%	1.45237%
34	1.43327%	1.56066%	1.43279%	1.44510%
35	1.57447%	1.47338%	1.55603%	1.32867%
36	1.54364%	1.49577%	1.44932%	1.34945%
37	1.57236%	1.48517%	1.39710%	1.36532%
38	1.48966%	1.31445%	1.33896%	1.27897%
39	1.42090%	1.38249%	1.28113%
40	1.40444%	1.42039%	1.31188%
41	1.39740%	1.40212%	1.28883%
42	1.36290%	1.46702%	1.35474%
43	1.37840%	1.42091%	1.22787%
44	1.38522%	1.42182%
45	1.25107%	1.31845%
46	1.27802%	1.29659%
47	1.32534%	1.32409%
48	1.29161%	(2)
49	(2)

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of automobile loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percentage (i.e., as 1.00% as opposed to 0.01).

(2)	The servicer exercised its “clean-up call” option with respect to the 2002-A transaction in July 2006 and redeemed all outstanding 2002-A notes in August 2006. The servicer exercised its “clean-up call” option with respect to the 2003-A transaction in January 2007 and redeemed all outstanding 2003-A notes in February 2007.

THE NOTE INSURER

The following information has been obtained from Financial Security Assurance Inc., the note insurer, which is referred to in this prospectus supplement as FSA.

FSA accepts no responsibility for the accuracy or completeness of this prospectus supplement, the accompanying prospectus, or any other information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding FSA and its affiliates set forth under this heading, the heading entitled “The Policy” or incorporated by reference herein. In addition, FSA makes no representation regarding the notes or the advisability of investing in the notes.

General

FSA, is a monoline insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuing entity’s obligations—thereby enhancing the credit rating of those obligations—in consideration for the payment of a premium to FSA. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA’s underwriting criteria.

FSA is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as Holdings. Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA’s obligations under any financial guaranty insurance policy.

Ratings

FSA’s financial strength is rated “triple-A” by Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Ratings” in this prospectus supplement.

Capitalization

The following table sets forth the capitalization of FSA and its subsidiaries as of March 31, 2007 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

March 31, 2007
(In thousands)
(Unaudited)

Deferred Premium Revenue (net of prepaid reinsurance premiums)	$1,654,726

Surplus Notes	108,850

Shareholder’s Equity:
Common Stock	15,000
Additional Paid-In Capital	708,284
Accumulated Other Comprehensive Income (net of deferred income taxes)	109,099
Accumulated Earnings	2,273,926

Total Shareholder’s Equity	3,106,309

Total Deferred Premium Revenue (net), Surplus Notes and Shareholder’s Equity	$4,869,885

For further information concerning FSA, see the Consolidated Financial Statements of FSA and subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA’s financial statements are included as exhibits to the reports filed with the Securities and Exchange Commission by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

Insurance Regulation

FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

The policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

THE SWAP COUNTERPARTY

The information in the following four paragraphs has been provided by Goldman Sachs Capital Markets, L.P., the swap counterparty, for use in this prospectus supplement. Except for those four paragraphs, the swap counterparty and its affiliates have not prepared and do not accept responsibility for this prospectus supplement. The information regarding Goldman Sachs Capital Markets, L.P. and The Goldman Sachs Group,

Inc. in those four paragraphs has been furnished solely to provide limited introductory information regarding Goldman Sachs Capital Markets, L.P. and does not purport to be comprehensive.

If the issuing entity issues floating rate notes, Goldman Sachs Capital Markets, L.P., a Delaware limited partnership, will be the swap counterparty. The Goldman Sachs Group, Inc., or GS Group, will guarantee the obligations of Goldman Sachs Capital Markets, L.P. as the swap counterparty under the swap agreements. Goldman Sachs Capital Markets, L.P. is an affiliate of GS Group.

GS Group, together with its subsidiaries, is a leading global investment banking, securities and investment management firm that provides a wide range of financial services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. GS Group is required to file annual, quarterly and current reports, proxy statements and other information with the Commission. GS Group’s filings with the Commission are also available to the public through the Commission’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which GS Group’s common stock is listed.

Investors in the notes are hereby informed that the reports and other information with respect to GS Group on file with the Commission to which investors are referred above are not and will not be incorporated by reference herein.

The notes do not represent an obligation of, and will not be insured or guaranteed by, GS Group or any of its subsidiaries and investors will have no rights or recourse against GS Group or any of its subsidiaries.

DESCRIPTION OF THE NOTES

The issuing entity will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, or, collectively, the Class A Notes, are being offered by this prospectus supplement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

The issuing entity will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe. See “Description of the Securities—Book-Entry Registration” in the accompanying prospectus and Annex A to this prospectus supplement.

Distribution Dates

The notes will pay interest and principal on the 12th day of each month, or, if the 12th day is not a business day, on the next following business day. The first distribution date will be June 12, 2007. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date.

A business day is a day other than a Saturday, Sunday or other day on which commercial banks located in the States of California, Delaware or New York are authorized or obligated to be closed.

The final scheduled distribution dates are as follows:

•	for the Class A-1 Notes, June 12, 2008;

•	for the Class A-2 Notes, March 14, 2011;

•	for the Class A-3 Notes, February 13, 2012; and

•	for the Class A-4 Notes, February 12, 2014.

Payments of Interest

The interest rate for each class of notes will be a fixed rate or a floating rate.

Interest on the Class A-1 Notes and the floating rate notes, if any, will accrue at the interest rate for the related class from the previous distribution date to the day prior to the related distribution date. Interest on the fixed rate notes will accrue at the interest rate for the related class from and including the 12th day of the prior calendar month to but excluding the 12th day of the calendar month in which the related distribution date occurs. In the case of the first distribution date, interest begins to accrue for all of the Class A Notes on and including the day of the closing.

Interest on the Class A-1 Notes and the floating rate notes, if any, will be calculated on the basis of a 360-day year and the actual number of days in the related interest period.

Interest on the fixed rate notes other than the Class A-1 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Amounts available from the policy are available to pay to any class of the Class A Notes interest due on any distribution date, to the extent that such interest is not paid in full on such distribution date from other sources (although no amounts under the policy will be available to pay interest on unpaid interest).

The indenture trustee will pay interest on the notes after paying accrued and unpaid trustees’ fees, the issuing entity’s other administrative fees and the servicing fees. See “Description of the Purchase Agreements and the Trust Documents—Flow of Funds” in this prospectus supplement.

LIBOR

The interest rates for the floating rate notes and the floating rate payments received by the issuing entity under the related swap agreement will be based on One-Month LIBOR plus an applicable spread. One-Month LIBOR will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Reuters Telerate Successor Page 3750 as of 11:00 a.m., London time, as reported by Bloomberg Financial Markets Commodities News, on the day that is two LIBOR Business Days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR Business Days prior to the closing date. If that rate does not appear on the Reuters Telerate Successor Page 3750 as of 11:00 a.m., London time, as reported by Bloomberg Financial Markets Commodities News, or any other page as may replace that page on Bloomberg Financial Markets Commodities News, or if that service is no longer offered on Bloomberg Financial Markets Commodities News, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the indenture trustee after consultation with the depositor, then One-Month LIBOR will be the Reference Bank Rate.

Payments of Principal

Principal of the notes will be generally payable on each distribution date in an amount equal to:

(1) 100% of the reduction in the principal balance of the automobile loan pool during the prior calendar month, but not to exceed the amount necessary for the aggregate outstanding principal balance of the Class A Notes to achieve the Required Pro Forma Class A Note Balance, plus

(2) the amount of excess interest collected on the automobile loans during the prior calendar month, after paying interest on the notes, making payments of principal to the extent the Class A Notes are undercollateralized relative to the Pool Balance, paying other expenses, including, if the issuing entity issues floating rate notes, net swap payments (other than swap termination payments), if any, payable by the issuing entity and depositing the required amount to the spread account, but only as necessary for the aggregate outstanding principal balance of the Class A Notes to achieve the Required Pro Forma Class A Note Balance, unless a Cumulative Net Loss Trigger Event or an event of default under the insurance agreement shall have occurred, in which case all such remaining excess interest will be used to pay principal on the Class A Notes.

Amounts available from the spread account are available to pay principal on the Class A Notes only in the following circumstances:

•	to pay principal of the Class A Notes to the extent the principal amount of the Class A Notes would otherwise exceed the Pool Balance; and

•	to pay each class of the Class A Notes principal on its final scheduled distribution date, to the extent that the class is not paid in full on or prior to the final scheduled distribution date from other sources (other than the policy).

Amounts from the policy are available to pay principal on the Class A Notes only in the following circumstances:

•	to pay principal of the Class A Notes to the extent the principal amount of the Class A Notes would otherwise exceed the Pool Balance, after taking into account all reductions in the principal amount of the Class A Notes funded from other sources; and

•	to pay each class of the Class A Notes principal on its final scheduled distribution date, to the extent that the class is not paid in full on or prior to the final scheduled distribution date from other sources.

The Class A Notes are “sequential pay” classes which will generally receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid in full;

•	once the Class A-1 Notes are paid in full, the Class A-2 Notes will be paid, until they are paid in full;

•	once the Class A-2 Notes are paid in full, the Class A-3 Notes will be paid, until they are paid in full; and

•	once the Class A-3 Notes are paid in full, the Class A-4 Notes will be paid, until they are paid in full.

In addition, any outstanding principal amount of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

Upon the occurrence of an event of default and an acceleration of the notes, however, all payments of principal will be made, first to the Class A-1 Notes until they have been paid in full, and then to the other classes of Class A Notes pro rata until those classes have been paid in full.

Mandatory Redemption

If an event of default occurs under the indenture, the notes may be accelerated and subject to immediate payment at par plus accrued and unpaid interest. The indenture trustee may, with the consent of FSA (if FSA is the controlling party) and will, at the direction of the controlling party, accelerate the notes. The policy issued by FSA does not guarantee payment of any amounts that become due on an accelerated basis, unless FSA elects, in its sole discretion, to pay those amounts in whole or in part.

Optional Redemption

On any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance, the servicer will be permitted, at its option, to purchase the remaining automobile loans from the issuing entity. The consent of FSA is required if such purchase would result in a claim under the policy. The redemption price will equal the unpaid principal amount of the notes, plus accrued and unpaid interest and any amounts due and unpaid to the swap counterparty under the swap agreements. The notes will be redeemed following such purchase. Notice of any such redemption will be given by the servicer to the owner trustee, the indenture trustee, backup servicer, FSA and the rating agencies as soon as practicable after the servicer has received such notice.

Controlling Party

FSA will be the controlling party under the transaction documents, which means that FSA will generally have the right to direct the indenture trustee to take certain actions, including declaring an event of default under the indenture, accelerating the notes, and directing the indenture trustee to take certain actions as a result of an event of default. If, however, an insurer default has occurred and is continuing, then the indenture trustee acting at the direction of the majority noteholders will be the controlling party.

An insurer default includes the occurrence and continuance of any of the following events:

(1)	FSA’s failure to make a required policy payment;

(2)	FSA’s:

•	filing a petition or commencing any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

•	making a general assignment for the benefit of its creditors; or

•	having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(3)	the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York State Insurance Department or other competent regulatory authority:

•	appointing a custodian, trustee, agent or receiver for FSA or for all or any material portion of its property; or

•	authorizing a custodian, trustee, agent or receiver to take possession of all or any material portion of the property of FSA.

The majority noteholders are the holders of a majority of the Class A Notes, measured by outstanding principal amount.

Events of Default

Events of Default under the indenture (subject to the related cure periods specified in the indenture) consist of:

•	a failure of the issuing entity to make any payment of interest when due on the notes;

•	a failure of the issuing entity to make any payment of principal on a class of notes on the related final scheduled distribution date;

•	if FSA is the controlling party, a violation or failure of certain portfolio performance tests or other triggers in the insurance agreement;

•	a claim has been made under the policy;

•	so long as no insurer default has occurred and is continuing, a claim has been made under the swap policy;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or a substantial part of the trust estate;

•	the issuing entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes;

•	on any distribution date, after taking into account the application of the sum of Available Funds for the related calendar month plus any available amounts from the spread account for the related distribution date, any amounts listed in clauses 1 through 6 under “Description of the Purchase Agreements and the Trust Documents—Flow of Funds” in this prospectus supplement have not been paid in full; and

•	any failure to observe or perform in any material respect any other covenants or agreements in the indenture, or any representation or warranty of the issuing entity made in the indenture, the other transaction documents or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and such failure continues or is not cured, or the circumstances or condition for which the representation or warranty was incorrect is not eliminated or otherwise cured, for 30 days (or longer period in certain circumstances) after the giving of written notice of the failure or incorrect representation or warranty to the issuing entity.

Upon the occurrence of an event of default, so long as no insurer default has occurred and is continuing, FSA will have the right, but not the obligation, to direct the indenture trustee to accelerate the notes, exercise remedies and liquidate trust property in whole or in part. The decision as to whether to direct the indenture trustee to liquidate the trust property will be made solely at FSA’s discretion. Any proceeds of the liquidation of the trust property will be distributed to noteholders and used to pay the expenses of the issuing entity. FSA may not, however, direct the indenture trustee to proceed with a liquidation if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the notes or, under certain circumstances, FSA covers any shortfall with payments under the policy. Following any event of default, the indenture trustee will continue to be entitled to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the indenture, FSA may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes. See “The Policy” in this prospectus supplement.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, FSA will have the right, so long as no insurer default has occurred and is continuing, to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the notes or exercising any trust or power conferred on the indenture trustee and FSA may, in certain cases, waive any event of default, except for a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding notes.

If an event of default has occurred and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder and FSA notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice of an event of default to noteholders if and so long as it determines in good faith that withholding the notice is in the interest of the noteholders.

If an event of default has occurred and is continuing (other than an event of default occasioned by a bankruptcy event), the indenture trustee may, with the consent of FSA (if FSA is the controlling party) and will, at the direction of the controlling party, accelerate the notes and liquidate the trust property. In the case of events of default occasioned by a bankruptcy event with respect to the issuing entity or a substantial part of the trust estate, the notes will automatically be accelerated without the need for action by any party.

Following (1) the acceleration of the notes or (2) the receipt of insolvency proceeds, any money or property collected and any such insolvency proceeds will be applied by the indenture trustee, after the payment of all amounts owing to the indenture trustee, on the related distribution date in the following order of priority:

•	amounts due and owing to the servicer (if there is no servicer termination event), the owner trustee, the indenture trustee and backup servicer, and not previously distributed and any net payments due and owing to the swap counterparty (excluding swap termination payments, if any);

•	to Class A Noteholders, for due and unpaid interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Class A Notes for interest;

•	to Class A-1 Noteholders, for amounts due and unpaid on the Class A-1 Notes for principal, then, to the other classes of Class A Notes, for amounts due and unpaid on such Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on such Class A Notes for principal;

•	amounts due and owing and required to be distributed to FSA and not previously distributed;

•	amounts due and owing and required to be distributed to the swap counterparty, including swap termination payments, and not previously distributed; and

•	to the holders of the certificates.

The issuing entity will, or will cause the servicer to, indemnify the indenture trustee and the backup servicer and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorney’s fees and expenses) incurred by each of them in connection with the performance of its duties under the indenture.

DESCRIPTION OF THE PURCHASE AGREEMENTS
AND THE TRUST DOCUMENTS

The following summary describes material terms of the purchase agreements and the trust documents, including the sale and servicing agreement and the trust agreement. The issuing entity has filed forms of the purchase agreement, the sale and servicing agreement and the trust agreement as exhibits to the registration statement. This summary does not claim to be complete and is subject to all the provisions of the purchase agreement, the sale and servicing agreement and the trust agreement. The following summary supplements the description of the general terms and provisions of the sale and servicing agreement and the trust agreement, which is detailed in the prospectus, and to the extent that that description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

Sale and Assignment of Automobile Loans

On or prior to the closing date, Triad will enter into a purchase agreement with the depositor under which Triad will sell and assign to the depositor, without recourse, its entire interest in and to the related automobile loans. Under that purchase agreement, Triad will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from, the automobile loans to the extent paid or payable after the cut-off date. Under the purchase agreement, Triad will agree that, upon the breach of certain representations and warranties, the indenture trustee will be entitled to require Triad to repurchase the automobile loans from the issuing entity. The issuing entity’s rights under the purchase agreement will constitute part of the issuing entity’s property and may be enforced directly by the indenture trustee and FSA.

On the closing date, the depositor will sell and assign to the issuing entity, without recourse, the depositor’s entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the depositor to the issuing entity will be identified in an automobile loan schedule appearing as an exhibit to the purchase documents.

Due to the administrative expense involved, none of Triad, the dealers or the indenture trustee will amend the certificates of title to identify the indenture trustee as the new secured party. See “Material Legal Aspects of the Automobile Loans—Security Interests in the Financed Vehicles—Perfection” in the prospectus.

Triad will act as the custodian of the automobile loan files on behalf of the noteholders. Triad may hold the automobile loan files through one or more third-party vendors.

Accounts

Triad has instructed each obligor to make payments on the automobile loans in its portfolio, including automobile loans being sold to the issuing entity, directly to one or more post office boxes or other mailing locations maintained by Mellon Bank, N.A., the lockbox bank. The servicer has established a lockbox account, into which the lockbox bank must deposit all obligor payments within one business day of receipt. The issuing entity will establish and maintain with the indenture trustee, in the indenture trustee’s name, on both the noteholders’ and FSA’s behalf, one or more collection accounts, into which all amounts received on the automobile loans that have been sold to the issuing entity and that have been previously deposited in the lockbox account will be transferred within two business days of funds becoming available. The collection account will be maintained with the indenture trustee so long as the indenture trustee’s deposits have a rating acceptable to FSA and the rating agencies. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the indenture trustee, or the servicer on its behalf, will move the accounts within five business days (or a longer period if FSA and the rating agencies consent) to a bank whose deposits have the proper rating.

The indenture trustee will establish and maintain a distribution account in which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made, in the name of the indenture trustee, on the noteholders’ and FSA’s behalf.

All accounts will be eligible deposit accounts, acceptable to FSA, so long as no insurer default has occurred and is continuing.

Servicing Compensation and Trustees’ Fees

The servicer will receive a basic servicing fee on each distribution date, which equals the product of one-twelfth and 2.25% of the aggregate Principal Balance of the automobile loans as of the opening of business on the first day of the related calendar month. The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loans as an agent for their beneficial owner. These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries regarding the automobile loans;

•	investigating delinquencies;

•	reporting tax information to obligors;

•	paying vehicle disposition costs with respect to defaulted automobile loans;

•	monitoring the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the issuing entity and FSA with respect to distributions; and

•	generating federal income tax information.

The basic servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees;

•	outside auditor fees;

•	data processing costs; and

•	the costs incurred with administering the automobile loans.

The servicer may not appoint, or delegate any portion of its servicing obligations to, a subservicer without the prior written consent of FSA so long as no insurer default has occurred and is continuing. The servicer may, however, utilize third party agents in connection with its usual collection activities, such as repossessions and the pursuit of deficiency balances, without the prior consent of FSA. No delegation or subcontracting of duties by the servicer will relieve the servicer of its responsibilities with respect to such duties. The fees and expenses of the subservicer will be as agreed between the servicer and its subservicer and none of the indenture trustee, the backup servicer, FSA and the noteholders will have any responsibility therefor.

On each distribution date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee and backup servicer during the prior calendar month. On each distribution date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month.

The issuing entity will pay all these fees from the collection account.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each distribution date as described below under “—Flow of Funds.”

Recipient	Expenses Payable*

Servicer	1/12 of 2.25% of the aggregate principal balance of the automobile loans as of the opening of business on the first day of the related calendar month.
Indenture Trustee	To be paid by servicer
Owner Trustee	1/12 of $3,000 plus expenses
Insurer	1/12 of 0.20% of the aggregate outstanding principal balance of the Class A Notes after giving effect to payments of principal made on such distribution date.

*	The amount of the fees and expenses described above do not change upon an event of default; however, if a Spread Cap Event has occurred and continuing, the premium payable to FSA will increase from 0.20% per annum to 0.30% per annum.

The servicing fee is paid to the servicer for the servicing of the automobile loans under the sale and servicing agreement. The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuing entity for various expenses. The indenture trustee’s fees and expenses will be paid by the servicer. The owner trustee fee is paid to the owner trustee for performance of the owner trustee’s duties under the trust agreement. The issuing entity will pay and reimburse the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively. The issuing entity also will pay any indemnities owed to the indenture trustee or owner trustee. The fees, expenses and any indemnities payable to the indenture trustee, the owner trustee and the backup servicer, if any, are subject to a maximum annual limit of $200,000 in the aggregate, to the extent not paid by the servicer. FSA will also be paid for any unpaid fees and expenses, including indemnities, under clauses 8 and 11 of the “—Flow of Funds” described below.

Flow of Funds

On each distribution date, the indenture trustee will make the following distributions, solely in accordance with the information in the servicer’s certificate, from Available Funds in the following order of priority:

1. to the servicer, the servicing fee for the related calendar month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds, and to the servicer, to the extent available, any amounts paid by the obligors during the preceding calendar month that were collected in the collection account but that do not relate to principal payments or interest payments, such as late fees, prepayment charges and other administrative charges;

2. to the indenture trustee, the owner trustee and the backup servicer, if any, any accrued and unpaid fees, expenses and indemnities then due to them (including servicer transition expenses, if any), subject to a maximum annual limit of $200,000 in the aggregate;

3. to pay the swap counterparty, net payments (excluding swap termination payments, if any) then due to it under the swap agreements, as described in “Description of the Purchase Agreements and the Trust Documents—The Swap Agreements” in this prospectus supplement;

4. to the note distribution account, the Class A Noteholders’ Interest Distributable Amount for payment to the holders of the Class A Notes;

5. to the note distribution account, to make a payment of principal on the Class A Notes to the extent necessary to reduce the Class A Note principal balance to the Pool Balance, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

6. to the note distribution account, on the final scheduled distribution date for any class of Class A Notes, the amount necessary to make a payment of the remaining principal balance of such class of Class A Notes;

7. to FSA, any unpaid amounts owed to FSA under the insurance agreement with respect to premiums and unreimbursed draws on the policy and the swap policy;

8. to FSA, so long as no insurer default has occurred and is continuing, any other unpaid amounts owed to FSA under the insurance agreement;

9. to the note distribution account, the Class A Noteholders’ Principal Distributable Amount, for payment to the Class A Noteholders in the order of priority described above under “Description of the Notes—Payments of Principal”;

10. to the spread account, any amount required to increase the amount in the spread account to the Required Spread Account Amount;

11. to FSA, if an insurer default has occurred and is continuing, any other unpaid amounts owed to FSA under the insurance agreement;

12. to the note distribution account, the Class A Noteholders’ Accelerated Principal Amount, provided that if the Cumulative Net Loss Trigger Event or an event of default under the insurance agreement has occurred and is continuing, all remaining Available Funds shall be applied to pay principal on the Class A Notes until they have been paid in full, in either case, for payment to the Class A Noteholders as described above under “Description of the Notes—Payments of Principal”;

13. to the swap counterparty, any other amounts owed under the swap agreements, including swap termination payments, if any, then due; and

14. to make a payment of all remaining amounts to the certificateholders (which initially will be the residual holder).

After considering all required distributions made on a distribution date, amounts on deposit in the spread account on that distribution date that are in excess of the Required Spread Account Amount for that distribution date will be released from the spread account and applied in accordance with clause 8, then clauses 11 through 14 above.

If the notes are accelerated following an event of default under the indenture, amounts will be distributed as described above under “Description of the Notes—Events of Default.”

Distribution Date Calculations and Payments

In the event that any servicer’s certificate delivered by the servicer indicates that Available Funds for a distribution date are insufficient to fully fund the amounts described in clauses 1 through 7 above, the indenture trustee will withdraw the Spread Account Draw Amount from the spread account for distribution in accordance with the flow of funds above.

Further, in the event that any servicer’s certificate delivered by the servicer indicates that, even after taking into account the Spread Account Draw Amount, there would be a shortfall in the payment of Scheduled

Payments then due to the Class A Noteholders, the indenture trustee will furnish to FSA no later than 12:00 noon New York City time on the business day after the related determination date a completed notice of claim for the Policy Claim Amount. FSA will deposit the amounts it will pay under the claim into the note distribution account for payment to noteholders on the related distribution date.

Statements to Noteholders

On each distribution date, the indenture trustee will post on its website at http://www.sf.citidirect.com a statement to the noteholders and FSA detailing information required under the trust documents as soon as reasonably practicable after such reports are filed with the Commission. This website and the information included therein are not part of this prospectus. These statements will be comprised of the information in the related servicer’s certificate. Each statement that the indenture trustee posts to the noteholders and FSA will include the following information regarding the notes on the related distribution date:

(a) the amount of the distribution(s) allocable to interest;

(b) the amount of the distribution(s) allocable to principal;

(c) the amount of the distribution, if any, payable under a policy claim;

(d) the Pool Balance as of the close of business on the last day of the preceding calendar month;

(e) the interest rate for the next interest period for any class of floating rate notes;

(f) each class of notes’ aggregate outstanding principal amount, after considering all payments reported under (b) above on that date;

(g) the related Class A Noteholders’ Interest Carryover Amount and the related Class A Noteholders’ Principal Carryover Amount, if any;

(h) the servicing fee paid for the related calendar month; and

(i) the aggregate purchase amounts for automobile loans, if any, that were repurchased in such period.

After the end of each calendar year, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder such information as may be reasonably required to enable the noteholder to prepare its tax returns to the extent not previously provided.

Credit Enhancement

Credit enhancement reduces the risk to the holders of notes resulting from shortfalls in payments received from and losses incurred on the pool of automobile loans. The credit enhancement consists of the policy, the application of excess cashflow, overcollateralization and the spread account.

Application of Excess Cashflow

Because more interest is generally paid by the obligors than is necessary to pay the interest earned on the notes, there is expected to be excess cashflow each month. To the extent that the collections in any month are greater than the amount necessary to pay the issuing entity’s expenses, including, if the issuing entity issues floating rate notes, net swap payments (other than swap termination payments), if any, payable by the issuing entity, and principal and interest on the notes, the remaining amount will be available to maintain the Required Spread Account Amount and to make accelerated principal payments on the Class A Notes to create overcollateralization.

Overcollateralization

Overcollateralization will exist whenever the Pool Balance as of the last day of the calendar month immediately preceding a distribution date exceeds the principal balance of the Class A Notes as of that distribution date, after making all payments on that date. As of the closing date the overcollateralization will be 8.50% and will be represented by the certificate, but the transaction documents require that the amount of overcollateralization be increased to, and then maintained at, a target amount.

The target amount of overcollateralization on any distribution date will equal 13.00% of the Pool Balance, subject to step down on the 12th, 18th, 24th and 30th distribution dates as set forth below.

The increase to, and maintenance of, the overcollateralization will be accomplished by the application of monthly excess cashflow to the payment of the Class A Noteholders’ Accelerated Principal Amount to reduce the principal balance of the Class A Notes until the target is reached. Because the excess cashflow represents interest collections on the automobile loans but is distributed as principal on the Class A Notes, its distribution will increase overcollateralization by paying down principal on the Class A Notes more quickly than principal is otherwise collected on the automobile loans.

Because the overcollateralization target is determined as a percentage of the Pool Balance, as the Pool Balance decreases over time, the amount of overcollateralization required will also decrease, or “step down.” If the amount of overcollateralization steps down on a distribution date, less principal will be distributed on the notes than was collected on the automobile loans in the preceding calendar month. By amortizing the notes more slowly than the automobile loans, the overcollateralization would be reduced.

If no Spread Cap Event exists and no event of default under the insurance agreement shall have occurred on: (i) the 12th distribution date and if cumulative net losses on the automobile loans are equal to or less than 4.00% of the original Pool Balance on such distribution date, then the overcollateralization target will step down to 12.00% at that distribution date; (ii) the 18th distribution date and if cumulative net losses on the automobile loans are equal to or less than 6.75% of the original Pool Balance on such distribution date, then the overcollateralization target will step down to 11.00% at that distribution date; (iii) the 24th distribution date and if cumulative net losses on the automobile loans are equal to or less than 8.75% of the original Pool Balance on such distribution date, then the overcollateralization target will step down to 10.00% at that distribution date; and (iv) the 30th distribution date and if cumulative net losses on the automobile loans are equal to or less than 10.75% of the original Pool Balance on such distribution date, then the overcollateralization target will step down to 9.00% at that distribution date. Furthermore, FSA may permit the required credit support level to step down over time without regard to these tests. In either of these situations, principal collections which would otherwise be paid through to the holders of the Class A Notes as part of the Class A Noteholders’ Principal Distributable Amount may be eventually released to the certificateholder instead.

Subordination

The certificate provides credit enhancement to the Class A Notes. Consequently, to the extent that the trust assets do not generate enough cash to satisfy the issuing entity’s obligations, including the obligations to make payments to noteholders, losses will be absorbed first, by the certificateholder, and second, by the holders of the Class A Notes.

Spread Account

On the closing date, a spread account will be established in the name of the indenture trustee on behalf of the noteholders and FSA, and will be part of the trust estate pledged to the indenture trustee. An initial cash deposit will be made to the spread account on the closing date. On each distribution date, excess cashflow will be deposited to the spread account to maintain the amount on deposit at the Required Spread Account Amount.

Amounts on deposit in the spread account will be invested at the prior written direction of the servicer in certain eligible investments that mature so that the funds will be available on the following distribution date. Any net income from those investments will be deposited into the collection account.

On each distribution date, the amount on deposit in the spread account will be withdrawn, to the extent necessary, to fund any deficiencies in the amounts described in clauses 1 through 7 under “Description of the Purchase Agreements and the Trust Documents—Flow of Funds.”

If the amount on deposit in the spread account on any distribution date, after giving effect to any withdrawals on that distribution date, exceeds the Required Spread Account Amount, excess amounts will be released from the spread account and applied in accordance with clauses 8, then clauses 11 through 14 under “Description of the Purchase Agreements and the Trust Documents—Flow of Funds.”

In addition, the indenture trustee, at the direction of the servicer, will withdraw amounts from the spread account on any distribution date to the extent that such amounts, together with the available funds for such distribution date, would be sufficient to pay the sum of all trust expenses and the outstanding notes in full.

The Swap Agreements

If the issuing entity issues floating rate notes, the issuing entity will enter into a swap agreement consisting of an ISDA Master Agreement, the schedule thereto and, for each class of floating rate notes, a confirmation with the swap counterparty to hedge the floating interest rate risk on the floating rate notes. All terms of the interest rate swap transactions will be acceptable to each rating agency listed under “Summary — Rating of the Notes” and FSA. The interest rate swap transaction for each class of floating rate notes will have an initial notional amount equal to the initial principal amount of that class of notes and will decrease by the amount of any principal payments on that class of notes. The notional amount of the interest rate swap transaction with respect to each class of floating rate notes will be equal to the principal amount of that class of notes at all times that such interest rate swap transaction is in place.

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of each interest rate swap transaction (individually and in the aggregate) is less than 10%.

In general, under each interest rate swap transaction, on each distribution date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate times the notional amount of the related interest rate swap transaction and the swap counterparty will be obligated to pay the issuing entity a per annum floating rate payment based on One-Month LIBOR times the same related notional amount. If the Class A-4 Notes are floating rate notes, the per annum fix rate payable by the issuing entity will be     %. Payments on the interest rate swap transactions will be exchanged on a net basis. The payment obligations of the swap counterparty to the issuing entity under the interest rate swap transactions will become a part of Available Funds and distributed in accordance with distributions described in the section of this prospectus supplement entitled “Description of the Purchase Agreements and the Trust Documents — Flow of Funds.” The payment obligations of the issuing entity to the swap counterparty under the interest rate swap transactions are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders and FSA. Any net swap payment made by the issuing entity ranks higher in priority than all payments on the notes. FSA will issue a swap policy, or the swap policy, guaranteeing payment from the issuing entity to the swap counterparty of each net swap payment (other than swap termination payments). If FSA makes payments under the swap policy, FSA will be subrogated (to the extent of its payments under the swap policy) to the rights of the swap counterparty to receive payments under the swap agreements.

An event of default under each swap agreement includes, among other things:

•	failure by the issuing entity or the swap counterparty to make payments due under the swap agreement;

•	the occurrence of certain bankruptcy and insolvency events of the issuing entity or the swap counterparty;

•	the merger by either the issuing entity or swap counterparty if the successor entity does not assume the obligations of such party under the swap agreement; and

•	with respect to the swap counterparty, its breach of certain obligations under the swap agreement, certain breaches or failures to perform by the swap counterparty’s credit support provider, certain misrepresentations under the swap agreement or the occurrence of a default under certain other agreements to which it is a party.

A termination event under each swap agreement includes, among other things:

•	illegality of the transactions contemplated by the swap agreement;

•	the occurrence of certain tax events, including certain tax events upon the merger of either the swap counterparty or the issuing entity;

•	failure of the swap counterparty to assign the swap agreement to an eligible counterparty if it determines that it is required to provide any financial information to comply with Regulation AB; or

•	failure of the swap counterparty to maintain its credit rating at certain levels required by the swap agreement, which failure may not constitute a termination event if the swap counterparty maintains certain minimum credit ratings and, among other things, either posts collateral pursuant to an ISDA Credit Support Annex or assigns its rights and obligations under the swap agreement to a substitute swap counterparty with an acceptable rating.

Upon the occurrence of any event of default or termination event specified in a swap agreement, the non-defaulting or non-affected party may elect to terminate the swap agreement, provided that no such termination shall occur without FSA’s consent (other than a termination as the result of certain events of default and termination events relating to (i) the illegality of the transactions contemplated by the swap agreement, or (ii) the requirement that the swap counterparty provide financial information required by Regulation AB). If a swap agreement is terminated due to an event of default or a termination event, a swap termination payment under the swap agreement may be due to the swap counterparty by the issuing entity out of available funds. The amount of any swap termination payment may be based on market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the terminated swap agreement, in each case in accordance with the procedures set forth in the swap agreement. Any swap termination payment could, if market rates or other conditions have changed materially, be substantial. If a replacement swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any swap termination payment owed to the swap counterparty, under the terminated swap agreement to the extent not previously paid.

Servicer Termination Event

A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

•	the servicer’s failure to deliver any payment required under the sale and servicing agreement to the indenture trustee for distribution to the noteholders, which failure continues unremedied for two business days or one business day with respect to payment of purchase amounts after written notice is received by the servicer from the indenture trustee or FSA (unless an insurer default has occurred and is continuing) or after discovery of such failure by a responsible officer of the servicer;

•	the servicer’s failure to deliver the monthly servicer’s certificate by the third business day prior to each distribution date;

•	the servicer’s failure to observe or perform any other covenant or agreement under the sale and servicing agreement, and Triad’s obligations as originator under the purchase agreement if Triad is the servicer, which failure (i) materially and adversely affects the rights of the noteholders (determined without regard to the availability of funds under the policy), or of FSA (unless an insurer default has occurred and is continuing), and (ii) continues unremedied for 30 days after the issuing entity, the indenture trustee or FSA gives written notice of such failure or, if an insurer default has occurred and is continuing, 30 days after any noteholder gives the servicer written notice;

•	events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer, or actions by the servicer indicating its bankruptcy, insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations;

•	any servicer representation, warranty or statement proves to be incorrect in any material respect, and has a material adverse effect on the issuing entity, FSA or the noteholder’s interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect are not eliminated or cured within 30 days after knowledge thereof by the servicer or after written notice is given to the servicer by the indenture trustee or FSA (or, if an insurer default has occurred and is continuing, a noteholder);

•	so long as no insurer default has occurred and is continuing, an insurance agreement event of default;

•	a claim is made under the policy; or

•	the occurrence of a performance trigger event under the insurance agreement.

Rights Upon Servicer Termination Event

As long as a servicer termination event remains unremedied:

•	provided no insurer default has occurred and is continuing, FSA in its sole and absolute discretion may terminate all of the servicer’s rights and obligations under the sale and servicing agreement by written notice to the servicer and the indenture trustee; or

•	if an insurer default has occurred and is continuing, then the indenture trustee may, and will at the direction of the majority noteholders, terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

If Triad is the servicer that is terminated, then Citibank, as the backup servicer, or any other successor servicer that the controlling party appoints, will succeed to all the responsibilities, duties, and liabilities of the servicer.

If the terminated servicer is not Triad, then the controlling party will appoint a successor servicer.

Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements received by the previous servicer. FSA (if the notes are outstanding and no insurer default has occurred and is continuing) and such successor servicer may agree on additional compensation to be paid to such successor servicer, which additional compensation may not exceed $150,000 in the aggregate over the successor servicer’s term, and will be paid as part of the servicing fee. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer’s duties.

Waiver of Past Defaults

Notwithstanding anything to the contrary described under “Description of the Trust Agreements—Waiver of Past Defaults” in the prospectus, FSA (or the majority noteholders, if an insurer default has occurred and is continuing) may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and any consequences of any default by the servicer. No waiver will extend to any subsequent or other default or impair the noteholders’ rights with respect to subsequent defaults.

Administration of the Issuing Entity

Under the terms of the sale and servicing agreement, the servicer, as administrator, will agree, to the extent provided in the sale and servicing agreement, to provide the notices and to perform other administrative obligations of the issuing entity under the trust documents and the indenture. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under the issuing entity documents. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to the trust documents and the indenture.

Amendment

If not materially adversely affecting the noteholders or certificateholder and subject to an opinion of counsel acceptable to the indenture trustee and FSA, the trust agreement may be amended, without the noteholders’ or certificateholder’s consent, for the purpose of correcting, supplementing or modifying any provisions of the trust agreement. The depositor, the servicer, and the owner trustee, with the consent of FSA, the certificateholders and the noteholders evidencing at least a majority of the then outstanding notes by principal balance, may amend the trust agreement to add, change in any manner, or eliminate any provisions of the trust agreement or to modify in any manner the rights of the noteholders or certificateholders including provisions that would adversely affect the ratings of the notes. However, no amendment may without the consent of all the noteholders and the certificateholders:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders or the certificateholder; or

•	reduce the percentage of notes or certificates, respectively, that are required to consent to any such amendment.

Notwithstanding anything to the contrary described under “Description of the Trust Agreements—Amendment” in the prospectus, the depositor, the servicer and the issuing entity may amend the sale and servicing agreement to cure any ambiguity, to correct or supplement any provision in the agreement, to comply with any changes to the Internal Revenue Code or to make any other provisions with respect to matters or questions arising under the agreement which will not be inconsistent with any other provision in the agreement or the insurance agreement with the consent of the indenture trustee, which consent may not be unreasonably withheld, and with FSA’s consent, so long as no insurer default has occurred and is continuing, but without the consent of the noteholders. However, an amendment made in this manner may not in any material respect adversely affect the interests of any noteholder, the certificateholder or, unless the swap counterparty consents to the amendment, the swap counterparty. In addition, if an insurer default has occurred and is continuing, an amendment made in this manner may not materially adversely affect FSA’s interests.

The depositor, the servicer and the issuing entity may also amend the sale and servicing agreement, with the consent of FSA, the consent of the indenture trustee, and with the consent of the noteholders evidencing not less than a majority of the outstanding principal amount of the notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of sale and servicing agreement or of modifying in any manner the rights of the noteholders. However, no such amendment will:

•	increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that will be required to be made for the benefit of the noteholders; or

•	reduce the aforesaid percentage of the outstanding principal amount of the notes, the holders of which are required to consent to any such amendment;

in each case, without the consent of the holders of all the outstanding notes of each class affected thereby.

In addition, if an insurer default has occurred and is continuing, an amendment made in this manner may not materially adversely affect the interest of FSA. No amendment made in this manner may materially adversely affect the rights or obligations of the swap counterparty under the sale and servicing agreement without the consent of the swap counterparty.

Resignation and Removal of the Indenture Trustee

The indenture trustee may resign at any time in which event the issuing entity will be obligated to appoint a successor indenture trustee eligible under the indenture which, if no insurer default exists, must be acceptable to FSA. The issuing entity may remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee eligible under the indenture which, if no insurer default exists, must be acceptable to FSA. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by a successor indenture trustee.

The retiring indenture trustee, at the expense of the issuing entity, will promptly transfer all property held by it as indenture trustee to the successor indenture trustee.

THE POLICY

The following summary of the terms of the policy does not purport to be complete and is subject to all of the provisions of the policy.

Simultaneously with the issuance of the notes, FSA will deliver the policy to the indenture trustee for the benefit of each Class A Noteholder. Under the policy, FSA unconditionally and irrevocably guarantees to the indenture trustee, on each distribution date, for the benefit of each Class A Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the notes and (ii) the amount of any Scheduled Payment that subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the indenture trustee fails to make a claim under the policy, Class A Noteholders do not have the right to make a claim directly under the policy, but may compel the indenture trustee to do so.

Scheduled Payments means, as to each distribution date, payments that are required to be made to Class A Noteholders in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes or of the Indenture except amendments or modifications to which FSA has given its prior written consent, which payments are (i) the Class A Noteholders’ Interest Distributable Amount (as defined in the Glossary) with respect to the related distribution date, (ii) the Class A Noteholders’ Parity Deficit Amount (as defined in the Glossary) with respect to the related distribution date and (iii) with respect to the final scheduled distribution date for any class of Class A Notes, the outstanding principal amount of such class on such final scheduled distribution date, after taking into account reductions on such date of such outstanding principal amount from all sources other than the policy. Scheduled Payments do not include payments that become due on an accelerated basis as a result of (a) a default by the issuing entity, (b) an election by the issuing entity to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless FSA elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event FSA does not so elect, the policy will continue to guarantee payment on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Class A Noteholders’ Interest Distributable Amount due to Class A Noteholders because the appropriate notice and certificate for payment in proper form (as required by the policy) was not timely Received (as defined below) by FSA or (y) any portion of a Class A Noteholders’ Interest Distributable Amount due to Class A Noteholders representing interest on any Class A Noteholders’ Interest Carryover Amount accrued from and including the date of payment of the amount of such Class A Noteholders’ Interest Carryover Amount, unless in each case, FSA elects, in its sole discretion, to pay such amount in whole or in part, pursuant to the policy. Scheduled Payments shall not include any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the issuing entity by reason of any default or event of default in respect of the Class A Notes, or by reason of any deterioration of the creditworthiness of the issuing entity, nor shall Scheduled Payments include, nor shall coverage be provided under the policy in respect of, any taxes, withholding or other charge with respect to any Class A Noteholder imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

Payment of claims on the policy made in respect of Scheduled Payments will be made by FSA following Receipt (as defined below) by FSA of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the notes.

Pursuant to the policy, FSA shall be entitled to pay any amount under the policy in respect of Scheduled Payments on the Class A Notes, including any amount due on the Class A Notes on an accelerated basis, whether or not any notice and certificate shall have been Received by FSA as provided above; provided, however, that by acceptance of the policy the indenture trustee agrees to provide to FSA, upon FSA’s request to the indenture trustee, a notice and certificate in respect of any such payments made by FSA. Pursuant to the policy, FSA shall be entitled to pay under the policy any amount that becomes due on the Class A Notes on an accelerated basis at any time or from time to time after such amount becomes due, in whole or in part, prior to the scheduled date of payment thereof. Scheduled Payments insured under the policy do not include interest, in respect of principal paid under the policy on an accelerated basis, accruing from and after the date of such payment of principal. Pursuant to the policy, FSA’s obligations under the policy in respect of Scheduled Payments shall be discharged to the extent such amounts are paid by the issuing entity in accordance with the sale and servicing agreement or disbursed by FSA as provided in the policy whether or not such funds are properly applied by the indenture trustee except as otherwise specified below.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, FSA shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by FSA from the indenture trustee of (A) a certified copy of the order (the Order) of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the notes during the Term Of The Policy (as defined below) because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class A Noteholder, in such form as is reasonably required by FSA and provided to the Class A Noteholder by FSA, irrevocably assigning to FSA all rights and claims of the Class A Noteholder relating to or arising under the notes against the estate of the issuing entity or otherwise with respect to such preference payment, or (ii) the date of Receipt by FSA from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, FSA shall have Received written notice from the indenture trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the indenture trustee or any Class A Noteholder directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the indenture trustee for distribution to such Class A Noteholder upon proof of such payment reasonably satisfactory to FSA). In connection with the foregoing, FSA shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the indenture trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions of the Policy

The terms Receipt and Received with respect to the policy mean actual delivery to FSA and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and FSA or its fiscal agent shall promptly so advise the indenture trustee, and the indenture trustee may submit an amended notice.

The term Term Of The Policy with respect to the policy means the period from and including the policy date of issuance to and including the date on which (i) all Scheduled Payments have been paid that are required to be paid by the issuing entity as specified in the satisfaction and discharge provision of the indenture; (ii) any period during which any Scheduled Payment could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law shall have expired and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

FSA’s obligations under the policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the policy whether or not such funds are properly applied by the indenture trustee.

FSA shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by FSA under the policy. For a discussion of the rights and powers of FSA upon an event of default under the indenture, see “Description of the Notes—Events of Default.”

FSA agrees under the policy, to the fullest extent permitted by applicable law, not to assert, and under the policy waives, for the benefit of each Class A Noteholder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to FSA to avoid payment of its obligations under the policy in accordance with the express provisions of the policy. The policy states that the foregoing waiver shall not be construed to limit or otherwise impair FSA’s right to pursue recovery or claims (based on contractual rights, securities law violations, fraud or other causes of action) against any person or entity, or to require payment by FSA of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of the policy or the Class A Notes. The policy states that nothing in the policy shall be construed to require payment to the extent any force majeure event or governmental act prevents FSA from performing its obligations under the policy or such performance is otherwise rendered impossible, in which event the policy states that FSA will (i) use commercially reasonable efforts to perform its obligations under the policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under the policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

Claims under the policy constitute direct, unsecured and unsubordinated obligations of FSA ranking not less than pari passu with other unsecured and unsubordinated indebtedness of FSA for borrowed money. Claims against FSA under the policy and claims against FSA under each other financial guaranty insurance policy issued by FSA constitute pari passu claims against the general assets of FSA. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuing entity. The policy may not be canceled or revoked prior to payment in full of all Scheduled Payments. The policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event FSA were to become insolvent, any claims arising under the policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code. The policy shall be governed by and construed in accordance with the laws of the state of New York without giving effect to the conflict of laws principles thereof.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the Class A Notes only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the Class A Notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the Class A Notes as other than capital assets, may be subject to special rules that are not discussed below. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Class A Notes.

Tax Characterization of the Issuing Entity

Assuming the parties will comply with the terms of the governing documents, Kirkland & Ellis LLP, as tax counsel to the issuing entity, is of the opinion that the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Class A Notes

Treatment of the Class A Notes as Indebtedness

The parties to the transaction agree, and the noteholders will agree by their purchase of the Class A Notes, to treat the Class A Notes as indebtedness for all federal, state and local income and franchise tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Class A Notes. In general, whether instruments such as the Class A Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

The Internal Revenue Service, or the IRS, and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a pledge to support a borrowing secured by the property.

On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the Class A Notes will constitute indebtedness, and not an ownership interest in the automobile loans, or an equity interest in the issuing entity or in a separate association taxable as a corporation or other taxable entity. See “Material Federal Income Tax Consequences—Debt Securities” in the accompanying prospectus.

If the Class A Notes are characterized as indebtedness, interest paid or accrued on the Class A Notes will be treated as ordinary income to the noteholders and principal payments on the Class A Notes will be treated as a return of capital to the extent of the noteholder’s basis in the Class A Notes allocable thereto. An accrual method taxpayer will be required to include in income interest on the Class A Notes when earned, even if not paid, unless it is determined to be uncollectable. The issuing entity will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the Class A Notes to the extent required by law. Interest received on the Class A Notes may constitute “investment income” for purposes of some limitations of the Code concerning the deductibility of investment income expense.

Possible Alternative Characterizations of the Class A Notes

Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the Class A Notes will be characterized as indebtedness, such opinion is not binding on the IRS or any court and thus no assurance can be given that such a characterization will prevail. If, for example, Class A Noteholders were treated as owning interests in a partnership, the partnership itself would not be subject to federal income tax; rather, each partner would be taxed individually on its respective distributive share of the partnership’s income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a noteholder would differ if the Class A Notes were held to constitute partnership interests, rather than indebtedness. Because the issuing entity will treat the Class A Notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Class A Notes. Investors that are Non-U.S. Persons (as defined in Annex A) should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Class A Notes. See “Material Federal Income Tax Consequences—Foreign Investors” in the accompanying prospectus.

Discount and Premium

We do not anticipate issuing Class A Notes with any original issue discount. See “Material Federal Income Tax Consequences—Discount and Premium—Original Issue Discount” in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.70% ABS. See “Yield and Prepayment Considerations” in this prospectus supplement. In addition, a subsequent purchaser who buys a Class A Note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences—Discount and Premium—Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences—Discount and Premium—Premium” in the accompanying prospectus.

Sale or Redemption of Notes

If a Class A Note is sold or retired, the noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Class A Note. See “Material Federal Income Tax Consequences—Debt Securities—Sales of Debt Securities” in the accompanying prospectus.

Other Matters

For a discussion of backup withholding and taxation of foreign investors in the Class A Notes, see “Material Federal Income Tax Consequences—Backup Withholding and Information Reporting” and “Material Federal Income Tax Consequences—Foreign Investors” in the accompanying prospectus, and Annex A to this prospectus supplement.

STATE AND LOCAL TAX CONSEQUENCES

You should consider the state and local income tax consequences of the purchase, ownership and disposition of the Class A Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of an investment in the Class A Notes.

ERISA CONSIDERATIONS

The Class A Notes may be purchased by ERISA plans as described in the prospectus under “ERISA Considerations—ERISA Considerations Regarding Securities that are Notes.” The Class A Notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. This determination is based in part on the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. As described in the prospectus under “ERISA Considerations,” the acquisition or holding of the Class A Notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if, for example, the acquisition or holding of the Class A Notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Code to acquire the Class A Notes will be deemed to have represented that the acquisition and continued holding of the Class A Notes will be eligible for, and satisfy all requirements of a statutory exemption from the prohibited transaction provisions of ERISA or a Department of Labor prohibited transaction class exemption. The Class A Notes are not being offered in reliance on an underwriter exemption.

Any potential purchaser considering the purchase of a Class A Note on behalf of a plan should consult with its counsel as to the potential applicability of fiduciary requirements, including conflict of interest prohibitions, of ERISA and the Code to the investment. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. See “ERISA Considerations” in the accompanying prospectus.

The sale of Class A Notes to a plan is in no respect a representation by the issuing entity, the depositor or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

LEGAL INVESTMENT

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended. A money market fund is encouraged to consult its legal advisers regarding the eligibility of such notes under Rule 2a-7 and whether an investment in the Class A-1 Notes satisfies the fund’s investment policies and objectives.

RATINGS

The notes must receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc. in order to be issued:

Rating
Class	S&P	Moody’s

A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa

You must not assume, nor can we assure you, that the ratings will not be lowered, qualified or withdrawn by the rating agencies. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of FSA, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Class A Notes address the likelihood of the receipt by the Class A Noteholders of all distributions to which the noteholders are entitled under the indenture and sale and servicing agreement. The ratings assigned to the Class A Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Class A Noteholders might suffer a lower than anticipated yield. We have been informed by the rating agencies that the ratings assigned to the Class A Notes will be monitored by the rating agencies that are rating the Class A Notes while the Class A Notes are outstanding, but we cannot assure you that a rating agency will not discontinue monitoring the ratings assigned to the Class A Notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Notes, the depositor has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of Class A Notes set forth opposite its name below.

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of
	Class A-1	Class A-2	Class A-3	Class A-4
Underwriters	Notes	Notes	Notes	Notes

Citigroup Global Markets Inc.	$	$	$	$
Goldman, Sachs & Co.	$	$	$	$
Banc of America Securities LLC	$	$	$	$
Credit Suisse Securities (USA) LLC	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$

Total	$150,000,000	$278,000,000	$127,000,000	$220,110,000

In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Notes if any Class A Notes are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Class A Notes, will be as follows:

	Selling Concessions		Reallowance
	Not to Exceed		Not to Exceed

Class A-1 Notes		%		%
Class A-2 Notes		%		%
Class A-3 Notes		%		%
Class A-4 Notes		%		%

The depositor has been advised by the underwriters of the notes that they propose initially to offer the Class A Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement. If all of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms.

The underwriters are offering the Class A Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the securities and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Until the distribution of the Class A Notes is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Notes.

If an underwriter creates a short position in the Class A Notes in connection with this offering (i.e., they sell more Class A Notes than are set forth on the cover page of this prospectus supplement), that underwriter may reduce that short position by purchasing Class A Notes in the open market. The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters’ short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.

In general, purchases of a Class A Note for the purpose of stabilization or to reduce a short position could cause the price of the Class A Note to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a Class A Note to the extent that it were to discourage resales of the Class A Note.

None of Triad, the depositor or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Notes. In addition, neither the depositor nor any of the underwriters makes any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Class A Notes are new issues of securities, and there currently is no secondary market for the Class A Notes. The underwriters for the Class A Notes expect to make a market in such securities but will not be obligated to do so. We cannot assure you that a secondary market for the Class A Notes will develop. If a secondary market for the Class A Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

Triad and the depositor have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the issuing entity and their affiliates. Certain affiliates of Goldman, Sachs & Co. are indirect equityholders of Triad Holdings Inc., the parent company of Triad Financial Corporation. Triad or its affiliates will apply all or a portion of the net proceeds of the sale of the automobile loans to the issuing entity to the repayment of debt, including “warehouse” debt secured by the automobile loans. An affiliate of Citigroup Global Markets Inc. and an affiliate of Goldman, Sachs & Co. have acted as “warehouse” lenders to Triad or its affiliates and will receive a portion of such proceeds as repayment of such “warehouse” debt. See “The Depositor and the Residual Holder.”

Any underwriter, or any affiliate of any underwriter, that enters into a swap agreement with the issuing entity does so as a principal for its own benefit and not for the benefit of the noteholders or any other party. Amounts received by any underwriter, or any affiliate of any underwriter, in its capacity as swap counterparty under the swap agreement are not included in the underwriting discounts listed on the cover of this prospectus supplement.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, the depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

The indenture trustee may, from time to time, invest the funds in the accounts pursuant to the prior written direction of the servicer in eligible investments acquired from the underwriters.

The depositor will receive aggregate proceeds of approximately $      from the sale of the Class A Notes (representing approximately      % of the principal amount of the Class A Notes) after paying the aggregate underwriting discount of $      on the Class A Notes. Additional offering expenses are estimated to be $875,000.

EXPERTS

The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006, incorporated by reference in this prospectus supplement, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

There are no current legal proceedings pending against the sponsor, the depositor, the issuing entity or the servicer, that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.

LEGAL OPINIONS

In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for Triad, the depositor and the issuing entity by Kirkland & Ellis LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Sidley Austin LLP. Certain legal matters relating to the policy will be passed upon for FSA by the General Counsel or an Associate General Counsel of FSA.

GLOSSARY

Additional Funds Available means, with respect to any distribution date, the sum of:

(1)  the Spread Account Draw Amount, if any, received by the indenture trustee with respect to the distribution date;

plus

(2)  the Insurer Optional Deposit, if any, received by the indenture trustee with respect to the distribution date.

Amount Financed means, for any automobile loan, the aggregate amount advanced toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the automobile loan is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

Available Funds means, for any distribution date, the sum of:

(1)  the Collected Funds for the prior calendar month;

plus

(2)  all Purchase Amounts deposited in the collection account with respect to the prior calendar month, plus income on investments held in the collection account;

plus

(3)  the proceeds of any liquidation of the assets of the issuing entity, other than Net Liquidation Proceeds;

plus

(4)  the net amounts received, if any, from the swap counterparty pursuant to each swap agreement with respect to a class of floating rate notes (less any amounts used to enter into a replacement swap agreement, if applicable).

Class A Noteholders’ Accelerated Principal Amount means, for any distribution date, the lesser of:

(1)  the sum of

(a)  the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 11 under “Description of the Purchase Agreements and the Trust Documents—Flow of Funds;”

plus

(b)  the amounts, if any, on deposit in the spread account in excess of the Required Spread Account Amount for the distribution date; and

(2)  the excess, if any, on the distribution date of:

(a)  the Pro Forma Class A Note Balance for the distribution date;

over

(b)  the Required Pro Forma Class A Note Balance for the distribution date.

Class A Noteholders’ Interest Distributable Amount means, for any distribution date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for each class of Class A Notes for such distribution date and the Class A Noteholders’ Interest Carryover Amount, if any, for each class of Class A Notes, calculated as of such distribution date.

Class A Noteholders’ Interest Carryover Amount means, for any class of Class A Notes and any determination date, all or any portion of the Class A Noteholders’ Interest Distributable Amount for the class for the immediately preceding distribution date still unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the class of notes from the preceding distribution date to but excluding the related distribution date.

Class A Noteholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of Class A Notes, the interest accrued at the applicable interest rates during the applicable interest period on the principal amount of the notes of each class of the Class A Notes outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date.

Class A Noteholders’ Monthly Principal Distributable Amount means, for any distribution date, the amount, which will not be less than zero, equal to:

(1)  the sum of

(a)  collections received on automobile loans (other than Liquidated Automobile Loans) that are allocable to principal, including any full and partial principal prepayments during the related Collection Period;

plus

(b)  the Principal Balance of all automobile loans (other than Purchased Automobile Loans) that became Liquidated Automobile Loans during the related Collection Period;

plus

(c)  the principal portion of any Purchase Amount of all automobile loans that became Purchased Automobile Loans during the related Collection Period;

plus

(d)  at the sole discretion of FSA, the outstanding Principal Balance of those automobile loans that the depositor or Triad was required to repurchase during the related Collection Period but were not repurchased;

plus

(e)  the aggregate amount of Cram Down Losses during the related calendar month;

plus

(f)  if the notes have been accelerated, the amount of money or property collected pursuant to the indenture following such acceleration, to the extent not used to pay interest on the Class A Notes;

minus

(2)  the Step-Down Amount, if any, for the distribution date;

minus

(3)  amounts of principal distributed under clause 5 under “Description of the Purchase Agreements and the Trust Documents—Flow of Funds.”

Class A Noteholders’ Parity Deficit Amount means, for any distribution date, the excess, if any, of:

(1)  the aggregate remaining principal amount of the Class A Notes outstanding on the distribution date after giving effect to all reductions in such aggregate principal amount from sources other than the policy;

over

(2)  the Pool Balance at the end of the prior calendar month.

Class A Noteholders’ Principal Carryover Amount means, as of any determination date, all or any portion of the Class A Noteholders’ Principal Distributable Amount from the immediately preceding distribution date which remains unpaid.

Class A Noteholders’ Principal Distributable Amount means, for any distribution date, the sum of the Class A Noteholders’ Monthly Principal Distributable Amount for the distribution date and the Class A Noteholders’ Principal Carryover Amount, if any, as of the distribution date.

Collected Funds means, for any calendar month, the amount of funds in the collection account representing automobile loan collections (other than with respect to Purchased Automobile Loans) during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

Collection Period means, with respect to the first distribution date, the period beginning on the close of business on April 30, 2007 and ending on the close of business on May 31, 2007. With respect to each subsequent distribution date, “Collection Period” means the period beginning on the open of business on the first day of the immediately preceding calendar month and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business of the last day of a Collection Period” will give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

Cram Down Loss means, for any automobile loan (other than a Purchased Automobile Loan or a Liquidated Automobile Loan), if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to the excess of the automobile loan’s Principal Balance immediately prior to the order over the automobile loan’s Principal Balance as reduced.

Cumulative Net Loss Ratio means the ratio, expressed as a percentage, computed by dividing (a) the aggregate principal balance of all Net Liquidation Losses for each Collection Period from the closing date to and including the last day of the then-current Collection Period by (b) the original Pool Balance.

Cumulative Net Loss Trigger Event means, with respect to any determination date, the Cumulative Net Loss Ratio with respect to such determination date exceeds the amounts set forth below:

Distribution Date Occurring in:	Percentage:

June 2007 through August 2007	1.56%
September 2007 through November 2007	3.12%
December 2007 through February 2008	4.68%
March 2008 through May 2008	6.24%
June 2008 through August 2008	8.06%
September 2008 through November 2008	9.88%
December 2008 through February 2009	11.70%
March 2009 through May 2009	13.52%
June 2009 through August 2009	15.08%
September 2009 through November 2009	16.64%
December 2009 through February 2010	18.20%
March 2010 through May 2010	19.76%
June 2010 and thereafter	20.00%

Delinquency Rate means, with respect to any determination date, a fraction, expressed as a percentage, (a) the numerator of which is equal to the aggregate Principal Balance of all automobile loans, other than Liquidated Automobile Loans, for which 10% or more of a scheduled payment to be made on the automobile loan was 60 or more days delinquent as of the last day of the related Collection Period and (b) the denominator of which is equal to the aggregate Principal Balance of all automobile loans as of the last day of the related Collection Period.

Insurer Optional Deposit means, for any distribution date, an amount, other than a payment under the policy, delivered by FSA, at its sole option, for deposit into the collection account for any of the following purposes:

•	to provide funds to pay the fees or expenses of any of the issuing entity’s service providers for the distribution date; or

•	to include those amounts as part of Additional Funds Available for the distribution date to the extent that without them a draw would be required to be made on the policy.

LIBOR Business Day means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

Liquidated Automobile Loan means, with respect to any calendar month, any automobile loan with respect to which any of the following has occurred:

•	10% or more of a scheduled payment is 120 or more days past due, except in the case of financed vehicles repossessed within such 120 days;

•	the earlier of (i) 90 days have elapsed since the servicer repossessed the related financed vehicle and (ii) the sale of the related financed vehicle; or

•	the servicer has determined in good faith that it has received all amounts it expects to recover.

Net Liquidation Losses means, with respect to any determination date, the amount, if any, by which:

(a)  the sum of

(i)  the Principal Balance of all automobile loans which became Liquidated Automobile Loans during the related Collection Period; and

(ii) the aggregate of all Cram Down Losses that occurred during such Collection Period,

exceeds

(b)  the Net Liquidation Proceeds received during the related Collection Period in respect of all Liquidated Automobile Loans.

Net Liquidation Proceeds means, for Liquidated Automobile Loans:

(1)  proceeds from the disposition of the underlying financed vehicles;

plus

(2)  any related insurance proceeds;

plus

(3)  other monies received from the obligor that are allocable to principal and interest due under the automobile loan;

minus

(4)  the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Pool Balance means, as of any date of determination, the aggregate Principal Balance of the automobile loans, excluding all Liquidated Automobile Loans and all Purchased Automobile Loans, at the end of the preceding calendar month.

Principal Balance means, for any automobile loan as of any date of determination,

(1)  the Amount Financed;

minus

(2)  that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan’s terms;

minus

(3)  any Cram Down Losses for the automobile loan accounted for as of that date.

Pro Forma Class A Note Balance means, for any distribution date, the aggregate remaining principal amount of the Class A Notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 11 under “Description of the Purchase Agreements and the Trust Documents—Flow of Funds.”

Purchase Amount means, for any automobile loan, the Principal Balance as of the date of purchase and an amount of interest accrued thereon at the related APR from the end of the prior Collection Period through the date of purchase.

Purchased Automobile Loan means an automobile loan purchased as of the close of business on the last day of a calendar month by Triad or the servicer, so long as Citibank is not acting as servicer, as the result of a breach of a covenant or as an exercise of its optional redemption right.

Reference Bank Rate means, for any distribution date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal amount of the applicable class of floating rate notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the depositor. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the depositor, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the principal amount of the then outstanding floating rate notes. If no quotation can be obtained, then One-Month LIBOR will be the rate from the prior distribution date.

Required Pro Forma Class A Note Balance means, for any distribution date, a dollar amount equal to the product of:

(1)  the difference between (a) 100% and (b) an initial overcollateralization target of 13.00%, and if certain trust portfolio performance triggers and other conditions are met and no event of default under the insurance agreement shall have occurred on: (i) the 12th distribution date and if cumulative net losses on the automobile loans are equal to or less than 4.00% of the original Pool Balance on such distribution date, then the overcollateralization target will step down to 12.00% at that distribution date; (ii) the 18th distribution date and if cumulative net losses on the automobile loans are equal to or less than 6.75% of the original Pool Balance on such distribution date, then the overcollateralization target will step down to 11.00% at that distribution date; (iii) the 24th distribution date and if cumulative net losses on the automobile loans are equal to or less than 8.75% of the original Pool Balance on such distribution date, then the overcollateralization target will step down to 10.00% at that distribution date; and (iv) the 30th distribution date and if cumulative net losses on the automobile loans are equal to or less than 10.75% of the original Pool Balance on such distribution date, then the overcollateralization target will step down to 9.00% at that distribution date;

multiplied by

(2)  the Pool Balance as of the end of the prior calendar month.

Required Spread Account Amount means, for any distribution date, a dollar amount equal to 2.00% of the principal balance of the automobile loans on the cut-off date, which is approximately $16,942,299.22 or, if a Spread Cap Event has occurred and is continuing, 3.00% of the original Pool Balance.

Spread Account Draw Amount means, for any determination date, the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to any shortfall in the full payment of amounts described in clauses 1 through 7 under “Description of the Purchase Agreements and the Trust Documents—Flow of Funds.”

Spread Cap Event means, with respect to any determination date, the occurrence of any of the following:

(a)  the Delinquency Rate with respect to such determination date shall exceed the rate provided below for the related Collection Period; or

Distribution Date Occurring in:	Percentage:

June 2007	1.25%
July 2007	2.25%
August 2007	3.50%
September 2007	4.00%
October 2007	4.50%
November 2007	4.75%
December 2007	5.50%
January 2008	5.75%
February 2008	6.00%
March 2008	6.00%
April 2008	6.00%
May 2008	6.50%
June 2008	7.50%
July 2008	7.50%
August 2008	8.25%
September 2008	8.50%
October 2008	8.75%
November 2008	8.75%
December 2008 and thereafter	9.00%

(b)  the Cumulative Net Loss Ratio with respect to such determination date shall exceed the rate provided below for the related Collection Period;

Distribution Date Occurring in:	Percentage:

June 2007 through August 2007	1.27%
September 2007 through November 2007	2.54%
December 2007 through February 2008	3.80%
March 2008 through May 2008	5.07%
June 2008 through August 2008	6.55%
September 2008 through November 2008	8.03%
December 2008 through February 2009	9.51%
March 2009 through May 2009	10.99%
June 2009 through August 2009	12.25%
September 2009 through November 2009	13.52%
December 2009 through February 2010	14.79%
March 2010 through May 2010	16.06%
June 2010 and thereafter	16.50%

provided that if the Spread Cap Event is deemed cured as of such determination date, there shall be no Spread Cap Event on such determination date.

Step-Down Amount means, for any distribution date, the excess, if any, of:

(1)  the Required Pro Forma Class A Note Balance;

over

(2)  the Pro Forma Class A Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount—i.e., with the assumption that the entire amount described in clause (1) of the definition of Class A Noteholders’ Monthly Principal Distributable Amount is distributed as principal on the Class A Notes.

ANNEX A
CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

NOTICE TO INVESTORS:  THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

Except in limited circumstances, the notes will be available only in book-entry form. Investors in the notes may hold the notes through any of DTC, Clearstream or Euroclear. The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and as DTC participants.

Holders of global notes who are Non-U.S. Persons will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants

Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. However, interest on the notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global notes to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The depositor will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the notes to the DTC participant’s account against payment. Payment will include interest accrued on the notes from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of notes holding notes through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless:

•	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the notes as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the notes and regarding the proper withholding certificate you should use to obtain an exemption from or a reduction of United States withholding tax.

Exemption for Non-U.S. Persons—Form W-8BEN.

Beneficial owners of global notes that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is generally valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for Non-U.S. Persons with effectively connected income—Form W-8ECI.

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a

Trade or Business in the United States). The Form W-8ECI is generally valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries—Form W-8BEN.

A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period beginning on the date that the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption or reduced rate for Non-U.S. Persons—Form W-8EXP and Form W-8IMY.

A Non-U.S. Person which is a foreign government or government of a U.S. possession or certain public international organizations, foreign central banks of issue, foreign tax-exempt organizations or foreign private foundations may be required to complete Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding) to claim a reduced rate of, or exemption from, withholding tax. A Non-U.S. Person which is acting as an intermediary and certain foreign partnerships and foreign simple or grantor trusts may be required to provide Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) to claim a reduced rate of, or exemption from, withholding tax.

Exemption for U.S. Persons (Form W-9).

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

A U.S. Person is:

(i)  a citizen or resident of the United States;

(ii)  a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

(iii)  an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(iv)  a trust that (A) is subject to the primary supervision of its administration by a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) was in existence on August 20, 1996 and has properly elected under applicable United States Treasury Regulations to be treated as a United States person.

A Non-U.S. Person is any person who is not a U.S. Person.

PROSPECTUS

TRIAD AUTOMOBILE RECEIVABLES TRUSTS

Automobile Receivable Asset-Backed Securities

Triad Financial Special Purpose LLC
Depositor

Triad Financial Corporation
Sponsor and Servicer

You should consider carefully the “Risk Factors” on page 4 of this prospectus before making a decision to invest in these securities.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuing entity issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities—
• will be issued from time to time in series;
• will be backed by one or more pools of automobile loans held by this issuing entity;
• will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and
• may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.
The Assets—

• The assets of each issuing entity will primarily consist of a pool of automobile loans. Other assets, such as funds on deposit in one or more accounts, may also be included in the assets of each issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2007.

Important Information about the Information Presented in this Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

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SUMMARY OF PROSPECTUS

•	This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

•	This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these structural elements, calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

•	There are material risks associated with an investment in the securities. You should read the section entitled “Risk Factors” on page 5 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

Issuing Entity

The issuing entity for a particular series of securities may be either the depositor or a trust formed by the depositor.

Depositor

Triad Financial Special Purpose LLC. The depositor’s principal executive office is located at 7711 Center Avenue, Suite 390, Huntington Beach, California 92647, and its telephone number is (714) 373-8300.

Sponsor

Triad Financial Corporation, a California corporation. The sponsor’s principal offices are located at 7711 Center Avenue, Suite 100, Huntington Beach, California 92647, and its telephone number is (714) 373-8300.

Servicer

Triad Financial Corporation.

Trustees

For any series of securities, the trustee specified in the related prospectus supplement.

In addition, if the issuing entity is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

The Securities

Each class of securities will be either:

•	notes representing indebtedness of the issuing entity; or

•	certificates evidencing beneficial ownership in the trust property.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

•	upon the occurrence of specified events;

•	in accordance with a schedule or formula; or

•	on the basis of collections from designated portions of the related pool of automobile loans.

A series may include one or more classes that:

•	are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

•	are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

•	have different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

•	will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

•	are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

•	has a lockout feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

Trust Property

The property of the trust will be specified in the prospectus supplement. The trust property may consist of:

•	a pool consisting primarily of “non-prime” automobile loans together with all monies received relating to the contracts;

•	participation interests in automobile loans and all monies received relating to the contracts for such loans;

•	certain amounts due or received from the automobile loans after the cutoff date specified in the related prospectus supplement;

•	a security interest in the underlying automobiles and light-duty trucks and the proceeds from the disposition of automobiles and light-duty trucks, and property relating to the automobiles and trucks;

•	Rule of 78s loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

•	actuarial loans that provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

•	simple interest loans that provide for amortization of the amount financed through a series of fixed level monthly payments;

•	proceeds from claims on certain insurance policies;

•	amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

•	credit enhancement for the trust property or any class of securities;

•	interest on short-term investments;

•	certain rights under the related purchase agreement to cause the company to repurchase receivables affected materially and adversely by breaches of the representations of the company; and

•	all proceeds of the above.

If the prospectus supplement specifies, the trustee may acquire additional receivables during a specified pre-funding period from monies in a pre-funding account.

If the prospectus supplement specifies, the securities may have a revolving period. During a revolving period, the issuing entity may acquire additional automobile loans from the proceeds of payments on existing automobile loans. The securities will not pay principal during this period.

“Non-prime” automobile loans, the primary component of the trust property, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

Payment Date

As described in the prospectus supplement, the securities will pay principal or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

Record Date

The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Collection Period

A period preceding each payment date—for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

Credit and Cash Flow Enhancement

As described in the prospectus supplement, credit and cash flow enhancement for the trust property or any class of securities may include any one or more of the following:

•	a policy issued by an insurer specified in the related prospectus supplement;

•	a reserve account;

•	excess cash flow;

•	letters of credit;

•	credit or liquidity facilities;

•	cash deposits or surety bonds;

•	swaps (including currency swaps) and caps (including currency caps); and

•	subordination and over-collateralization.

Registration Of Securities

The issuing entity may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

Optional Termination

As described in this prospectus and the prospectus supplement, the servicer, the company, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

Mandatory Termination

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

Material Federal Income Tax Consequences

The securities of each series offered will, for federal income tax purposes, constitute one of the following:

•	securities which will be treated as debt issued by a trust or by the depositor secured by the underlying automobile loans;

•	interests in a trust which will be treated as a partnership; or

•	interests in a trust entirely owned by the depositor which is treated as a division of the depositor, and hence, as a disregarded entity.

A trust which will be the issuing entity of any of the above securities will not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

In addition to reviewing “Material Federal Income Tax Consequences” in this prospectus and the prospectus supplement, you should consult your tax advisors.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or Section 4975 of the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review “ERISA Considerations” in this prospectus and in the prospectus supplement.

Ratings

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings that we expect to receive with respect to any securities will be set forth in the prospectus supplement. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loans or the effect of the rate of prepayments on the return of principal to securityholders.

RISK FACTORS

This section and the section under the caption “Risk Factors” in the accompanying prospectus supplement describe the main risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

You may be unable to sell your securities, and may have to hold your securities to maturity even though you may want to sell.	A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

Prepayments on the automobile loans could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity.	The automobile loans may be prepaid in full or in part at any time.

The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the automobile loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the automobile loans. If the automobile loans prepay very quickly the yield on an interest only security could be dramatically reduced.

We cannot predict the rate of prepayments of the automobile loans. Prepayment rates are influenced by a wide variety of economic, social and other factors, including obsolescence, prevailing interest rates, availability of alternative financing, transfer of the vehicle, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

Optional or mandatory redemption of your securities could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity and which may expose you to reinvestment risk.	Your securities could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the automobile loans or the securities is less than a specified amount or percentage.

Because prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

The trust assets consist mainly of loans made to “non-prime” borrowers.	The trust assets consist primarily of “non-prime” automobile loans originated under the company’s lending programs designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with non-prime borrowers. The typical non-prime borrowers may have experienced previous credit difficulties, may have modest incomes or may have limited credit histories. Because the company serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it charges interest at higher rates than those charged by many traditional financing sources. “Non-prime” automobile loans such as those included in trust assets therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies and credit losses than automobile loans made by traditional financing sources, such as commercial banks or automobile manufacturers’ captive finance companies.

Transfer of servicing may delay payments to you.	If the company were to cease servicing the automobile loans, delays in processing payments on the automobile loans and information regarding automobile loan payments could occur. This could delay payments to you.

The securities are asset-backed debt and each issuing entity will have only limited assets.	The sole sources for repayment of the securities are payments on the automobile loans, amounts on deposit in the accounts held by the related trustee and any other credit enhancement described in the prospectus supplement.

Securityholders have no recourse against the company, the servicer, the trustee or the underwriters for losses.	The securities represent obligations solely of the trust or debt secured by the trust property. No securities will be guaranteed by the company, the servicer, the trustee or the underwriters. Consequently, if payments on the automobile loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the company, the servicer, the trustee or the underwriters.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.	Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the contracts and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the prospectus supplement.

Possession of the automobile loans by the sponsor combined with the insolvency of the sponsor, the servicer, or other party, may cause your payments to be reduced or delayed.	Any insolvency by the sponsor, the servicer, or a third party while in possession of the automobile loans may result in competing claims to ownership or security interests in the automobile loans which could result in delays in payments on the securities, losses to securityholders or the repayment of the securities.

In addition, if the sponsor, the servicer, or a third party while in possession of the automobile loans, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loans with priority over the trustee’s interest. This could result in delays in payments on the securities, losses to you or the repayment of the securities.

Interests of other persons in the loans and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your securities.	Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a financed vehicle. Neither the sponsor nor the servicer will have any obligation to repurchase or purchase, respectively, a loan if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the applicable trustee or indenture trustee.

State laws and other factors may limit the collection of payments on the automobile loans and repossession of the vehicles.	State laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loans. As a result, you may experience delays in receiving payments and suffer losses. Additional factors that may affect the issuing entity’s ability to recoup the full amount due on an automobile loan include:

• the sponsor’s failure to file amendments to certificates of title relating to the vehicles;

• the sponsor’s failure to file financing statements to perfect its security interest in the vehicle;

• depreciation of the financed vehicles;

• obsolescence of the financed vehicles;

• damage or loss of any financed vehicle; and

• the application of federal and state bankruptcy and insolvency laws.

Loans that fail to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make the issuing entity liable to the obligor for any violation by the lender. In some cases, this liability could affect the depositor’s ability to enforce its rights related to secured loans such as the automobile loans. To the extent specified in this prospectus and in the prospectus supplement, the company may be obligated to repurchase any loan that fails to comply with these legal requirements from the issuing entity. If the company fails to repurchase that loan, you might experience delays or reductions in payments on your securities.

Insolvency of the sponsor, the servicer, the depositor, the issuing entity or the trustees may cause your payments to be reduced or delayed.	In some circumstances, a bankruptcy of the sponsor, the servicer, the depositor, the issuing entity or the trustees may reduce payments to you. The sponsor will structure the transactions contemplated by this prospectus to guard against the trust property becoming property of the bankruptcy estate of the company. These steps include the creation of one or more separate limited-purpose subsidiaries, which contain restrictions on the nature of their businesses and their ability to commence a voluntary bankruptcy case or proceeding. The sponsor believes that the transfer of the automobile loans to a limited-purpose subsidiary should be treated as an absolute and unconditional assignment and transfer.

However, in the event of an insolvency of the sponsor a court or bankruptcy trustee could attempt to:

• recharacterize the transfer of the automobile loans by the sponsor to the subsidiary as a borrowing by the sponsor from the subsidiary or the related securityholders secured by a pledge of the automobile loans; or

• consolidate the assets of the subsidiary with those of the sponsor because the sponsor will own the equity interests of the subsidiary.

If a recharacterization attempt is successful, a court could elect to accelerate payment of the securities and liquidate the automobile loans. Then you may only be entitled to the outstanding principal amount and interest on the securities at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either a recharacterization or a consolidation attempt is successful, the securities would be accelerated and the trustee’s recovery on your behalf could be limited to the then current value of the automobile loans. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the securities.

Commingling of funds with the sponsor’s funds may result in reduced or delayed payments to you.	If permitted by the related transaction documents, while the sponsor is the servicer, cash collections held by the sponsor may be commingled and used for the sponsor’s benefit prior to each payment date.

If bankruptcy proceedings are commenced with respect to the sponsor while acting as servicer, the sponsor (if not the servicer), the issuing entity, or the trustee, may not have a perfected security interest and any funds then held by the servicer may be unavailable to securityholders.

Losses and delinquencies on the automobile loans may differ from the sponsor’s historical loss and delinquency levels.	We cannot guarantee that the delinquency and net loss levels of the automobile loans in the trust will correspond to the historical levels the sponsor experienced on its loan and vehicle portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

• changes in the federal income tax laws; or

• changes in the local, regional or national economies.

Used vehicles included in the automobile loan pool may incur higher losses than new automobiles.	Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.

Inclusion of subsequent loans in a trust may result in additional risk of payment reductions or delays or reductions in interest rate yield and prepayment and reinvestment risk if subsequent loans are not purchased by the trust.	If there are funds in the pre-funding account, those funds may be used to purchase subsequent loans from the depositor (which, in turn, will acquire subsequent loans from the sponsor). During the related pre-funding period and until those amounts are applied by the trustee to purchase subsequent loans, amounts on deposit in the pre-funding account will be either (1) held uninvested or (2) invested in cash-equivalent investments rated in one of the four highest rating categories by at least one rating agency and which will either mature prior to the end of the pre-funding period, or will be drawable on demand. Any resulting investment income will be added to interest collections on the loans and distributed in the manner specified in the prospectus supplement. To the extent that the entire pre-funded amount has not been used for the purchase of subsequent loans, any amounts remaining will be distributed as a prepayment of principal, in the amounts and pursuant to the priorities set forth in the prospectus supplement. Any prepayment of principal could have the effect of shortening the weighted average life of the securities. In addition, holders of the securities will bear the risk that they may be unable to reinvest any such principal prepayment at yields at least equal to the yield on such securities.

There may be deviations in characteristics of the loan pool if subsequent loans are purchased by the trust.	Any addition of a subsequent loan to the trust is subject to the satisfaction of certain characteristics designed to protect the interests of investors. However, the characteristics of the subsequent loans may deviate significantly from the characteristics of the entire pool of automobile loans as of the closing date.

Defaulted automobile loans may result in a delay in payments to securityholders and a loss of your investment.	If the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted automobile loans, the trust may not realize the full amount due on an automobile loan, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on an automobile loan include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the automobile loans had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

Inability of the sponsor to reacquire automobile loans which breach a representation or warranty may cause your payments to be reduced or delayed.	The transaction documents require the sponsor to acquire automobile loans from the trust property if representations and warranties concerning the loans’ eligibility have been breached. If the sponsor is unable to reacquire the automobile loans and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and losses.

Inadequate insurance on vehicles may cause you losses on your investment.	Each automobile loan requires the obligor to maintain insurance covering physical damage to the vehicle with the company named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

In addition, although each automobile loan generally gives the sponsor the right to obtain collateral protection insurance in the event the required physical damage insurance on a vehicle is not maintained by an obligor, neither the sponsor nor the servicer is obligated to obtain the coverage. If insurance coverage is not maintained by obligors and collateral protection insurance is not obtained then insurance recoveries on losses or casualties to vehicles included in the trust property may be limited, and you could suffer a loss on your investment.

Limitations on interest payments and repossessions may cause losses on your investment.	Generally, under the terms of the Servicemembers Civil Relief Act of 2003, as amended, or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer’s ability to collect the contractual rate of interest on some of the automobile loans. In addition, the relief act imposes limitations that would impair the servicer’s ability to repossess an affected automobile loan during the obligor’s period of active duty status. Thus, if these automobile loans go into default, there may be delays and losses to you. In addition, pursuant to the laws of various states, including California, under certain circumstances, payments on automobile loans by residents in such states who are called into active duty with the National Guard or the reserves may be deferred. These state laws may also limit the ability of the servicer to repossess the related vehicle. This could result in delays or reductions in payment and increased losses on the automobile loans.

You may not be able to exercise your rights as a securityholder directly.	Each class of offered securities of a given series may be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and may not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuing entity or any applicable trustee or indenture trustee as certificateholders, or noteholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company and its participating organizations.

The ratings assigned to your securities by the rating agencies do not address suitability of investment and may be lowered or withdrawn at any time, which may affect your ability to sell your securities.	A rating is not a recommendation to purchase, hold, or sell the securities. The ratings of the securities do not address the possibility that securityholders may receive a lower than anticipated yield. The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the ratings agencies, if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider’s long term debt at any time, which may affect your ability to sell your securities.

Because the ratings of the securities are dependent upon creditworthiness of the credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the securities.	The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider’s financial strength ratings could result in a reduction of the ratings on the securities.

THE SPONSOR AND THE SERVICER

The sponsor is Triad, a California corporation, which is wholly owned by Triad Holdings Inc., or THI. THI acquired Triad on April 29, 2005 from Fairlane Credit, LLC, a wholly-owned subsidiary of Ford Motor Credit Corporation. Certain affiliates of Goldman, Sachs & Co., GTCR Golder Rauner, L.L.C. and Hunter’s Glen/Ford Ltd. are indirect equity-holders of THI. Triad was incorporated in California on May 19, 1989. Triad’s executive offices are located at 7711 Center Avenue, Suite 100, Huntington Beach, California 92647; its telephone number is (714) 373-8300. Triad also will be the servicer.

Triad purchases motor vehicle installment contracts from franchised and independent motor vehicle dealerships in 35 states. Additionally, Triad provides motor vehicle financing directly to consumers who are referred to Triad by Internet based consumer financing or who contact Triad directly via its web site. Triad also purchases motor vehicle installment contracts or direct consumer loans from other finance companies. Triad’s direct motor vehicle financing products include financing for the purchase of new and used motor vehicles, refinancing of existing motor vehicle loans and financing of motor vehicle lease buy outs.

Triad has engaged in the securitization of “non-prime” motor vehicle receivables since 1999. Triad’s experience in and general procedures for purchasing and originating non-prime motor vehicle receivables are described in “The Company’s Automobile Financing Program” in this prospectus. No securitizations, which have been sponsored by Triad, have defaulted or experienced an early amortization-triggering event. Information regarding each prior securitized pool of “non-prime” motor vehicle receivables originated by Triad within the past five years will be included in the prospectus supplement and, if specified in the prospectus supplement, may also be available on a website. Such information regarding prior securitized pools that were established before January 1, 2006 will not be deemed to be part of the prospectus.

Triad, as the sponsor, has participated in the structuring of the transaction described in the prospectus supplement. Triad, as sponsor, is responsible for originating or acquiring the automobile loans included in the transaction described in the accompanying prospectus supplement.

Triad will be the servicer. Triad has been servicing none-prime motor vehicle receivables since 1993.

Triad will service the motor vehicle receivables on behalf of the issuing entity in accordance with the sale and servicing agreement and in accordance with its customary servicing practices and procedures. See “Servicing and Collections” in this prospectus.

Subject to the terms of the sale and servicing agreement, Triad, as servicer, will have full power and authority to take any and all action in connection with the management, servicing, administration and collection of the motor vehicle receivables that deems necessary or desirable. The servicer will take all reasonable efforts to collect all payments called for under the terms of the motor vehicle receivables when the same become due in accordance with its usual and customary servicing procedures.

In April 2004, Triad changed its charge-off policy to 120 days from delinquency status for motor vehicle receivables whose obligors have filed for bankruptcy protection. Triad has over time made other minor adjustments to its servicing policies and procedures, which has resulted in an overall improvement in servicing and collections of the motor vehicle receivables.

The servicer will, in accordance with its servicing policies and procedures, take such steps as are necessary to perfect the security interest created by each motor vehicle receivable. The indenture trustee will authorize the servicer to take such steps as are necessary to re-perfect such security interest in the event of the relocation of the motor vehicle or for any other reason.

Under the sale and servicing agreement, the servicer will covenant not to (i) release the financed vehicle securing each receivable from the security interest granted by the receivable, except upon payment in full of the receivable or as otherwise contemplated therein; (ii) impair the rights of the trust or the noteholders in the receivables and related documents; (iii) extend or otherwise amend the terms of any receivable except as provided for therein, and; (iv) either (a) create, incur or suffer to exist any lien or restriction on the transferability of the receivables except for a lien in favor of the indenture trustee for the benefit of the noteholders and insurer, or (b) sign or file under the UCC of any jurisdiction any financing statement which names the servicer as a debtor, or sign any security instrument authorizing any secured party thereunder to file such financing statement with respect to the receivables, except in each case any such instrument solely securing the rights and preserving the lien of the indenture trustee, for the benefit of the noteholders and the insurer. Under the sale and servicing agreement. the servicer will be required to repurchase the related receivable if the covenants are breached, unless such breach has been cured in all material aspects.

The servicer, in its capacity as custodian, will hold the receivable files for the benefit of the issuing entity, the note insurer and the indenture trustee. In performing its duties as custodian, the servicer will act in accordance with its customary servicing practices. Pursuant to the sale and servicing agreement, the custodian will conduct or cause to be conducted, periodic audits of the motor vehicle receivables files held by it under the sale and servicing agreement, and of the related accounts, records and computer systems, in such manner as will enable the indenture trustee, the insurer and the custodian to verify the accuracy of the custodian’s inventory and recordkeeping. The custodian will promptly report to the insurer and the indenture trustee any failure on its part to hold the receivable files and maintain its accounts, records and computer systems as therein provided and promptly take appropriate action to remedy any such failure. The custodian, or its third party vendor, will hold the receivables files on behalf of the indenture trustee and will maintain such accurate and complete accounts, records and computer systems pertaining to each receivable file as will enable the indenture trustee to comply with terms and conditions of the sale and servicing agreement.

See “Description of the Trust Agreements,” which describes other obligations of the servicer under the sale and servicing agreement.

THE DEPOSITOR

The depositor, Triad Financial Special Purpose LLC, a Delaware limited liability company, was formed on July 16, 2002 and is a wholly-owned subsidiary of Triad. The principle executive offices of the depositor are located at 7711 Center Avenue, Suite 390, Huntington Beach, California 92647 and its telephone number is (714) 373-8300. The depositor was organized for the limited purpose of purchasing automobile loans from Triad, transferring such automobile loans to third parties and issuing entities of asset-backed securities, and retaining subordinated securities issued in these transactions.

The depositor has taken steps to make it unlikely that a bankruptcy proceeding will result in consolidation of the assets and liabilities of the depositor or the issuing entity with those of Triad. These steps include the creation of the depositor as a separate, limited-purpose subsidiary with certain limitations, including:

• restrictions on the nature of the depositor’s business;

•	a requirement that at least one director or manager qualifies under certificate of organization as an “independent director” or an “independent manager”; and

•	a restriction on each of the depositor’s ability to voluntarily declare bankruptcy without the prior unanimous affirmative vote of all of its directors or manager (including the independent director or manager).

However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of Triad in a bankruptcy proceeding.

THE ISSUING ENTITY

The depositor will either establish a separate trust that will issue the securities, or the depositor will issue the securities. The fiscal year end of the issuing entity will be set forth in the prospectus supplement.

THE TRUSTEE

The trustee for each series of securities will be identified in the prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement.

The prospectus supplement will specify procedures for the trustee’s and for a successor trustee’s appointment, resignation or removal.

THE TRUST PROPERTY

The trust property will be specified in the prospectus supplement and will include:

•	a pool of primarily “non-prime” automobile loans;

•	all monies, including accrued interest, due on the loans on or after the cut-off date;

•	amounts that the servicer or trustee may hold in one or more accounts;

•	the security interests, if any, in the vehicles financed by the automobile loans;

•	the right to proceeds from claims on credit life, credit disability, physical damage policies covering the vehicles or the obligors;

•	the proceeds of any repossessed financed vehicles;

•	amounts payable to the company under dealer recourse obligations;

•	the rights of the company under the related automobile loan acquisition agreement, if any;

•	interest earned on short-term investments held in the trust property, unless the prospectus supplement specifies that the interest may be paid to the servicer or the company; and

•	any and all proceeds of the foregoing.

If specified in the prospectus supplement, the trust property will also include monies on deposit in a pre-funding account. The trustee will use these monies to acquire or receive a security interest in additional automobile loans during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee on behalf of the trust for the benefit of the securityholders.

“Non-prime” or “sub-prime” automobile loans, the principal component of the trust property, are common terms used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

The automobile loans comprising the trust property will be either:

•	originated by dealers and acquired by the company;

•	originated by the company;

•	originated by manufacturers (or their captive finance companies) and acquired by the company;

•	originated by other lenders and acquired by the company; or

•	acquired by the company from originators or owners of automobile loans.

The trust property will include automobile loans for which the related vehicle is subject to federal or state registration or titling requirements.

THE AUTOMOBILE LOANS

Automobile Loan Pools

The prospectus supplement will set forth information for each automobile loan pool, including:

•	aggregate principal balance;

•	average principal balance;

•	weighted average standardized credit score;

•	weighted average APR;

•	weighted average remaining term;

•	weighted average original term;

•	distribution by APR;

•	distribution by geographic concentration; and

•	distribution by vehicle model year.

The Automobile Loans

The automobile loans may consist of any combination of:

•	rule of 78s automobile loans;

•	actuarial automobile loans; or

•	simple interest automobile loans.

Rule of 78s Automobile Loans

Rule of 78s automobile loans provide for fixed level monthly payments that will amortize the full amount of the automobile loan over its term. The rule of 78s automobile loans provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method—the “rule of 78s.” Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

Actuarial Automobile Loans

An actuarial automobile loan provides for amortization of the loan over a series of fixed level payment monthly installments. Each scheduled monthly payment is deemed to consist of an amount equal to 1/12 of the stated annual percentage rate of the automobile loan multiplied by the outstanding principal balance of the automobile loan and an amount of principal equal to the remainder of such scheduled monthly payment.

Simple Interest Automobile Loans

Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the automobile loan multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

If an obligor elects to prepay a rule of 78s automobile loan in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s automobile loan generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the prospectus supplement the distributions may be determined using the actuarial or simple interest method.

Delinquencies, Repossessions and Net Loss Information on the Automobile Loans

The prospectus supplement will describe the company’s delinquency, repossession and net loss experience with respect to automobile loans it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loans in the company’s portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the company’s prior experience.

Maturity on Prepayment Considerations on the Automobile Loans

The weighted average life of the securities will be influenced by the rate at which the principal of the automobile loans backing those securities are paid. If an automobile loan permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the securities. The rate of prepayments on the automobile loans may be influenced by a variety of economic, financial and other factors. In addition, the trust agreements or acquisition agreements will require the company, under specific circumstances, to acquire automobile loans from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loans and series of securities, together with a description of any prepayment penalties.

THE COMPANY’S AUTOMOBILE FINANCING PROGRAM

General

The company engages primarily in the business of purchasing, selling and servicing consumer automobile loans originated primarily by dealers, and, in some cases, originated by other lenders. The company acquires retail installment contracts indirectly by purchasing contracts primarily through franchise dealers, with the remainder through independent dealers. The company also originates direct loans through the internet under the “RoadLoans” brand. The company acquires direct consumer loans by originating such loans with obligors and by purchasing such loans from other lenders. The company specializes in “non-prime” lending to customers who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers’ captive finance companies. These customers generally have a limited credit history and lower than average income or past credit problems. The company offers a variety of automobile financing programs. The loan offerings vary based upon the loan customer’s overall credit quality, the collateral and the pricing established by the company. These variations affect the coupon charged on the loan. For all such programs, the maximum loan to wholesale value ratio, including approved additional items such as taxes, license fees and extended service contracts, is equal to 150%.

Sales and Marketing

Through its organizational structure, the company maintains a sales organization to solicit new dealer relationships, increase volume with existing dealer relationships, and to provide a high degree of customer service. The company currently employs field representatives who are supervised by regional managers. Each representative works with the dealers to stimulate origination volume and maintain efficiency targets; however, the representative does not have any underwriting authority.

Underwriting

Loan underwriting is performed in each of the company’s two regional servicing centers in Huntington Beach, California or North Richland Hills, Texas.

In the case of dealer originations, which are retail installment contracts originated by dealers and sold to the company, dealers typically remit applications to the operations center by facsimile or electronically. In the case of direct loans, which are loans originated directly by the Company, applications are submitted electronically over the internet. A portion of applications are automatically declined based on scorecard and credit policy criteria. In other cases, credit analysts underwrite each application using the company’s written underwriting guidelines. After completion of the credit analysis, an underwriter makes a final decision regarding the application: approval, conditional approval or decline. A conditional approval is an agreement by the company to fund the application under certain specific conditions as determined by the company. In the case of dealer originations, once a dealer chooses the company as its funding source, it assembles the financing package in accordance with the company’s requirements. The primary elements of the standard package include the contract, credit application, proof of residence, proof of income, an agreement to provide insurance, and titling paperwork. Packages are generally delivered by overnight mail. In the case of direct loans, once the company confirms that an approved or conditionally approved applicant will purchase a vehicle using its RoadLoans sight draft, a fulfillment package is express mailed to the applicant. Each package includes a sight draft, note and security agreement, instruction letter to the vehicle seller and instruction letter to the applicant. The company may conduct any or all of the following independent verifications for each package:

•	application information, generally verified directly with the loan customer;

•	mortgage or rental information, generally verified directly with the loan customer’s mortgage holder or landlord, as appropriate;

•	insurance, verified directly with the insurance agent;

•	employment and income levels, verified directly with the loan customer’s employer; and

•	reference information.

In the case of dealer loans, the company also reviews each contract for completeness and accuracy. The company attempts to maintain a two-day turn-around time from when it receives a complete funding package until it purchases the contract from the dealer. Funding packages with deficiencies are not funded and are returned to the submitting dealer.

Servicing and Collections

General

The company’s servicing responsibilities consist of collecting, processing and posting all payments received with respect to its loans, responding to borrower inquiries, taking steps to maintain the security interest granted in financed vehicles or other collateral, investigating delinquencies, communicating with the loan customers, repossessing and liquidating collateral when necessary, and generally monitoring each loan and the related collateral. The company began servicing all new contract purchases in June 1996.

The company currently performs all servicing and collection functions from its operations centers in Huntington Beach, California and North Richland Hills, Texas. The company sends payment invoices to loan customers each month for amounts due, including amounts past due and late charges, if any. Subject to applicable law, the company’s current collection policies conform to the following procedures:

•	A welcome call is made prior to the first payment date to verify customer information and reduce early payment delinquency.

•	The initial contacts are made through phone calls, with continued attempts to contact the loan customer for payment at least every two days.

•	In cases where a loan customer has broken a promise to make a payment by a certain date, such loan customer is called within a day.

•	If the company’s collection department is unsuccessful in contacting a customer by phone, alternative methods of contact, such as the use of outside agent field calls or location gathering through references, employers, landlords, or other credit references are pursued, generally within 15 to 20 days of the account becoming delinquent.

Repossessions

As part of the collection process, all practical means of contacting the customer are attempted. If, at any point, a collector believes that there is little or no chance that the company will be able to establish contact with the customer or that the customer will not make the required payments, the collector will submit the contract for repossession. The decision to repossess a vehicle is influenced by many factors, such as previous account history, reasons for delinquency and cooperation of the customer. All contracts submitted are evaluated by collection supervisors to determine if more follow-up work is needed prior to repossession. If so determined, the supervisor provides suggestions to assist the collector in further efforts to locate the customer and collect the payment. If the supervisor feels all leads have been exhausted, the contract will be forwarded to the assistant collection manager or collection manager for review. If the collection manager agrees with the supervisor, it will be returned to the collector “approved” for repossession.

Once the decision to repossess a vehicle is made, the contract is referred to an outside agency which handles the actual repossession. Most state laws require that the customer be sent a “Notice of Intent to Sell,” which informs the borrower of the lender’s intent to sell the vehicle. The various states provide for a period of time, generally 15 to 20 days, during which the customer may have the right, depending on the applicable statute, either to reinstate the contract by making all past due payments and paying the repossession and storage expenses, or to redeem the vehicle by paying the contract in full, plus expenses associated with repossession and storage of the vehicle. If the customer does not exercise his right to reinstate the contract or redeem the vehicle, as provided by the applicable statute, the company immediately begins the process to sell the vehicle at private or public sale. The vehicle is usually sold within 31 to 45 days after being repossessed. After a repossessed vehicle is sold, the company’s collection staff applies for rebates on any extended service contracts or credit insurance policies that may have been financed as part of the vehicle purchase.

The company’s collection policies provide for loan extensions to assist an obligor when temporary financial difficulties interfere with their ability to make scheduled payments. In granting extensions, the company typically requires, with respect to a particular loan, that:

•	at least six payments have been made;

•	at least twelve months have passed since the last extension was granted; and

•	the maximum number of months extended over the life of the loan, depending on the original loan term, not exceed eight months.

Information Technology and Systems

The Company’s information technology needs are met with a system consisting of client servers, a personal computer local area network and a mainframe computer provided by a vendor. The Company’s loan accounting and collections systems (Shaw IL 2000 and CS 2000) are housed on a mainframe computer provided by Affiliated Computer Services, Inc., or ACS. ACS’s mainframe is located in Dallas, Texas and communicates with the company’s operation center through a dedicated, leased telephone line. The Company’s loan origination system, CMSI, is maintained at Quest Communication’s data center in Sterling, Virginia. CMSI manages the system from its operations center in Maryland.

Risk Management

The company’s risk management group, located in the Huntington Beach, California office, plays a significant role within all areas of the company’s operations, in particular in new account acquisition programs, in loan approval and in improving operational efficiencies.

New Account Acquisition Programs.  The company uses an internal scorecard in conjunction with its credit policy to underwrite the automobile loans. The new account acquisition program has three components: a static risk score based on loan application and credit bureau data, a deal score based on loan structure, and the credit policy.

Loan Approval—Fraud Detection.  As part of the application process, the underwriter will check for fraud in the case of applications in the higher-risk tiers, self-employed applicants and all applications for which there is a question regarding the validity of the information. This is done using the RiskWise system, a database of public information which can verify an applicant’s name, home and work address, home and work phone numbers and social security number.

Loan Approval—Risk-Based Pricing.  Using the “Pricing Side App Evaluator,” an underwriter is able to determine the appropriate pricing for an approved application based on the applicant’s credit risk. This software system was developed internally and provides automated pricing based on the company’s custom risk scores.

Operational Efficiencies.  Operational efficiencies in originations are achieved by automated declinations of applications that do not meet minimum credit criteria. Operational efficiencies in collections are achieved by use of a behavioral score to classify obligors by risk. Collection strategies are implemented based on such risk classifications.

POOL FACTORS

The pool factor for each class of securities will be a seven-digit decimal, computed by the servicer prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

A securityholder’s portion of the aggregate outstanding principal balance of the related class is the product of:

•	the original aggregate purchase price of the securityholder’s securities; and

•	the applicable pool factor.

The securityholders of record will receive reports on or about each payment date concerning:

•	the payments received on the automobile loans;

•	the pool balance (as defined in the prospectus supplement);

•	each pool factor; and

•	other items of information.

In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

USE OF PROCEEDS

The proceeds from the sale of the securities of a given series will be used by the depositor for the acquisition of the automobile loans, and to make the deposit of the pre-funded amount into the pre-funding account, if any, and/or to provide for other forms of credit enhancement specified in the prospectus supplement. The net proceeds to be received by the depositor will be used for general corporate purposes, including:

•	the origination or acquisition of additional receivables;

•	repayment of indebtedness;

•	general working capital purposes; and

•	any other activities specified in the accompanying prospectus supplement;

If a prospectus supplement indicates that a pre-funding or revolving feature exists with respect to a series of securities to be issued by a trust, additional transfers of automobile loans may be made to the trust from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

•	the volume of automobile loans the company originates or acquires;

•	prevailing interest rates;

•	availability of funds; and

•	general market conditions.

The revolving period will not extend for more than three years from the date of issuance of the securities.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the trust agreement for the related securities and the related prospectus supplement.

Each series of securities—or in some instances, two or more series of securities—will be issued under a trust agreement.

All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

The securities may be offered in the form of certificates representing beneficial ownership interests in the trust property held by the trust or in the form of notes representing debt secured by the trust property held by the trust.

Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes of strip securities which are:

•	stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

•	stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

In addition, a series of securities may include two or more classes of securities that differ as to:

•	timing;

•	sequential order;

•	priority of payment;

•	interest rate; or

•	amount of principal or interest distribution or both.

Distributions of principal or interest or both on any class of securities may be made upon:

•	the occurrence of specified events;

•	in accordance with a schedule or formula; or

•	on the basis of collections from designated portions of the pool of automobile loans.

A series may include one or more classes of accrual securities. Accrual securities will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the prospectus supplement.

A series may include one or more other classes of securities that are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans. A series of securities may have a balance that may decrease based on the amortization of automobile loans or increase based on principal collections used to purchase additional automobile loans.

A series or class of securities may also include a derivative arrangement. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

In addition, some classes of senior, or subordinate, securities may be senior to other classes of senior, or subordinate, securities in respect of distributions or losses.

General Payment Terms of Securities

Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the prospectus supplement.

The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest accrued and principal collected on the automobile loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

None of the securities or the automobile loans will be guaranteed or insured by any governmental agency or instrumentality, the servicer, the trustee, or any of their respective affiliates.

Payment Dates

On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. Except under certain circumstances, the final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the securityholder multiplied by the total amount to be distributed on that payment date on account of that class.

For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Fixed Rate Securities

Each class of securities may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the interest rate specified in the prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class. The spread multiplier is the percentage that may be specified in the prospectus supplement as being applicable to such class.

The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

Scheduled Amortization Securities; Companion Securities

The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities that receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loans in the related trust than will the scheduled amortization securities of that series.

Book-Entry Registration

We expect that the securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede & Co., the nominee of The Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, société anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries. The depositaries will hold these positions in customers’ security accounts in the depositaries’ names on DTC’s books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the UCC and a clearing agency registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in a number of currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account-holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including U.S. dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking, Finance and Insurance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede & Co., as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders that are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC’s participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

Unless and until physical securities are issued, securityholders that are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities, may be limited due to the lack of a physical certificate for the securities.

DTC advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements. DTC may take conflicting actions if directed by its participants.

Any securities initial registered in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in “Definitive Securities” in this prospectus or in the agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security, whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

None of the company, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee Cede & Co. or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

Definitive Securities

The securities will be issued in fully registered, certificated form, commonly called definitive securities, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

•	the servicer advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the servicer is unable to locate a qualified successor;

•	the servicer, at its option, elects to terminate the book-entry-system through DTC; or

•	after the occurrence of an event of default under the indenture or a default by the servicer under the trust agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by wire transfer or check mailed to the address of the securityholder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

On or prior to each payment date, the servicer or the trustee will make available to each securityholder of record a statement or statements with respect to the trust property generally describing the following information:

(1) the amount of the distribution with respect to each class of securities;

(2) the amount of the distribution allocable to principal;

(3) amount of the distribution allocable to interest;

(4) the pool balance, if applicable, as of the close of business on the last day of the related collection period;

(5) the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (2) above on the payment date;

(6) the amount paid to the servicer, if any, with respect to the related collection period;

(7) the amount of the aggregate purchase amounts for automobile loans that have been reacquired, if any, for the related collection period; and

(8) to the extent applicable, the amount of coverage under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement.

Each amount described under subclauses (1), (2), (3) and (5) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the prospectus supplement.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws.

Forward Commitments; Pre-Funding

A trust may enter into a forward purchase agreement with the depositor where the depositor will agree to transfer additional automobile loans to the trust following the date on which the trust is established and the securities are issued. The trust may enter into forward purchase agreements to acquire additional automobile loans that could not be delivered by the company or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loans transferred to the trust conform to specified requirements.

If a forward purchase agreement is utilized, the trustee will be required to deposit in a pre-funding account up to 50% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities, subject to any limitations set forth in the applicable prospectus supplement. The additional automobile loans will be transferred to the trust in exchange for money released to the company from the pre-funding account. Each forward purchase agreement will set a specified funding period during which any transfers must occur. For a trust that is treated as a mere security device for federal income tax purposes, the funding period will be limited to one year from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

During the funding period the monies deposited to the pre-funding account will either:

•	be held uninvested; or

•	be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment that would require registration of the trust as an “investment company” under the Investment Company Act of 1940, as amended.

DESCRIPTION OF THE TRUST AGREEMENTS

Each series of securities will be issued under one or more trust agreements that will establish the trust, transfer the automobile loans and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the trust agreements governing your specific series will appear in the prospectus supplement. The term trust agreement as used with respect to a trust means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loans and the issuance of the securities, including the indenture.

Sale and Assignment of the Automobile Loans

Transfer and Assignment by Triad.  On or prior to the closing date, the company will sell and assign the automobile loans to the depositor, without recourse, and the depositor will sell and assign the automobile loans to a trust or the company will pledge the company’s right, title and interests in and to the automobile loans to a trustee on behalf of the securityholders.

The company will be obligated to acquire from the related trust any automobile loan transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the company with respect to the automobile loan, which breach has not been cured following the discovery by or notice to the company. In addition, the company may from time to time reacquire automobile loans or substitute other automobile loans for automobile loans under conditions described in the trust agreements.

Representations and Warranties of Triad.  Pursuant to the purchase agreement, Triad will represent to the depositor, and the depositor will assign the representations pursuant to the sale and servicing agreements to the issuing entity and the indenture trustee, if any, for the benefit of securityholders and any applicable credit enhancement provider, if any, that:

•	each automobile loan to be included in the trust property contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	scheduled payments under each automobile loan have been applied in accordance with the method for allocating principal and interest set forth in the automobile loan;

•	each automobile loan was originated (i) by Triad, (ii) by a dealer and was sold by the dealer to Triad, or (iii) by a third-party lender and was sold by the third-party lender to Triad, and was transferred by Triad to the depositor and by the depositor to the issuing entity without any fraud or misrepresentation on the part of Triad, the depositor, such dealer or third-party lender in any case;

•	each automobile loan at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws;

•	each automobile loan represents the genuine, legal, valid and binding payment obligation of the obligor thereon, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (ii) as such automobile loan may be modified by the application after the applicable cutoff date of the Servicemembers Civil Relief Act, as amended;

•	at the cutoff date no obligor had been identified on the records of Triad as being the subject of a current bankruptcy proceeding;

•	no selection procedures believed to be adverse to the securityholders or the insurer were utilized in selecting the automobile loans from those automobile loans owned by Triad;

•	there exists an automobile loan file pertaining to each automobile loan containing (a) the only executed original of the automobile loan, (b) in the case of retail installment sale contracts, the original executed credit application, or a paper or electronic copy thereof and (c) the original lien certificate or application therefor. The complete automobile loan file for each automobile loan currently is in the possession of the servicer or in the possession of a third-party vendor;

•	no automobile loan has been satisfied, subordinated or rescinded, and the financed vehicle securing each such automobile loan has not been released from the lien of the related automobile loan in whole or in part. No terms of any automobile loan have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the automobile loan file. No automobile loan has been modified as a result of application of the Servicemembers Civil Relief Act, as amended. All funds payable to or on behalf of the obligors with respect to the automobile loans have been fully disbursed;

•	no automobile loan was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such automobile loan. For the validity of the sale, transfer and assignment of the automobile loans to Triad, the depositor, and the issuing entity, no consent by any dealer, third-party lender or obligor is required under any agreement or applicable law;

•	no automobile loan has been sold, transferred, assigned or pledged by the dealer or third-party lender, Triad or the depositor, as the case may be, to any person other than Triad, the depositor and the issuing entity, as the case may be;

•	each automobile loan created or will create a valid, binding and enforceable first priority security interest in favor of Triad in the financed vehicle, which security interest is assignable and has been so assigned by Triad to the depositor and by the depositor to the issuing entity. As of the cutoff date there were no liens or claims for taxes, work, labor or materials affecting a financed vehicle which are or may be liens prior or equal to the liens of the related automobile loan;

•	neither Triad nor the depositor has done anything to convey any right to any person that would result in such person having a right to payments due under the automobile loan or otherwise to impair the rights of the issuing entity, the insurer, the indenture trustee and the securityholders in any automobile loan or the proceeds thereof;

•	no automobile loan is assumable by another person in a manner which would release the obligor thereof from such obligor’s obligations to Triad with respect to such automobile loan;

•	no automobile loan is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any automobile loan;

•	there has been no default, breach, violation or event permitting acceleration under the terms of any automobile loan, other than payment delinquencies of not more than 30 days and other defaults. As of the cutoff date no financed vehicle had been repossessed by or at the direction of Triad;

•	at the time of an origination of an automobile loan by Triad or a purchase of an automobile loan by Triad from a dealer or third-party lender, each financed vehicle was required to be covered by a comprehensive and collision insurance policy naming Triad as loss payee;

•	at the cutoff date no scheduled automobile loan payment was more than 30 days past due; and

•	each automobile loan satisfies any additional conditions or requirements set forth in the applicable prospectus supplement, as applicable.

The depositor, the servicer, the insurer, the indenture trustee or the issuing entity, as the case may be, will inform Triad promptly, by notice in writing, upon the discovery of any breach of the representations and warranties. As of the last day of the second (or, if Triad so elects, the first) month following the discovery by Triad or receipt by Triad of notice of such breach, unless such breach is cured by such date, Triad will repurchase any automobile loan in which the interests of the securityholders or the insurer are materially and adversely affected by any such breach as of such date. The “second month” will mean the month following the month in which discovery occurs or notice is given, and the “first month” will mean the month in which discovery occurs or notice is given. In addition, Triad will indemnify the issuing entity, the indenture trustee, the backup servicer, and the officers, directors, agents and employees thereof, the insurer and the securityholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

The servicer will be required to purchase automobile loans as to which the servicer has breached its servicing covenant in any manner that materially and adversely affects the interest of the securityholders, the applicable issuing entity or any applicable credit enhancement provider at a price equal to the outstanding amount of principal plus accrued interest on the automobile loan calculated in accordance with the servicer’s customary practice.

Accounts

For each series of securities issued by a trust, the servicer will establish and maintain with a trustee one or more collection accounts, in the trustee’s name on behalf of the securityholders and any credit enhancement providers. The servicer will deposit all payments made on or with respect to the automobile loans into the collection accounts. The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee’s name on behalf of the securityholders and any credit enhancement providers. Amounts released from the collection account, the reserve account or other credit enhancement will be deposited into the distribution account and will be used to make distributions to securityholders.

The prospectus supplement will describe any other accounts to be established with respect to a trust.

For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the trust accounts) will be invested in eligible investments at the prior written direction of the servicer. Eligible investments are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments may include securities issued by the company, the servicer or their respective affiliates or other trusts created by the company or its affiliates. Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date or such longer date as specified in the prospectus supplement or as set forth below. However, subject to any conditions specified in the related agreements, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each payment date. The investment earnings will be treated as collections of interest on the automobile loans.

The trust accounts will be maintained as eligible deposit accounts. An eligible deposit account is an account that is either (a) a segregated account with the corporate trust department of the related indenture trustee of the related trustee, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency which signifies investment grade or (c) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank.

The depository institution or its parent corporation must have either:

•	a long-term unsecured debt rating acceptable to the rating agencies; or

•	a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies.

Payments on Automobile Loans

The servicer will deposit into the collection account all payments on the related automobile loans, from whatever source, and all proceeds of the automobile loans collected within two business days of receipt of available funds. The servicer may not commingle monies deposited in the collection account with funds from other sources.

However, so long as Triad Financial Corporation is the servicer, if each condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement (including, the satisfaction of specified ratings criteria and the absence of any servicer default) is satisfied, the servicer may retain these amounts until the business day immediately preceding the related payment date. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the related sale and servicing agreement or pooling and servicing agreement, pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

The Servicer

The servicer under each trust agreement will be Triad. The servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the trust agreements.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the trust agreements. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

Servicing Procedures

Each trust agreement requires the servicer to make reasonable efforts to:

•	collect all payments due on the automobile loans which are part of the trust fund; and

•	make collections on the automobile loan using the same collection procedures that it follows with respect to automobile loans that it services for itself and others.

Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan to extend or modify the payment schedule. Some of the arrangements may—including, without limitation, any extension of the payment schedule beyond the final scheduled payment date for the securities—result in the servicer acquiring the automobile loan if the loan becomes a defaulted automobile loan. The issuing entity will have the discretion whether to sell or retain the automobile loans. The servicer may sell the vehicle securing the defaulted automobile loans, if any, at a public or private sale, or take any other action permitted by applicable law. The prospectus supplement will describe the material aspects of any particular servicer’s collections and other relevant procedures.

Servicing Compensation

The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the assets of the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the servicing fee—together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee will be paid prior to any distribution to the securityholders.

The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing the functions of a third-party servicer of similar types of automobile loans as an agent for their beneficial owner. These functions include:

•	collecting and posting all payments;

•	responding to inquiries of obligors on the related automobile loans;

•	investigating delinquencies;

•	sending billing statements to obligors;

•	reporting tax information to obligors;

•	paying costs of collection and disposition of defaults;

•	policing the collateral;

•	administering the automobile loans; and

•	accounting for collections and furnishing statements to the trustee or the indenture trustee with respect to distributions.

The servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees;

•	outside auditor fees;

•	data processing costs; and

•	other costs incurred in connection with administering the automobile loans.

Distributions

Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be detailed in the prospectus supplement.

On each payment date, the indenture trustee will transfer collections on the automobile loans from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of a series may be subordinate to payments in respect of the notes of a series.

Credit and Cash Flow Enhancements

Credit and cash flow enhancements for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit and cash flow enhancements for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur that exceed the amount covered by any credit and cash flow enhancement, or that are not covered by any credit and cash flow enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit and cash flow enhancement covers more than one class of securities, securityholders of those classes will be subject to the risk that the credit and cash flow enhancements will be exhausted by the claims of securityholders of other classes.

The amounts and types of credit and cash flow enhancement arrangements, if any, and the credit and cash flow enhancement provider, with respect to each class of securities will be detailed in the prospectus supplement.

Credit Enhancement

Credit enhancement may be in the form of one or more of the following:

•	a note guaranty insurance policy, which is a note guaranty insurance policy issued by a note guaranty insurer for the benefit of the noteholders which will unconditionally and irrevocably guarantee the payments of interest and certain payments of principal due on the notes during the term of the note guaranty insurance policy;

•	subordination of one or more classes of securities, which is a structural feature where a class of securities that is lower in priority of payment provides credit support to those classes of securities having higher priority of payment relative to that class;

•	excess cash flow, which is excess of the amount paid by obligors on the automobile loan contracts each month over the amounts required to be paid out each month by the issuing entity to cover certain fees of the issuing entity and interest on the securities;

•	reserve or spread accounts, which are cash accounts from which amounts can be withdrawn on any distribution date to cover any shortfalls that result when available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments and certain principal payments on the securities;

•	overcollateralization, which is the amount by which the pool balance exceeds the principal balance of the securities; or

•	any combination of two or more of the foregoing.

Cash Flow Enhancement

Cash flow enhancement may be in the form of one or more of the following:

•	interest rate swaps, which are arrangements under which the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives floating rate payments based on a designated index;

•	interest rate caps, which are arrangements under which the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent the designated index exceeds a stated, or capped, amount;

•	letters of credit, which are letters issued by a credit provider committing to make payments on the securities, up to a stated amount, if the issuing entity is unable to do so;

•	credit or liquidity facilities, which are facilities set up by a credit provider, which hold money that is available to the issuing entity as a source of funds to make payments on the securities;

•	guaranteed cash deposits or surety bonds, which are arrangements that would pay amounts specified in the prospectus supplement if other assets of the issuing entity were insufficient to make required payments or would pay if assets of the issuing entity were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding; or

•	any combination of two or more of the foregoing.

Statements to Indenture Trustees and Trustees

Prior to each payment date, the servicer will provide to the applicable indenture trustee or the trustee and credit enhancement provider as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under “Description of the Securities—Reports to Securityholders.”

Evidence as to Compliance

The trust agreements require the servicer to deliver to the issuing entity, on or before March 31 of each calendar year, a certificate signed by an officer of the servicer regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in the relevant Commission regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, that are backed by the same type of assets as those backing the securities. If the issuing entity is not required to file periodic reports under the Exchange Act or any other law, the servicer may deliver its report by April 30 of each calender year. Each year, a firm of independent certified public accountants will furnish a report to the trustee or the indenture trustee as to compliance by the servicer with the servicing standards set forth in Item 1122(d) of Regulation AB with respect to the servicing of the automobile loans, as required by Item 1122 of Regulation AB and which must be in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board. If an issuing entity is required to file a Form 10-K, such statements and certificates required under Item 1122 and Item 1123 of Regulation AB will be filed as exhibits to the Form 10-K.

Securityholders may obtain copies of these statements and certificates by requesting them in writing from the indenture trustee or the trustee.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the trust agreement.

The servicer will not be liable to the securityholders for taking any action, or for errors in judgment. However, the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Rights Upon Servicer Termination Event

A “servicer termination event” will consist of the events set forth in the related prospectus supplement. As long as a servicer termination event remains unremedied, the trustee, the credit enhancement provider or securityholders evidencing not less than 50% of the voting rights of the then outstanding securities may terminate all the rights and obligations of the servicer. If this happens, a successor servicer appointed by either the trustee or the insurer, or the trustee itself, will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer’s duties. The party or parties set forth in the related prospectus supplement may terminate all the rights and obligations of the servicer.

Waiver of Past Defaults

With respect to each trust, subject to the approval of any credit enhancement provider, holders of securities evidencing at least a majority of the then outstanding securities or such other requirements, if any, as may be disclosed in the applicable prospectus supplement, may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the trust agreements and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders’ rights with respect to subsequent defaults.

Amendment

If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider’s approval, the trust agreements may be amended, without the securityholders’ consent for the purpose of adding, changing or eliminating any provisions of the trust agreements or of modifying in any manner the rights of the securityholders. The depositor, the servicer, and the trustee with the consent of any credit enhancement provider and the securityholders evidencing at least a majority of the then outstanding securities may amend the trust agreements to add, change in any manner, or eliminate any provisions of the trust agreements or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities. However, no amendment may without the consent of the securityholders:

•	increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loans or distributions that are required to be made for the benefit of the securityholders; or

•	reduce the percentage of securities that are required to consent to any such amendment.

Termination of Trusts

With respect to each trust, the obligations of the servicer, the depositor and the trustee will terminate upon the later to occur of:

•	the maturity or other liquidation of the last automobile loan and the disposition of any amounts received upon liquidation of any remaining automobile loans; and

•	the payment to securityholders of all amounts required to be paid to them pursuant to the trust agreements and the expiration of any preference period related thereto.

If the pool balance of the automobile loans is less than a specified percentage of the initial pool balance, the servicer may, at its option, purchase, as of the end of any collection period immediately preceding a payment date, all remaining automobile loans. The remaining automobile loans will be purchased at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon.

Any outstanding securities of the related series will be redeemed following such purchase.

MATERIAL LEGAL ASPECTS OF THE AUTOMOBILE LOANS

General

The transfer of automobile loans by the company to the depositor and by the depositor to the trust, the perfection of the security interests in the automobile loans, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee’s rights in the automobile loans. If, through inadvertence or otherwise, a third party were to purchase—including the taking of a security interest in—an automobile loan for new value in the ordinary course of its business, without actual knowledge of the trust’s interest, and then were to take possession of the automobile loan, the purchaser would acquire an interest in the automobile loan superior to the trust’s interest. No entity will take any action to perfect the trustee’s right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the trust prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

In all of the states in which automobile loans have been originated, the automobile loans are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are chattel paper under the UCC. Perfection of security interests in automobiles and light-duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title.

Perfection

The company will sell and assign the automobile loans it has originated or acquired and its security interests in the financed vehicles to the trust. Alternatively, the company may assign the automobile loans and its interest in the financed vehicles to the depositor or another affiliate of the company. The depositor will then sell and assign the automobile loans and related security interests to the trust. The prospectus supplement will specify whether, because of the administrative burden and expense, the company, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. UCC financing statements will be filed in order to perfect the transfer of the automobile loans to the depositor and their subsequent transfer by the depositor to the trust. Further, although the trust will not rely on possession of the automobile loans as the legal basis for the perfection of its interest in the automobile loans or in the security interests in the vehicles, the servicer will continue to hold, either on its own or through third-party vendors, or cause a third-party custodian to hold, the automobile loans and any certificates of title in its possession as custodian for the trustee.

In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

•	depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

•	in those states that permit electronic recordation of liens, submitting for an electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state;

•	filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

•	if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the company of its interest in the automobile loans effectively conveys the company’s security in the automobile loans and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the company’s rights as secured party.

In those states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the financed vehicles to the trust, because the trust will not be listed as legal owner on the certificates of title to the vehicles, its security interest could be defeated through fraud or negligence. Moreover, in certain other states, in the absence of such amendment and re-registration, a perfected security interest in the vehicles may not have been effectively conveyed to the trust. Except in such event, however, in the absence of fraud, forgery or administrative error, the notation of the company’s lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a vehicle or subsequent creditors who take a security interest in a vehicle. The company will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle. If there are any vehicles for which the company failed to obtain a first priority perfected security interest, the company’s security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the company’s representations and warranties. Accordingly, the company would be required to repurchase these automobile loans from the trustee unless the breach were cured. The company’s agreements with the dealers and third-party lenders who originate the automobile loans may provide for repurchase by or recourse against the dealer and third-party lender if there is a breach of a representation or warranty under the relevant agreement.

Continuity of Perfection

Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor’s request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but that do not require possession (Texas, for example), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The trust agreements will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the loan be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold, either on its own or through third-party vendors, or will cause a third-party custodian to hold, the certificates of title for the vehicles as custodian for the trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

•	mechanic’s, repairmen’s and garagemen’s liens;

•	motor vehicle accident liens;

•	towing and storage liens;

•	liens arising under various state and federal criminal statutes; and

•	liens for unpaid taxes.

The UCC also grants certain federal tax liens priority over a secured party’s lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The company will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle is a valid and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan. No notice will be given to the trustee or any securityholder if these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the company’s repurchase obligation.

Repossession

If an obligor defaults, the holder of the related automobile loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party’s remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace. However, in some states, a creditor’s course of conduct in accepting late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

•	the unpaid principal balance of the automobile loan;

•	accrued interest on the automobile loan;

•	the secured party’s reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses; or

•	in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loans.

Deficiency Judgments and Excess Proceeds

The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor’s loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually between $1,000 and $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in a commercially reasonable manner in accordance with the “default” provisions under the UCC.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

•	the Truth-in-Lending Act;

•	the Equal Credit Opportunity Act;

•	the Federal Trade Commission Act;

•	the Fair Credit Reporting Act;

•	the Fair Debt Collection Practices Act;

•	the Magnuson-Moss Warranty Act;

•	the Federal Reserve Board’s Regulations B and Z;

•	state adaptations of the Uniform Consumer Credit Code;

•	state motor vehicle retail installment sale and loan acts;

•	state “lemon” laws; and

•	other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trustee’s ability to enforce consumer finance contracts such as the automobile loans.

The Federal Trade Commission’s so-called “holder-in-due-course” rule, or the HDC Rule, has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the HDC rule is limited to the amounts paid by the obligor under the contract. Because of the HDC Rule, the assignee may be unable to collect any balance due from the obligor. The HDC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loans will be subject to the requirements of the HDC rule, the trustee, as holder of the automobile loans, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan.

Under most state vehicle dealer licensing laws, sellers of automobiles and light-duty trucks must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission’s rule on sales of used vehicles requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” explaining the warranty coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer’s guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the trust any reasonable remedies against the vehicle seller or manufacturer.

Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the trust agreement and may create an obligation of the company to repurchase the automobile loan unless the breach were cured.

The company will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the company violated any law and the claim materially and adversely affects the trustee’s interest in an automobile loan, the violation would create an obligation of the company to repurchase the automobile loan unless the violation were cured.

Servicemembers Civil Relief Act of 2003

Under the terms of the Servicemembers Civil Relief Act of 2003, as amended, the holder of an automobile loan may not charge an obligor who enters military service after the obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor’s active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the relief act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan, the company cannot provide information as to the number of loans that may be affected. Application of the relief act would adversely affect, for an indeterminate period of time, the servicer’s ability to collect full amounts of interest on some automobile loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loans, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, or any form of credit enhancement provided in connection with the securities. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess an automobile loan during the obligor’s period of active duty status, and, in some circumstances, during an additional three month period afterward. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, if the relief act or similar state legislation or regulations applies to any automobile loan that goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loans resulting from similar state legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the trust or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders. Additional information about the legal or regulatory provisions of particular jurisdictions may be presented in the prospectus supplement if a material concentration of receivables exists in those jurisdictions.

BANKRUPTCY ASPECTS OF THE AUTOMOBILE LOANS

Bankruptcy of the Issuing Entity

It is unclear as to whether the issuing entity is eligible to be the subject of a bankruptcy case. If it is, then the issuing entity may be subject to a declaration of bankruptcy, receivership or other similar proceeding under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to include a “corporation” and “corporation” to include a “business trust.” The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a trust. Therefore, the issuing entity’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a business trust by the court determining eligibility.

Case law indicates that whether or not a statutory trust will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that the issuing entity engages in activities that will make it qualify as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The issuing entity is structured as an enterprise for profit. Interests in the issuing entity may be sold and transferred. The issuing entity will acquire financial assets from the depositor, sell securities, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating profit for the noteholders, certificateholders, the sponsor, the depositor and the servicer.

If the issuing entity were to be subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the securities as explained in “Bankruptcy Aspects of the Automobile Loans—Payments on the Notes and Certificates” in this prospectus.

If, on the other hand, a court were to find that the issuing entity does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the issuing entity that are predicated on the issuing entity being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.

Regardless of whether or not the issuing entity is itself an eligible debtor, the possibility exists that a court may apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the issuing entity with the assets and liabilities of the sponsor or the depositor in a bankruptcy proceeding initiated against the sponsor or the depositor. There are circumstances in which a court has consolidated assets of a non-debtor with those of a debtor. It appears that the legal principles involved in consolidating the assets of a non-debtor with those of a debtor are the same principles involved in consolidating two debtors. A court, however, may be more reluctant to apply substantive consolidation in such a circumstance because of the practical and jurisdictional problems that might arise from a consolidation.

The transaction documents contain provisions, and the sponsor and the depositor have taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely that the voluntary or involuntary application for relief by the sponsor, the depositor or the issuing entity under the U.S. Bankruptcy Code or similar applicable state laws would result in consolidation of the assets and liabilities of the depositor with those of the sponsor or of the depositor or the sponsor with those of the issuing entity, as applicable. These steps include the creation of the depositor as a limited-purpose entity pursuant to a limited liability company agreement containing various limitations. The formation documents of the issuing entity contain analogous provisions. These limitations include restrictions on the nature of the depositor’s and issuing entity’s business and a restriction on the depositor’s and the issuing entity’s ability to commence a voluntary case or proceeding under the U.S. Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of the managers of the depositor, or the owner trustee, the noteholders and the certificateholders, in the case of the issuing entity. Furthermore, the depositor is required to have at least one manager who qualifies under its formation documents as an “Independent Manager.”

If, notwithstanding the foregoing measures, a court were to conclude that the assets and liabilities of the issuing entity should be consolidated with the assets and liabilities of the depositor or the sponsor in the event the depositor or the sponsor were to become a bankrupt debtor or an attempt were made to litigate the consolidation issue, then delays in distributions on the securities, and possible reductions in the amount of those distributions, could occur. See also “Bankruptcy Aspects of the Automobile Loans—Payments on the Notes and Certificates” in this prospectus.

The transaction documents contain covenants pursuant to which the indenture trustee, the owner trustee and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the depositor or the issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of the securities. Pursuant to its organizational documents, the affirmative vote of all the members of the board of managers of the depositor is required for the depositor to be subject to proceedings to be adjudicated bankrupt or insolvent, or to consent to any such proceedings, or to take any corporate action in furtherance of any such action.

Payments on the Notes and Certificates

If the sponsor, the depositor or the issuing entity becomes subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the securities. The sponsor will sell the automobile loans to the depositor, and the depositor will in turn transfer the automobile loans to the issuing entity. However, if the sponsor, the depositor or the issuing entity becomes subject to a bankruptcy proceeding, and the court in the bankruptcy proceeding were to take the position that the sale of automobile loans by the sponsor to the depositor or by the depositor to the issuing entity, as the case may be, should instead be treated as a pledge of the automobile loans to secure a borrowing of the sponsor or the depositor by concluding that the sale to the depositor or the issuing entity was not a “true sale” and that as a result thereof, the sponsor or the depositor effectively still owns the automobile loans, or that the depositor should be consolidated with the sponsor, or the issuing entity should be consolidated with the depositor or the sponsor for bankruptcy purposes, then the securityholders could experience losses or delays in payments on the securities as a result of, among other things:

• the “automatic stay” which prevents creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

• certain tax or government liens on the sponsor’s or the depositor’s property (that arose prior to the transfer of an automobile loan to the issuing entity) having a prior claim on collections before the collections are used to make payments on your securities; and

• the issuing entity not having a perfected security interest in (a) one or more of the vehicles securing the automobile loans or (b) any cash collections held by the sponsor or the depositor at the time the sponsor or the depositor becomes the subject of a bankruptcy proceeding.

The depositor (in addition to the sponsor and the issuing entity, and consistent with the transaction documents) will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with the sponsor, or the issuing entity with the depositor or the sponsor for bankruptcy purposes or conclude that the sale of automobile loans to the depositor and the issuing entity, as applicable, was not a “true sale.” See “The Depositor” and “Risk Factors—Insolvency of the sponsor, the servicer, the depositor, the issuing entity or the trustees may cause your payments to be reduced or delayed” in this prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors. Some securityholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; securityholders that hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction; and securityholders that will hold their securities as other than capital assets may be subject to special rules that are not discussed below or in the prospectus supplement. The discussion below is intended as an explanatory discussion of the related tax matters affecting prospective investors generally, but does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s tax advisor.

You should consult with your own tax advisors to determine the particular federal, state and local tax consequences of the purchase, ownership and disposition of the securities.

Kirkland & Ellis LLP, as tax counsel to the depositor (“Tax Counsel”), has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. You should read the opinion in its entirety. The description of certain federal income tax consequences included in this prospectus is qualified in its entirety by reference to the full text of such opinion. With respect to each series of securities offered, Tax Counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion will be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

The following discussion addresses in greater detail securities of three general types:

•	debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

•	partnership interests, representing interests in a trust, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”); and

•	disregarded entity securities, representing interests in a trust which is entirely owned by the depositor and which is intended to be treated as a division of the depositor, and hence, a disregarded entity, for federal income tax purposes.

Debt Securities

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the debt securities of any series regardless of whether the debt securities are issued by a partnership or a disregarded entity, except for any series of debt securities which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of debt securities on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Material Federal Income Tax Consequences—Debt Securities,” and is of the opinion that such statements are correct in all material respects.

Characterization as Indebtedness

For each series of debt securities offered, except for any series of debt securities which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the debt securities are issued by a partnership or a disregarded entity, prior to the sale of each series of debt securities, Tax Counsel will deliver its opinion to the effect that the debt securities will be treated as debt for federal income tax purposes. The depositor, the issuing entity and the sponsor will agree, and each securityholder, by acquiring an interest in debt securities, will agree, to treat the debt securities as indebtedness for federal, state and local income and franchise tax purposes. See “Material Federal Income Tax Consequences—Partnership Interests” or “Material Federal Income Tax Consequences—Disregarded Entity Certificates” for a discussion of the potential federal income tax consequences for securityholders if the Internal Revenue Service (“IRS”) were successful in challenging the characterization of a partnership or a disregarded entity, as applicable, for federal income tax purposes.

Taxation of Beneficial Owners of Debt Securities

If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner’s basis in the debt security. The debt securities will not be treated as ownership interests in the automobile loans or the entity issuing the debt securities. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities. For additional tax consequences relating to debt securities purchased at a discount or with premium, see “Material Federal Income Tax Consequences—Discount and Premium” below.

Sales of Debt Securities

If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted tax basis in the security. The adjusted tax basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller’s gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

In general, except as described in “Material Federal Income Tax Consequences—Discount and Premium—Market Discount” below, any gain or loss on the sale or exchange of a debt security will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

The issuing entity, or, in the case of a trust issuing the securities, the trustee, will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal and to interest on it at the related interest rate. In addition, the issuing entity or the trustee, as the case may be, will furnish to each beneficial owner during a year information to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS.

Partnership Interests

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates of any series identified in the accompanying prospectus supplement as partnership interests, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of partnership interests on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Material Federal Income Tax Consequences—Partnership Interests,” and is of the opinion that such statements are correct in all material respects.

Classification of Partnerships and Partnership Certificates

For each series of certificates identified in the accompanying prospectus supplement as partnership interests, prior to the sale of each series of partnership interests, Tax Counsel will deliver its opinion to the effect that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a partnership for federal income tax purposes. The depositor, the sponsor and the trust will agree, and the securityholders will agree by their purchase of the trust certificates, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax purposes.

If a partnership were classified as an association taxable as a corporation for federal income tax purposes, the partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the trust certificates and securityholders could be liable for any tax that is unpaid by the partnership.

Even if a partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a “publicly traded partnership” taxable as a corporation. If a partnership were treated as a publicly traded partnership and the trust certificates were treated as equity interests in that type of partnership, some securityholders could suffer adverse consequences. For example, some securityholders might be subject to limitations on their ability to deduct their share of the partnership’s expenses.

However, prior to the sale of each series of certificates in a partnership, Tax Counsel will deliver its opinion that the partnership will not be classified as an association or a publicly traded partnership taxable as a corporation. Despite Tax Counsel’s opinion that a partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions permits a variety of alternative characterizations in addition to the position to be taken that the securities offered by this prospectus represent equity interests in a partnership. Any such characterization, however, should not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the offered securities as equity in a partnership as described herein. The discussion herein under the heading “Material Federal Income Tax Consequences—Partnership Interests” assumes that the trust certificates represent equity interests in a partnership that, in the opinion of Tax Counsel, will not be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes.

Taxation of Beneficial Owners of Partnership Interests

If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust.

The trust’s assets will be the assets of the partnership. The trust’s income will consist primarily of interest and finance charges earned on the underlying automobile loans. The trust’s deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust’s assets.

An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed 2% of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual securityholder’s share of expenses of the partnership and might result in the securityholder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such partnership.

Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a securityholder.

Sale or Exchange of Partnership Interests

Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller’s adjusted tax basis in the partnership interests sold. A beneficial owner’s adjusted tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the adjusted tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate adjusted tax basis to the partnership interests sold, rather than maintaining a separate adjusted tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the securityholder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust’s assets will not be adjusted to reflect that higher or lower basis. As a result, securityholders might be allocated a greater or lesser amount of partnership income than would be based on their own purchase price for partnership interests.

Partnership Reporting

The trustee is required to report each beneficial owner’s allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. Each partnership intends to make all tax calculations relating to income and allocations to securityholders on an aggregate basis. If the IRS were to require that calculations be made separately for each underlying automobile loan, each affected partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on securityholders.

The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies. Because tax allocations and tax reporting will be done on a uniform basis for all securityholders but securityholders may be purchasing trust certificates at different times and at different prices, securityholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the partnership.

Any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes the name, address and taxpayer identification number of the nominee and of each beneficial owner.

In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items not related to the income and losses of the trust.

Disregarded Entity Securities

For each series of trust certificates identified in the accompanying prospectus supplement as securities representing interests in a trust entirely owned by the depositor, prior to the sale of each series of partnership interests, Tax Counsel will deliver its opinion to the effect that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation. The depositor, the sponsor and the trust will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the trust as a division of the depositor, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the trust and the obligor of all the liabilities of the trust. Under the “check-the-box” Treasury Regulations, unless it is treated as a grantor trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. If the trust is classified as a disregarded entity when all its equity interests are wholly-owned by the depositor and if certificates are then sold or issued in any manner which results in there being more than one securityholder, the trust will be treated as a partnership for federal income tax purposes.

If certificates are issued to more than one person, the depositor and the company will agree, and the securityholders will agree by their purchase, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the securityholders, including the depositor, and the debt securities being debt of such partnership.

If a disregarded entity were an association or a “publicly traded partnership” taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “Material Federal Income Tax Consequences—Partnership Interests.”

Discount and Premium

A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium.

In very general terms:

•	original issue discount is treated as a form of interest and must be included in a beneficial owner’s income as it accrues, regardless of the beneficial owner’s regular method of accounting, using a constant yield method;

•	market discount is treated as ordinary income and must be included in a beneficial owner’s income as principal payments are made on the security, or upon a sale of a security; and

•	if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

Notwithstanding the general definition, original issue discount will be treated as de minimis if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

•	the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loans prepay at the rate specified in the related prospectus supplement in the Prepayment Assumption section; by

•	a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security’s stated redemption price at maturity.

Original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the security. Securityholders also may elect to accrue de minimis original issue discount into income currently based on a constant yield method.

The Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

The Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The depositor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The depositor makes no representation, however, that the automobile loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

Each beneficial owner must include in gross income the sum of the “daily portions” of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each “accrual period.” Original issue discount calculations must be based on accrual periods of no longer than one year either:

•	beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

•	beginning on the next day following a payment date and ending on the next payment date.

The portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

•	the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

•	the adjusted issue price of the security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

•	the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

•	events, including actual prepayments, that have occurred prior to the end of the accrual period;

•	the prepayment assumption; and

•	in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available to beneficial owners of securities information necessary to compute the accrual of market discount.

Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, ordinary income equal to the discount allocated to the distribution will be recognized.

Premium

A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased a premium security, at a premium. A purchaser need not include in income any remaining original issue discount and may elect to treat the premium as “amortizable bond premium.” If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner’s income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security’s yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, “fully taxable bonds,” held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

•	a beneficial owner must include the full amount of each interest payment in income as it accrues; and

•	the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

A beneficial owner may elect to include in gross income all “interest” that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

Distributions on debt securities and trust certificates, including distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the “backup withholding tax” if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

The term Foreign Person means any person who is not one of the following United States persons: (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (d) a trust that (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) was in existence on August 20, 1996 and has properly elected under applicable United States Treasury Regulations to be treated as a United States person.

Debt Securities

If interest paid or accrued to a securityholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

(1) is not actually or constructively a “10 percent shareholder” of the trust or the depositor, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Code; and

(2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the debt security is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the trust or the depositor within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a debt security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

(2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a debt security held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty.

Partnership Interests

Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign

Persons. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a Foreign Person would be subject to federal withholding tax. Also, in such cases, a Foreign Person who is the beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a Foreign Person, the trust may withhold, at the highest applicable tax rate (currently 35%), as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business. The IRS, however, may assert that the tax liability would be based on gross income, and no assurance can be given as to the appropriate amount of tax liability or refund, if any.

A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Foreign Persons should consult their own tax advisors regarding the application to them of the withholding regulations.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations issued by the IRS directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Recently passed legislation imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the issuing entity, the depositor, the company and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

•	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan; and

•	whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA Considerations Regarding Securities that are Certificates

Plan Assets

The Department of Labor has issued regulations defining what constitutes “plan assets” for purposes of ERISA and section 4975 of the Code.

The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuing entity for purposes of the plan asset regulations, and there can be no assurance that the issuing entity will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the trust, including the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

Underwriter Exemptions

The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

•	certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

•	property securing a permitted obligation;

•	undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

•	certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including an owner trust) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the securities must not be subordinated to any other class of securities issued by the same issuing entity, unless the securities are issued in a designated transaction;

•	at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from one of the following rating agencies: Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings;

•	the trustee must not be an affiliate of any other member of the restricted group other than an underwriter;

•	the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuing entity’s sponsor for assigning the obligations to the issuing entity must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

•	the plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

•	in the event that all of the obligations used to fund the issuing entity have not been transferred to the issuing entity on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuing entity under a pre-funding feature within ninety days or three months following the closing date.

For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuing entity consist of obligations that bear interest or are purchased at a discount and are fully secured by motor vehicles.

The issuing entity must also meet the following requirements:

•	the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

•	securities evidencing interests in the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan’s acquisition of securities;

•	investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan’s acquisition of securities.

The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuing entity and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuing entity; provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuing entity;

•	the plan’s investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

•	immediately after the plan acquires the securities, no more than twenty-five percent of the plan’s assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemptions give only limited relief to plans sponsored by a member of the restricted group, which includes the underwriter, the issuing entity’s sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the issuing entity’s assets, any insurer, the counterparty to any interest-rate swap entered into by the issuing entity and any affiliate of these parties.

ERISA Considerations Regarding Securities that are Notes

Securities that are notes will not be considered equity interests in the issuing entity for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuing entity’s assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuing entity or an affiliate will not become a party in interest or disqualified person with respect to a plan that acquires notes.

Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuing entity must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuing entity’s assets. As with certificates, exemptive relief would be limited for plans sponsored by a member of the restricted group.

If the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds;

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

•	PTCE 96-23, regarding transactions effected by in-house asset managers.

Each purchaser and each transferee of a note that is treated as debt for purposes of the plan asset regulations may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

Consultation with Counsel

The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

•	whether the trust’s assets would be considered plan assets;

•	the possibility of exemptive relief from the prohibited transaction rules; and

•	other ERISA issues and their potential consequences.

In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan’s overall investment policy and the composition of the plan’s investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

METHODS OF DISTRIBUTIONS

The issuing entity will offer the securities offered by this prospectus and by the prospectus supplement in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the company with institutional investors through dealers;

•	By direct placements by the company with institutional investors; and

•	By competitive bid.

In addition, securities may be offered in whole or in part in exchange for the automobile loans—and other assets, if applicable—that would comprise the trust property.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid by the company.

It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

For any securities offered by placements through dealers, the prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

LEGAL OPINIONS

Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Kirkland & Ellis LLP or other counsel specified in the prospectus supplement.

INCORPORATION BY REFERENCE

The company will from time to time, file various items with the Securities and Exchange Commission relating to the issuing trusts and the securities offered by this prospectus and the prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K, which the company will file for each trust for so long as that trust is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each credit enhancement provider, if not attached to the related prospectus supplement, will also be incorporated by reference.

All of these items will be incorporated by reference into the registration statement of which this prospectus is a part. This means that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission. See “Where You Can Find More Information” in the related prospectus supplement for more information.

FINANCIAL INFORMATION

Certain specified trust property will secure each series of securities; however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust that is a Delaware statutory trust. A prospectus supplement may contain the financial statements of the related credit enhancement provider, if any.